                                                Filed pursuant to Rule 424(b)(5)
                                                             File Nos. 333-85119
                                                                and 333-85119-01

PROSPECTUS SUPPLEMENT
(To prospectus dated November 1, 1999)
                                                                 [CONSECO LOGO]

                          $270,875,000 (Approximate)
                     Conseco Finance Securitizations Corp.
                                    Seller

                             Conseco Finance Corp.
                                   Servicer

                    Conseco Finance Home Loan Trust 1999-G
                            Loan-Backed Securities

                               ----------------
The trust will issue eleven classes of securities, ten of which are offered under this prospectus supplement.

             Approximate
              Principal   Interest                 Underwriting   Proceeds to
Class           Amount      Rate   Price to Public   Discount       Company
-----        ------------ -------- --------------- ------------ ---------------
A-1 Notes..  $ 45,100,000  6.57%         99.99892%      0.220%         99.77892%
A-2 Notes..  $ 48,400,000  7.14%         99.99475%      0.275%         99.71975%
A-3 Notes..  $ 24,900,000  7.36%         99.98388%      0.300%         99.68388%
A-4 Notes..  $ 30,200,000  7.55%         99.99925%      0.400%         99.59925%
A-5 Notes..  $ 35,000,000  8.08%         99.98592%      0.500%         99.48592%
A-6 Notes..  $ 13,025,000  8.16%         99.99998%      0.650%         99.34998%
M-1 Notes..  $ 22,000,000  8.88%         99.98018%      0.850%         99.13018%
             ------------          --------------- -----------  ---------------
Total......  $218,625,000          $218,608,440.54 $874,482.50  $217,733,958.04

The approximate principal amount of the classes of securities may vary plus or minus 5%. The price to public will be the percentage listed in the table above plus any accrued interest beginning on November 16, 1999.

Consider carefully the risk factors beginning on page S-12 in this prospectus supplement.

                               ----------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The notes will be delivered on or about November 16, 1999.

The underwriter named below will offer the seven classes of notes listed in the table above to the public at the offering price listed on this cover page and will receive the discount listed above. There is currently no underwriting arrangement for the remaining three classes of offered securities. See "Underwriting" on page S-73 in this prospectus supplement and on page 63 in the prospectus.

                               ----------------

                           Bear, Stearns & Co. Inc.

November 1, 1999

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                          Page
                                                                          ----
Summary of the Terms of the Securities...................................  S-4
Risk Factors............................................................. S-12
The Trust................................................................ S-15
The Trust Property....................................................... S-16
Use of Proceeds.......................................................... S-18
The Loans................................................................ S-18
Yield and Prepayment Considerations...................................... S-23
Conseco Finance Corp..................................................... S-35
Description of the Securities............................................ S-37
Description of the Class B-2 Limited Guaranty............................ S-68
Federal and State Income Tax Consequences................................ S-70
ERISA Considerations..................................................... S-70
Where You Can Find More Information...................................... S-72
Underwriting............................................................. S-73
Legal Matters............................................................ S-74
Annex I..................................................................  A-1
                                   Prospectus
Important Notice About Information Presented In This Prospectus and the
 Accompanying Prospectus Supplement......................................    2
The Trusts...............................................................    3
Conseco Finance Corp.....................................................    5
Conseco Finance Securitizations Corp. ...................................    8
Yield Considerations.....................................................    8
Maturity and Prepayment Considerations...................................    9
Pool Factor..............................................................   10
Use of Proceeds..........................................................   10
The Notes................................................................   11
The Certificates.........................................................   17
Information Regarding the Securities.....................................   19
Description of the Trust Documents.......................................   23
Description of FHA Insurance.............................................   38
Legal Aspects of the Loans; Repurchase Obligations.......................   40
Federal Income Tax Consequences..........................................   52
State Income Tax Considerations..........................................   61
ERISA Considerations.....................................................   62
Legal Investment Considerations..........................................   63
Ratings..................................................................   63
Underwriting.............................................................   63
Legal Matters............................................................   65
Experts..................................................................   65
Glossary.................................................................   66

    You should rely only on the information contained in this prospectus supplement and prospectus. We and the underwriter have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriter are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

    This document consists of a prospectus supplement and a prospectus. The prospectus provides general information about Conseco Finance Corp., about our home equity and home improvement lending business, and about any series of certificates or notes for home improvement and home equity loans that we may wish to sell. This prospectus supplement contains more detailed information about the specific terms of this series of securities. If the description of the terms of your security varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

    If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from us or the underwriter by asking for it.

    No prospectus regarding these securities has been or will be published in the United Kingdom pursuant to the United Kingdom Public Offers of Securities Regulations 1995. These notes may not be offered or sold, or re-offered or re-sold, to persons in the United Kingdom, except (1) to persons whose ordinary activities involve them in acquiring, holding, managing and disposing of investments, as principal or agent, for the purpose of their businesses, or (2) in circumstances that will not constitute or result in an offer of securities to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulations 1995. You may not pass this prospectus supplement and prospectus, or any other document inviting applications or offers to purchase securities or offering securities for purchase, to any person in the United Kingdom who (1) does not fall within article 8 of the Financial Services Act 1986 (Investment Advisements) (Exemptions) (No. 2) Order 1996 or (2) is not otherwise a person to whom passing this prospectus supplement and prospectus would be lawful.

                     SUMMARY OF THE TERMS OF THE SECURITIES

    This summary highlights selected information regarding the securities, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the securities, read this entire prospectus supplement and the accompanying prospectus. In particular, we will refer throughout this summary to sections of this prospectus supplement or the prospectus, or both, which will contain more complete descriptions of the matters summarized. All these references will be to sections of this prospectus supplement only unless we note otherwise. We have provided a glossary at the end of the prospectus defining the capitalized terms that we use in this prospectus supplement and in the prospectus.

    Conseco Finance Home Loan Trust 1999-G will issue the classes of securities listed in the table below. There is currently no underwriting arrangement for those classes of securities in italics, and we are not offering the Class C certificates. Conseco Finance or one of its affiliates initially will retain those classes of securities, but may sell any or all of these securities at a later date.

                                        Interest   Approximate    Moody's  S&P
Class                                     Rate   Principal Amount Rating  Rating
-----                                   -------- ---------------- ------- ------
A-1 Notes..............................   6.57%    $45,100,000     Aaa     AAA
A-2 Notes..............................   7.14%    $48,400,000     Aaa     AAA
A-3 Notes..............................   7.36%    $24,900,000     Aaa     AAA
A-4 Notes..............................   7.55%    $30,200,000     Aaa     AAA
A-5 Notes..............................   8.08%    $35,000,000     Aaa     AAA
A-6 Notes..............................   8.16%    $13,025,000     Aaa     AAA
M-1 Notes..............................   8.88%    $22,000,000     Aa2     AA
M-2 Notes..............................   9.52%    $17,875,000     A2      A
B-1 Certificates.......................  10.48%    $14,437,000     Baa2    BBB
B-2 Certificates.......................  10.96%    $19,938,000     Ba1     BBB-
Class C Certificates...................      --             --     --      --

    The approximate principal amount of the classes of securities listed above may vary plus or minus 5%.

    We will not issue the securities unless Moody's and S&P assign to each class the rating listed above. The rating of each class of securities by Moody's and S&P addresses the likelihood of timely receipt of interest and ultimate receipt of principal. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings of the Class B-2 certificates are based in part on an assessment of Conseco Finance's ability to make payments under the Class B-2 limited guaranty. Any reduction in the rating of Conseco Finance's debt securities may result in a similar reduction in the ratings of the Class B-2 certificates.

Issuer .....................  Conseco Finance Home Loan Trust 1999-G.

Seller......................  Conseco Finance Securitizations Corp., 300
                              Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102, telephone: (651) 293-3400.

Servicer....................  Conseco Finance Corp., 1100 Landmark Towers, 345
                              St. Peter Street, St. Paul, Minnesota 55102,
                              telephone: (651) 293-3400. Conseco Finance Corp. was previously named Green Tree Financial Corporation. Conseco Finance is a wholly owned subsidiary of Conseco Inc., but Conseco Inc. has not guaranteed any of the obligations of Conseco Finance or Conseco Securitizations with respect to the loans, the securities or the trust.

Indenture Trustee...........  U.S. Bank Trust National Association.

Owner Trustee...............  Wilmington Trust Company.

Payment Date................  The fifteenth day of each month, or, if that fifteenth day is not a business day, the following business day. The first payment date will be on December 15, 1999.

Record Date.................  The business day just before the payment date.

Distributions on
Securities..................  Distributions on the securities on any payment date will be made primarily from amounts collected on the home improvement and home equity loans during the prior calendar month. On each payment date, the indenture trustee or the owner trustee, as applicable, will make distributions of principal and interest in the following order of priority:

                                1  Class A interest;

                                2  Class M-1 interest;

                                3  Class M-2 interest;

                                4  Class B-1 interest;

                                5  Class A principal;

                                6  Class M-1 principal;

                                7  Class M-2 principal;

                                8  Class B-1 principal;

                                9  Class B-2 interest; and

                               10  Class B-2 principal.

                              This prospectus supplement summarizes in the next
                                two pages the amounts of interest and principal
                              to be paid on the securities. See "Description of
                              the Securities--Payments on Loans."

A. Interest on the Class A
   and Class M Notes and
   Class B-1 Certificates...
                              Interest is payable first to the Class A notes concurrently, then to the Class M-1 notes, then to the Class M-2 notes and then to the Class B-1 certificates up to the amount available for distribution. See "Description of the Securities--Distributions on the Securities" and "--Losses on Liquidated Loans" for a more detailed description of the calculation of interest due on the securities.

B. Principal on the Class A
   and Class M Notes and
   Class B-1 Certificates...
                              The indenture trustee and the owner trustee, as applicable, will then apply the remaining amount available to pay principal on the Class A notes and then to pay principal on the Class M notes and then the Class B-1 certificates. Initially, any principal payable will be paid only on the Class A notes, and the Class M notes and the Class B-1 certificates will probably receive no principal distributions before December 2003.

                              Beginning with the payment date in December 2003, assuming delinquencies, defaults and losses on the loans remain below the levels specified in the sale and servicing agreement, the Class M notes and the Class B-1 certificates will begin to receive a portion of the principal to be paid on each payment date. See "Description of the Securities--Distributions on the Securities."

C. Interest on the Class B-
   2 Certificates ..........
                              The owner trustee will then apply the remaining amount available to pay interest on the Class B-2 certificates.

D. Principal on the Class
   B-2 Certificates ........
                              Beginning with the payment date in December 2003, assuming that delinquencies, defaults and losses on the loans remain below the levels specified in the sale and servicing agreement, the Class B-2 certificates will begin to receive a portion of the principal to be paid on each payment date.

E. Class B-2 Limited
   Guaranty.................
                              Conseco Finance will guarantee payment of interest and principal on the Class B-2 certificates. See "Description of the Class B-2 Limited Guaranty."

F. Initial                    The sum of the aggregate cut-off date principal
   Overcollateralization....  balance of the loans included in the trust as of the closing date plus the amount on deposit in the pre-funding account on the closing date will exceed the aggregate principal balance of the securities on the closing date by approximately
                              $4,125,000, which represents approximately 1.5% of the aggregate cut-off date principal balance of the loans included in the trust as of the closing date plus the amount on deposit in the pre-funding account on the closing date.

The Loan Pool...............  The loan pool will include conventional home improvement loans and home equity loans. This prospectus supplement provides information regarding only a portion of the home improvement loans and home equity loans to be included in the loan pool. These initial loans represent about 54.60% of all the loans. Conseco Securitizations will transfer additional home improvement loans and home equity loans to the trust on the closing date, and will transfer the remaining loans to the trust within 31 days after the closing date.

A. Home Improvement Loans...  The initial home improvement loans have the following characteristics as of the cut-off date:

                                .  all are conventional loans and not FHA-
                                   insured loans;

                                . all are secured by a lien on the related real property;

                                . the related properties are located in 48 states and the District of Columbia;

                                .  the interest rates range from 7.75% to
                                   20.95%, with a weighted average of 13.781%;

                                .  the weighted average term to scheduled
                                   maturity, as of their dates of origination, was 245 months;

                                .  the weighted average term to scheduled
                                   maturity, as of the cut-off date, was 243 months; and

                                . the latest scheduled maturity date was in August 20, 2024.

                              See "The Loans--Home Improvement Loans."

B. Home Equity Loans........  The initial home equity loans have the following characteristics as of the cut-off date:

                                . all are secured by a lien on the related real property;

                                . the related properties are located in 48 states and the District of Columbia;

                                .   the interest rates range from 8.05% to
                                    20.19%, with a weighted average of 15.834%;

                                .   the weighted average term to scheduled
                                    maturity, as of their dates of origination, was 218 months;

                                .   the weighted average term to scheduled
                                    maturity, as of the cut-off date, was 215 months; and

                                . the latest scheduled maturity date was in August 1, 2029.

                              See "The Loans--Home Equity Loans."

C. The Aggregate Loan         The initial loans in the aggregate have the
Pool........................  following characteristics as of the cut-off date:

                                .   all are conventional, not FHA-insured
                                    loans;

                                . 74.2% are home improvement loans and 25.8% are home equity loans;

                                . all are secured by a lien on the related real property;

                                . the related properties are located in 48 states and the District of Columbia;

                                .   the interest rates range from 7.75% to
                                    20.95%, with a weighted average of 14.310%;

                                .   the weighted average term to scheduled
                                    maturity, as of their dates or origination, was 238 months;

                                .   the weighted average term to scheduled
                                    maturity, as of the cut-off date, was 236 months; and

                                . the latest scheduled maturity date was in August 1, 2029.

                                See " The Loans--The Initial Loans in the
                                Aggregate."

Pre-Funding Account.........  If the aggregate principal balance of the loans transferred by Conseco Securitizations to the trust on the closing date is less than $275,000,000, that difference will be deposited in a pre-funding account. Those funds will be used to purchase loans from time to time until December 17, 1999. If those funds are not completely used by December 17, 1999, the remaining funds will be distributed as principal on the Class A-1 notes on the January 2000 payment date.

Repurchase Obligations......  Conseco Finance will make representations and warranties about the loans when Conseco
                              Securitizations transfers them to the trust. If a representation or warranty is breached in a way that materially and adversely affects the interests of the securityholders then Conseco Finance must, within 90 days, either (1) cure the breach or (2) repurchase the defective loans. See "Description of the Securities--Conveyance of Loans" in this prospectus supplement and in the prospectus.

Advances....................  If the amount collected on a loan during a due period is less than the scheduled amount due, the servicer or the indenture trustee will be obligated to make an advance of the uncollected amount. See "Description of the Securities-- Advances."

Purchase Option; Auction
Sale; Additional Principal
Distributions...............
                              Beginning on the payment date when the scheduled principal balance of the loans is less than or equal to 20% of the principal balance of the loans as of their applicable cut-off date, the holder of the Class C certificates will have the right to purchase all of the outstanding loans, at a price sufficient to pay the aggregate unpaid principal balance of the securities and all accrued and unpaid interest due on the securities.

                              If the holder of the Class C certificates does not exercise this purchase option, then on the next payment date the indenture trustee will begin an auction process to sell the loans and the other trust assets, but the indenture trustee cannot sell the trust assets unless the proceeds of that sale are sufficient to pay the aggregate unpaid principal balance of the securities and all accrued and unpaid interest on them. If the first auction of the trust property is not successful because the highest bid received was too low, then the indenture trustee will conduct an auction of the loans every third month thereafter, unless and until an acceptable bid is received for the trust property. The holder of the Class C Certificate may exercise its purchase option on any payment date after the first payment date described above, unless the indenture trustee has accepted a qualifying bid for the trust property.

                              If the first auction of the trust property is not successful because the highest bid received was too low, then on each payment date thereafter the Class A, Class M-1, and Class M-2 notes and the Class B-1 and Class B-2 certificates will be entitled to receive, pro rata based on the then outstanding principal balance of those classes of securities, an additional principal distribution amount equal to the remaining amount available after paying all interest and principal then due on the securities and payment of the monthly servicing fee.

                              See "Description of the Securities--Purchase
                              Option; Auction Sale; Additional Principal
                              Distribution Amount" in this prospectus
                              supplement.

Tax Status..................  In the opinion of our counsel, for federal and
                              Minnesota income tax purposes, the notes will be characterized as debt, and the trust will not be characterized as an association, or a publicly traded partnership, taxable as a corporation and neither the trust nor any portion of the trust will constitute a taxable mortgage pool taxable as a corporation. Each noteholder, by the acceptance of a note, will agree to treat the notes as debt. The trust, Conseco Securitizations and each certificateholder, by the acceptance of a certificate, will agree to treat the trust as a partnership in which the certificateholders are partners for federal and Minnesota state income tax purposes. Alternative characterizations of the trust and the certificates are possible, but would not result in materially adverse tax consequences to certificateholders. See "Federal and State Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" and "State Income Tax Consequences" in the prospectus.

ERISA Considerations........  We believe that the notes should be treated as indebtedness without substantial equity features under a regulation issued by the United States Department of Labor. If this is correct, the acquisition or holding of notes by or on behalf of a benefit plan will not cause the assets of the trust to become plan assets. As a result, prohibited transaction and fiduciary responsibility provisions of ERISA and the Internal Revenue Code will not apply to operations of the trust, although they will apply to a benefit plan's investment in the notes. See "ERISA Considerations" in this prospectus supplement and the prospectus for additional information regarding the purchase of notes by benefit plans.

                              The certificates may not be purchased by or transferred to a benefit plan or a person or entity acting on behalf of or investing the assets of a benefit plan. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment
Considerations..............
                              The securities will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because a number of the loans are not secured by first liens on the related real estate, as required by SMMEA. This means that many institutions that have the legal authority to invest in mortgage related securities may not be legally authorized to invest in the securities. You should consult with your own legal advisor to decide whether and to what extent you may legally invest in the securities.

Reports to Holders of
Securities..................
                              The indenture trustee or owner trustee, as applicable, will provide to the holders of the securities monthly and annual reports about the securities and the trust. See "Description of the Securities--Reports to Securityholders" in this prospectus supplement and "The Notes--Statements to Securityholders" in the prospectus.

                                  RISK FACTORS

    You should consider the following risk factors in deciding whether to purchase securities.

Substantially all of the liens on the real estate securing the loans are junior to other liens on that real estate.

    This subordinates the rights of the trust, and consequently the securityholders, to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to cause the property securing the loan to be sold upon default of the mortgagor. This kind of sale would extinguish the trust's lien unless the servicer on behalf of the trust asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. See "Legal Aspects of the Loans--Repurchase Obligations" in the Prospectus.

The loans have high loan-to-value ratios, which may result in more loan defaults and higher losses following a default.

    A substantial portion of the loans have loan-to-value ratios of 100% or more, based on the total of the outstanding principal balances of all senior mortgages or deeds of trust and of the loans on the one hand, and the value of the property on the other. See "Conseco Finance Corp.--Loan Origination" in the prospectus. An overall decline in the residential real estate market, the general condition of the property securing a loan or other factors could reduce the value of the property securing a loan such that the remaining balance on the loan, together with that of any senior liens on the related property, could equal or exceed the value of the property.

    The loans were originated with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property and were underwritten with an emphasis on the creditworthiness of the borrowers. If the loans go into foreclosure and are liquidated, there may be no amounts recovered from the related mortgaged property unless the value of the property has increased or the principal amount of the related senior liens has been reduced to the point where the value of the property, less any related foreclosure costs, is greater than the principal amount of the related senior liens. To the extent that any losses are incurred on any of the loans that are not covered by the credit enhancement described in this prospectus supplement, the holders of the securities will bear all risk of losses resulting from defaults by borrowers.

    The servicing of high loan-to-value ratio loans requires special skill and diligence and requires more attention to each account and earlier and more frequent contact with borrowers in default. If the servicer does not exercise the requisite level of skill and effort, the trust could experience higher losses and you could suffer a loss on your security.

The loans may be prepaid before their scheduled maturity, which will affect your yield.

    Full or partial prepayments on the loans will reduce the weighted average life of the securities. Obligors may prepay their loans at any time without penalty. Prepayments may result from payments by obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by Conseco Finance as a result of certain uncured breaches of its representations and warranties, purchases by the servicer as a result of certain uncured breaches of the covenants with respect to the loans made by it in the sale and servicing agreement or the holder of the Class C certificates exercising the option to purchase all of the remaining loans. You will bear all reinvestment risk resulting from the timing of payments of principal on the securities.

We have no historical loss or delinquency data with high loan-to-value loans that may be referred to for estimating the future delinquency and loss experience on the loans.

    We have not included Conseco Finance's historical delinquency and loan loss and liquidation experience with its portfolio of home improvement loans and home equity loans because this information is not a meaningful predictor of the performance of the loans in the trust.

Some of the loans in the pool will be subject to the Home Ownership and Equity Protection Act of 1994, which, if not complied with, can affect enforceability of a loan.

    The Home Protection Act adds certain additional provisions to Regulation Z, the implementing regulation of the Federal Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors for non-purchase money mortgage loans with high interest rates or up-front fees and charges. A violation of these provisions of the Home Protection Act can affect the enforceability of the related loan, and it subjects any assignee of the loan, such as the trust, to all the claims and defenses that the consumer could assert against the creditor, including the right to rescind the loan. The return on your investment will depend largely on the performance of the loans in the loan pool. If Conseco Finance is found to have violated the provisions of the Home Protection Act regarding any loan that is subject to the Home Protection Act, the trust may be unable to collect on that loan. Conseco Finance would, however, be obligated to repurchase that loan because of the breach of its representation and warranty.

This prospectus supplement provides information regarding only a portion of the loans and additional loans added to the loan pool could have different characteristics.

    The additional loans will have characteristics that differ somewhat from the loans described in this prospectus supplement. All of the additional loans will be transferred to the trust on or shortly after the closing date and must satisfy various criteria specified in the sale and servicing agreement. If you purchase a security, you must not assume that the characteristics of the loan pool will be identical to the characteristics of the loans disclosed in this prospectus supplement. We will file a Form 8-K following the transfer of additional loans to the trust on the closing date, and following the transfer of all the loans to the trust. These reports will include the same type of information regarding the entire pool of loans as this prospectus supplement contains about the initial loans.

The return on your securities may be particularly sensitive to changes in economic conditions and changes in real estate markets in specific regions.

    One risk of investing in securities backed by home improvement and home equity loans is created by any concentration of the related properties, and the obligors on the loans, in one or more geographic regions. If the economy or the housing market weakens in that region, the loans in that region may experience higher rates of delinquency and default, and greater losses upon default, which could result in a loss on your investment in the securities. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances such as riots.

Bankruptcy proceedings could delay distributions on the securities.

    We intend that any transfer of loans by Conseco Finance to Conseco Securitizations will constitute a sale, rather than a pledge of the loans to secure Conseco Finance's indebtedness. However, if Conseco Finance were to become a debtor under the federal bankruptcy code or similar applicable state laws, Conseco Finance's trustee in bankruptcy might argue that such sale of loans by Conseco Finance was a pledge of the loans rather than a sale. Conseco Finance's trustee in bankruptcy might also argue that the assets and the liabilities of Conseco Securitizations should be consolidated with those of Conseco Finance. If either of these arguments were accepted by a court, it would cause the trust to experience a delay in or reduction of collections on the loans. This delay or reduction could result in a delay or reduction in payments on your security.

There may be no secondary market for the securities, which means you may have trouble selling them when you want to.

    We cannot assure you that a secondary market will develop for the securities, or, if a secondary market does develop, that it will provide the holders of any of the securities with liquidity of investment. We also cannot assure you that if a secondary market does develop, that it will continue to exist for the term of the securities.

Other rating agencies could provide unsolicited ratings on the securities that could be lower than the requested ratings.

    Although we have not requested a rating of the securities from any rating agencies other than Moody's and S&P, other rating agencies may rate the securities. These ratings could be higher or lower than the ratings Moody's and S&P initially give to the securities. There is a risk that a lower rating of your security from another rating agency could reduce the market value or liquidity of your security.

The assignment to the trust will not be recorded, which in some states could make the trust's security interest ineffective; this could result in increased losses.

    We will not record the assignment to the trust of the mortgage or deed of trust securing any loan, because of the expense and administrative inconvenience involved. In some states, in the absence of a recordation, the assignment to the trust of the mortgage or deed of trust securing a loan may not be effective against creditors of or purchasers from Conseco Finance or a trustee in Conseco Finance's bankruptcy. This could leave the trust unable to foreclose on the real estate following a loan default, which could result in increased losses on the loans. These losses could result in delays or reductions in payments on your securities.

                                   THE TRUST

    The following information supplements the information contained in the accompanying prospectus. You should consider, in addition to the information below, the information under "The Trusts" in the accompanying prospectus.

General

    Conseco Finance Home Loan Trust 1999-G is a business trust formed under the laws of the State of Delaware and the trust agreement for the transactions described in this prospectus supplement. After its formation, the trust will not engage in any activity other than:

  (1) acquiring, holding and managing the loans and the other assets of the trust and proceeds therefrom;

  (2) issuing the notes and the certificates;

  (3) making payments on the notes and the certificates; and

  (4) engaging in other activities that are necessary, suitable or convenient to accomplish the above or are incidental or connected to those activities.

    The trust will be capitalized with the proceeds of the initial sale of the securities, which will be used by the trust to purchase the loans from Conseco Securitizations under the sale and servicing agreement among Conseco Securitizations, Conseco Finance and the trust.

    The trust's principal offices are in Wilmington, Delaware, at the address listed below under "--The Owner Trustee."

Capitalization of the Trust

    The following table illustrates the expected capitalization of the trust as of the cut-off date, as if the issuance of the securities had taken place on that date:

      Class A-1 notes........................................... $ 45,100,000
      Class A-2 notes........................................... $ 48,400,000
      Class A-3 notes........................................... $ 24,900,000
      Class A-4 notes........................................... $ 30,200,000
      Class A-5 notes........................................... $ 35,000,000
      Class A-6 notes........................................... $ 13,025,000
      Class M-1 notes........................................... $ 22,000,000
      Class M-2 notes........................................... $ 17,875,000
      Class B-1 certificates.................................... $ 14,437,000
      Class B-2 certificates.................................... $ 19,938,000
      Class C certificates...................................... $  4,125,000(1)
                                                                 ------------
        Total................................................... $275,000,000(2)
                                                                 ============

--------
(1) The Class C certificates have no principal balance. The initial overcollateralization represented by the Class C certificates will equal $4,125,000.
(2) The principal amount of the classes of securities may vary plus or minus
    5%.

The Owner Trustee

    Wilmington Trust Company is the owner trustee under the trust agreement. Wilmington Trust is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The owner trustee will perform limited administrative functions under the trust agreement, including making distributions from the certificate distribution account. The owner trustee's liability in connection with the issuance and sale of the certificates and the notes is limited solely to the express obligations of the owner trustee as set forth in the trust agreement.

                               THE TRUST PROPERTY

    The trust property will consist of:

  (1) a pool of conventional home improvement loans and home equity loans;

  (2) the mortgage, deed of trust or security deed granted by or on behalf of the related obligor, including the lien on the related real property;

  (3) all other security interests or liens and property subject to the loans from time to time purporting to secure payment of such loans, whether pursuant to the agreement giving rise to such loan or otherwise, together with all financing statements signed by the obligor describing any collateral securing such loan;

  (4) all rights we may have against the originator of the loan if other than Conseco Finance;

  (5) all rights under hazard insurance, if applicable, on the property described in a loan;

  (6) all rights in any title insurance policy with respect to a loan;

  (7) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of a loan whether pursuant to the agreement giving rise to such loan or otherwise; and

  (8) all records in respect of each loan.

    To protect the trust's ownership interest in the loans, we will file a UCC-1 financing statements in Minnesota to give notice of the trust's ownership of the loans and the related trust property.

    Under the indenture, the trust will grant a security interest in favor of the indenture trustee in the trust property, the rights of the trust under the sale and servicing agreement, and the collection account and note distribution account. Any proceeds of the property will be distributed according to the trust, as described below under "Description of the Trust Documents and Indenture--Distributions."

    The indenture trustee or its custodian will hold each original contract or promissory note, as well as copies of documents and instruments relating to that loan and evidencing the security interest in the real property securing the loan.

    Payments and recoveries in respect of principal and interest on the loans will be paid into a separate trust account maintained at an eligible institution, initially U.S. Bank National Association, Minneapolis, Minnesota, in the name of the indenture trustee, no later than one business day after receipt. The indenture trustee will, on the fifteenth day of each month or, if such day is not a business day, the next succeeding business day, deposit funds from the collection account into the note distribution account and the certificate distribution account. Payments on deposit in the note distribution account will be applied by the indenture trustee on each payment date to make the distributions to the noteholders as of the immediately preceding record date and payments on deposit in the certificate distribution account will be applied by the owner trustee on each payment date to make the distributions to the certificateholders as of the immediately preceding record date, all as described under "Description of the Securities--Distributions on the Securities."

    Following the transfer of the loans from Conseco Finance to Conseco Securitizations, and then by Conseco Securitizations to the trust, Conseco Finance's obligations are limited to:

  (1) its obligations as servicer to service the loans;

  (2) representations and warranties in the sale and servicing agreement as described under "Description of the Securities--Conveyance of Loans" in this prospectus supplement;

  (3) indemnities and the payment of trustees' fees; and

  (4) the Class B-2 limited guaranty.

Conseco Finance is obligated under the sale and servicing agreement to repurchase any loan on the first payment date which is more than 90 days after Conseco Finance becomes aware, or receives written notice from the indenture trustee or the owner trustee, of any breach of any representation and warranty in the sale and servicing agreement that materially and adversely affects the securityholders' interest in the loan if the breach has not been cured prior to that date. The sale and servicing agreement also provides that Conseco Finance is obligated to repurchase loans and to indemnify the indenture trustee or the owner trustee and the securityholders about other matters. Conseco Finance is also obligated to pay fees of the owner trustee and indenture trustee.

                                USE OF PROCEEDS

    Conseco Securitizations will pay the net proceeds received from the sale of the securities, after paying its expenses, to Conseco Finance. Conseco Finance will use those proceeds for working capital and general corporate purposes, including building a portfolio of home improvement and home equity loans, providing warehouse financing for the purchase of loans and paying other costs of maintaining loans until they are pooled and sold to other investors.

                                   THE LOANS

General

    This prospectus supplement contains information regarding the initial loans, which were originated or acquired by Conseco Finance through August 31, 1999 and will be transferred to Conseco Securitizations and then to the trust on the closing date. The loan pool will consist of home improvement loans and home equity loans.


Home Improvement Loans

    This prospectus supplement contains information regarding some of the home improvement loans, which will represent approximately 74.2% of the initial loans by aggregate principal balance as of the cut-off date, and which consist of home improvement loans originated through August 20, 1999. The information for the initial home improvement loans is as of the cut-off date for those loans. The remaining home improvement loans will be purchased by the trust on or shortly after the closing date.

    The initial home improvement loans have an aggregate principal balance as of the cut-off date of $111,419,401.56. Each home improvement loan is a home improvement installment sales contract acquired by Conseco Finance and originated by a home improvement contractor that Conseco Finance approved, or a home improvement promissory note that Conseco Finance originated directly. The primary loan purpose of the home improvement loans is debt consolidation. Each home improvement loan is secured by a lien on the related real estate, which consists of a one- to four-family residential property, an owner-occupied condominium or town house or a manufactured home which either qualifies as real estate under state law or is located in a park that we approved. Substantially all of the liens are second or third liens.

    Conseco Finance originated or acquired the home improvement loans in the ordinary course of its business. A detailed listing of the home improvement loans will be delivered to the indenture trustee. All of the home improvement loans are conventional loans, meaning they are not FHA-insured. Each of the initial home improvement loans has a contract rate of at least 7.75% per year and not more than 20.95% per year and the weighted average of the contract rates of the initial home improvement loans as of the cut-off date is 13.781% per year. As of the cut-off date, the initial home improvement loans had remaining maturities of at least 34 months but not more than 300 months and original maturities of at least 36 months but not more than 300 months. The initial home improvement loans had a weighted average term to scheduled maturity, as of origination, of 245 months, and a weighted average term to scheduled maturity, as of the cut-off date, of 243 months. The average principal balance per initial home improvement loan as of the cut-off date was $27,931.66 and the principal balances on the initial home improvement loans as of the cut-off date ranged from $2,443.72 to $99,895.29. The initial home improvement loans arise from loans relating to real property located in 48 states and the District of Columbia. By principal balance as of the cut-off date, approximately 12.64% of the initial home improvement loans were secured by real property located in California, 9.24% in Florida, 6.10% in Virginia, 6.09% in New York, 5.39% in Pennsylvania and 5.01% in New Jersey. No other state represented 5% or more of the aggregate principal balance as of the cut-off date of the initial home improvement loans. Almost none of the initial home improvement loans provide for recourse to the originating contractor in the event of a default by the obligor.

Home Equity Loans

    This prospectus supplement contains information regarding some of the home equity loans, which will represent approximately 25.8% of the initial loans by aggregate principal balance as of the cut-off date, and which consist of home equity loans originated through July 31, 1999. The information for the initial home equity loans is as of the cut-off date for those loans. The remaining home equity loans will be purchased by the trust on or shortly after the closing date.

    The initial home equity loans have an aggregate principal balance as of the cut-off date of $38,721,201.63. Each home equity loan is a closed-end home equity loan either acquired by Conseco Finance and originated by a correspondent lender approved by Conseco Finance or originated by Conseco Finance directly. Approximately 68.20% of the initial home equity loans by principal balance are for the primary purpose of debt consolidation. Each home equity loan is secured by a lien on the related real estate, substantially all of which are second or third liens.

    Conseco Finance originated or acquired the home equity loans in the ordinary course of its business. A detailed listing of the home equity loans will be delivered to the indenture trustee. All of the home equity loans are conventional loans, meaning they are not FHA-insured. Each of the initial home equity loans has a contract rate of at least 8.05% per year and not more than 20.19% per year and the weighted average of the contract rates of the initial home equity loans as of the cut-off date is 15.834% per year. As of the cut-off date, the initial home equity loans had remaining maturities of at least 57 months but not more than 360 months and original maturities of at least 60 months but not more than 360 months. The initial home equity loans had a weighted average term to scheduled maturity, as of origination, of 218 months, and a weighted average term to scheduled maturity, as of the cut-off date, of 215 months. The average principal balance per initial home equity loan as of the cut-off date was $19,645.46 and the principal balances on the initial home equity loans as of the cut-off date ranged from $5,994.36 to $59,765.35. The initial home equity loans arise from loans relating to real property located in 48 states and the District of Columbia. By principal balance as of the cut-off date, approximately 8.87% of the initial home equity loans were secured by real property located in Florida, 8.04% in California, 5.66% in Illinois and 5.33% in Virginia. No other state represented 5% or more of the cut-off date pool principal balance of the initial home equity loans.

The Initial Loans in the Aggregate

    The initial loans in the aggregate consist of the initial home improvement loans and the initial home equity loans. The initial loans represent approximately 54.60% of all the loans. The weighted average of the contract rates of the initial loans as of the cut-off date is 14.310%. As of the cut-off date, the initial loans had remaining maturities of at least 34 months but not more than 360 months and original maturities of at least 36 months but not more than 360 months. The initial loans had a weighted average term to scheduled maturity, as of origination, of 238 months, and a weighted average term to scheduled maturity, as of the cut-off date, of 236 months. The average principal balance per initial loan as of the cut-off date was $25,191.38 and the principal balances on the initial loans as of the cut-off date ranged from $2,443.72 to $99,895.29. The initial loans arise from loans relating to real property located in 48 states and the District of Columbia. By principal balance as of the Cut-off Date, approximately 11.45% of the loans were secured by real property located in California, 9.14% in Florida, 5.90% in Virginia, and 5.49% in New York. No other state represented 5% or more of the cut-off date pool principal balance of the initial loans.

    The tables below describe the characteristics of the initial loans in the aggregate.

                                   Loan Rates

                                                                  % of Initial
                                                                    Loans by
                                   Number of      Aggregate       Outstanding
                                     Loans         Principal        Principal
 Range of Loans                    as of Cut- Balance Outstanding Balance as of
  by Loan Rate                      off Date  as of Cut-off Date  Cut-off Date
 --------------                    ---------- ------------------- -------------
Less than 9.001%..................     111      $  4,237,014.22        2.82%
 9.001%--10.000%..................     156         5,491,801.02        3.66
10.001%--11.000%..................     311        10,854,707.49        7.23
11.001%--12.000%..................     342        10,866,494.41        7.24
12.001%--13.000%..................     385        11,462,083.60        7.63
13.001%--14.000%..................     752        19,681,600.27       13.11
14.001%--15.000%..................     980        25,232,727.59       16.81
15.001%--16.000%..................   1,188        29,099,239.95       19.38
16.001%--17.000%..................   1,043        21,852,500.50       14.55
17.001%--18.000%..................     545         9,285,943.17        6.18
18.001%--19.000%..................     122         1,693,081.20        1.13
Greater than 19.000%..............      25           383,409.77        0.26
                                     -----      ---------------      ------
    Total.........................   5,960      $150,140,603.19      100.00%
                                     =====      ===============      ======

                        Distribution of Current Balance
                                                                  % of Initial
                                                                    Loans by
                                   Number of      Aggregate       Outstanding
                                     Loans         Principal        Principal
                                   as of Cut- Balance Outstanding Balance as of
   Current Balance                  off Date  as of Cut-off Date  Cut-off Date
   ---------------                 ---------- ------------------- -------------
Less than$ 10,000.00..............     280      $  2,568,636.06        1.71%
$ 10,000.00--$ 19,999.99..........   2,068        31,558,084.47       21.02
$ 20,000.00--$ 29,999.99..........   1,819        44,787,535.10       29.83
$ 30,000.00--$ 39,999.99..........     979        33,829,004.12       22.53
$ 40,000.00--$ 49,999.99..........     628        27,336,877.48       18.21
$ 50,000.00--$ 59,999.99..........     168         8,797,214.77        5.86
Greater than $ 59,999.99..........      18         1,263,251.19        0.84
                                     -----      ---------------      ------
    Total.........................   5,960      $150,140,603.19      100.00%
                                     =====      ===============      ======

                     Distribution of Original Loan Amounts

                                                    Aggregate     % of Initial
                                        Number of    Principal      Loans by
                                          Loans       Balance     Outstanding
                                           as       Outstanding     Principal
                                         of Cut-   as of Cut-off  Balance as of
Original Loan Amount                    off Date       Date       Cut-off Date
--------------------                    --------- --------------- -------------
Less than$ 10,000.00...................      77   $    563,949.17      0.38%
$ 10,000.00--$ 19,999.99...............   2,121     30,611,747.90     20.39
$ 20,000.00--$ 29,999.99...............   1,900     45,697,586.49     30.44
$ 30,000.00--$ 39,999.99...............   1,024     34,935,534.08     23.27
$ 40,000.00--$ 49,999.99...............     643     27,831,339.34     18.54
$ 50,000.00--$ 59,999.99...............     175      9,117,884.59      6.07
Greater than $59,999.99................      20      1,382,561.62      0.92
                                          -----   ---------------    ------
    Total..............................   5,960   $150,140,603.19    100.00%
                                          =====   ===============    ======

                          Remaining Months to Maturity

                                                     Aggregate     % of Initial
                                         Number of    Principal      Loans by
                                           Loans       Balance      Outstanding
Months Remaining to                         as       Outstanding     Principal
Scheduled Maturity                        of Cut-   as of Cut-off  Balance as of
As of Cut-off Date                       off Date       Date       Cut-off Date
-------------------                      --------- --------------- -------------
 31--60.................................      87   $  1,204,635.20      0.80%
 61--90.................................      64      1,025,546.97      0.68
 91--120................................     646     12,497,006.09      8.32
121--150................................      34        841,407.75      0.56
151--180................................   1,332     32,729,278.72     21.80
181--210................................      75      1,557,536.63      1.04
211--240................................   1,792     38,907,744.13     25.91
241--270................................       1         44,259.46      0.03
271--300................................   1,925     61,235,174.72     40.79
331--360................................       4         98,013.52      0.07
                                           -----   ---------------    ------
    Total...............................   5,960   $150,140,603.19    100.00%
                                           =====   ===============    ======

                                 Lien Position

                                                      Aggregate    % of Initial
                                         Number of    Principal      Loans by
                                           Loans       Balance      Outstanding
                                           as of     Outstanding     Principal
                                           Cut-     as of Cut-off  Balance as of
Lien Position                            off Date       Date       Cut-off Date
-------------                            --------- --------------- -------------
First...................................      41   $  1,635,380.84      1.09%
Second..................................   5,291    134,824,921.41     89.80
Third...................................     627     13,663,797.87      9.10
Fourth..................................       1         16,503.07      0.01
                                           -----   ---------------    ------
    Total...............................   5,960   $150,140,603.19    100.00%
                                           =====   ===============    ======

               Geographical Distribution of Mortgaged Properties

                                                     Aggregate     % of Initial
                                                      Principal      Loans by
                                                       Balance      Outstanding
                                       Number of   Outstanding as    Principal
                                      Loans as of        of        Balance as of
                                      Cut-off Date  Cut-off Date   Cut-off Date
                                      ------------ --------------- -------------
Alabama..............................      146     $  3,462,464.07      2.31%
Arizona..............................      230        6,235,388.90      4.15
Arkansas.............................       48          851,808.74      0.57
California...........................      518       17,197.928.60     11.45
Colorado.............................      158        3,698,970.53      2.46
Connecticut..........................      101        2,469,055.75      1.64
Delaware.............................       31          982,946.53      0.65
District of Columbia.................        2           21,264.76      0.01
Florida..............................      541       13,729,400.60      9.14
Georgia..............................      157        4,079,706.72      2.72
Idaho................................       24          445,664.20      0.30
Illinois.............................      291        6,819,606.02      4.54
Indiana..............................      137        2,915,337.27      1.94
Iowa.................................       71        1,392,905.88      0.93
Kansas...............................       61        1,102,189.80      0.73
Kentucky.............................       63        1,336,775.39      0.89
Louisiana............................       58        1,312,322.92      0.87
Maine................................       40        1,272,335.62      0.85
Maryland.............................      150        3,918,914.92      2.61
Massachusetts........................       86        2,163,331.10      1.44
Michigan.............................      294        6,420,581.10      4.28
Minnesota............................      129        2,769,372.85      1.84
Mississippi..........................       38          847,751.91      0.56
Missouri.............................      162        3,010,037.10      2.00
Montana..............................       22          438,163.73      0.29
Nebraska.............................       55          997,500.40      0.66
Nevada...............................      137        3,996,396.28      2.66
New Hampshire........................       18          456,982.24      0.30
New Jersey...........................      205        6,353,426.41      4.23
New Mexico...........................       42        1,045,441.64      0.70
New York.............................      303        8,246,747.94      5.49
North Carolina.......................       79        1,936,434.60      1.29
North Dakota.........................       14          291,357.98      0.19
Ohio.................................      241        5,184,689.64      3.45
Oklahoma.............................       60        1,284,787.21      0.86
Oregon...............................       60        1,587,003.54      1.06
Pennsylvania.........................      274        6,971,327.92      4.64
Rhode Island.........................       28          631,156.50      0.42
South Carolina.......................       64        1,388,361.47      0.92
South Dakota.........................       27          565,624.41      0.38
Tennessee............................       80        1,803,934.50      1.20
Texas................................       10          276,140.88      0.18
Utah.................................       30          715,192.10      0.48
Vermont..............................        4          105,719.41      0.07
Virginia.............................      337        8,858,134.77      5.90
Washington...........................      227        6,338,318.75      4.22
West Virginia........................       14          359,552.44      0.24
Wisconsin............................       75        1,504,676.80      1.00
Wyoming..............................       18          347,470.35      0.23
                                         -----     ---------------    ------
Total................................    5,960     $150,140,603.19    100.00%
                                         =====     ===============    ======

Delinquency, Loan Default and Loss Information

    Because of Conseco Finance's limited historical experience with the performance of home improvement and home equity loans similar to the loans in the pool, no information has been included in this prospectus supplement about its delinquency, loan loss or liquidation experience. The loans in the pool have high loan-to-value ratios and have been issued primarily for debt consolidation purposes.

                      YIELD AND PREPAYMENT CONSIDERATIONS

    The yield on any security will depend on the price paid by the securityholder, the timing of principal payments, and the timing and amount of any liquidation losses on the loans.

    Conseco Finance has no significant experience with the rate of principal prepayments on home improvement or home equity loans. Because the loans have scheduled due dates throughout the calendar month, prepayments on the loans would affect the amount of funds available to make distributions on the securities on any payment date only if more of the loans by aggregate principal balance prepaid prior to their respective due dates in the preceding month, thus paying less than 30 days' interest for that month, while fewer loans prepaid after their respective due dates in the preceding month. In addition, liquidations of defaulted loans or the Class C certificateholder's exercise of its option to purchase the entire remaining pool of loans will affect the timing of principal distributions on the securities. See "Description of the Securities--Purchase Option; Auction Sale; Additional Principal Distributions" in this prospectus supplement.

    The amount of interest to which the securityholders of any class are entitled on any payment date will be the product of the related interest rate and, in the absence of any liquidation loss amount adjustment, the principal balance of that class immediately following the preceding payment date. Interest on each class will be computed on the basis of a 360-day year of twelve 30-day months. Noteholders and certificateholders will receive payments in respect of principal on each payment date to the extent that funds available in the collection account are sufficient therefor, in the priority described under "Description of the Securities--Distributions on the Securities." In accordance with the terms of the loans, interest paid by obligors on the loans is computed according to the simple interest method.

Weighted Average Life of the Securities

    The following information is given solely to illustrate the effect of prepayments of the loans on the weighted average life of each class of securities under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the loans.

    Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the securities will be influenced by the rate at which principal on the loans is paid. Principal payments on loans may be in the form of scheduled amortization or prepayments. For this purpose, the term prepayment includes repayments, liquidations due to default and other dispositions of the loans.

    The rate of principal payments on pools of home improvement loans and home equity loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their loans. Other factors affecting prepayment of loans include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in their homes. In the case of home improvement loans and home equity loans secured by real estate, in general, if prevailing interest rates fall significantly below the interest rates on such loans, the loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such contracts or loans. Conversely, if prevailing interest rates rise above the interest rates on such home improvement loans and home equity loans, the rate of prepayment would be expected to decrease.

    The percentages and weighted average lives in the following tables were determined assuming that:

  (1) scheduled interest and principal payments on the loans are received in a timely manner and prepayments are made at the indicated percentages of the prepayment assumption, which is described below, set forth in the table;

  (2) the Class C certificateholder exercises its option to purchase the loans, as described under "Description of the Securities--Purchase Option; Auction Sale; Additional Principal Distribution";

  (3) the aggregate principal balance of the initial loans as of the cut-off date is approximately $150,140,603.19 and such loans have the characteristics set forth under "The Loans";

  (4) each class of securities has an original principal balance as indicated under "Summary of the Terms of the Securities";

  (5) the additional and subsequent loans will have the characteristics as set forth in the tables below under "Assumed Initial Loan
      Characteristics" and "Assumed Subsequent Loan Characteristics", respectively, and have their first scheduled payment date in December 1999;

  (6) the interest rates for the securities are as indicated under "Summary of the Terms of the Securities";

  (7) no interest shortfalls will arise in connection with prepayments in full of the loans;

  (8) no delinquencies or losses are experienced on the loans;

  (9) distributions are made on the securities on the 15th day of each month, commencing in December 1999; and

  (10) the securities are issued on November 16, 1999.

No representation is made that the loans will not experience delinquencies or losses.

    We cannot assure you that the holder of the Class C certificate will exercise its purchase option. If the purchase option is not exercised, we cannot assure you that any auction of the trust property will be successful.

    Prepayments on mortgage loans and other consumer installment obligations are commonly measured relative to a prepayment standard or model. The prepayment assumption used in this prospectus supplement with respect to the home improvement and home equity loans represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home improvement and home equity loans for the life of such home improvement and home equity loans. The 100% prepayment assumption assumes a constant prepayment of 0% per year of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 1.14% (precisely, 16/14%) per year in each month thereafter until the fifteenth month. Beginning in the fifteenth month and in each month thereafter during the life of the loans, the 100% prepayment assumption assumes a constant prepayment rate of 16% per year each month.

    It is not likely that the loans will prepay at any constant percentage of the prepayment assumption or that all of the loans will prepay at the same rate.

    You are urged to make your investment decisions on a basis that includes a determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.
                      Assumed Initial Loan Characteristics

                                                                   Balloon Loan
                                         Weighted      Weighted      Weighted
                             Weighted    Average        Average      Average
               Cut-off Date  Average  Remaining Term Original Term Amortization
              Pool Principal   Loan    to Maturity    to Maturity      Term
Pool             Balance       Rate      (months)      (months)      (months)
----          -------------- -------- -------------- ------------- ------------
1. .......... $11,052,758.22  13.991%      110            111          --
2. ..........  25,032,051.39  14.259       178            179          --
3. ..........  16,195,234.20  13.492       234            236          --
4. ..........  59,139,357.75  13.618       298            299          --
5. ..........     308,307.93  12.526       170            172          358
6. ..........   3,652,546.21  15.987       108            111          --
7. ..........   8,200,070.09  15.638       173            179          --
8. ..........  24,287,550.36  16.053       239            240          --
9. ..........   2,174,713.52  14.399       290            300          --
10. .........      98,013.52  14.286       360            360          --

                    Assumed Subsequent Loan Characteristics

                                                                   Balloon Loan
                                         Weighted      Weighted      Weighted
                             Weighted    Average        Average      Average
               Cut-off Date  Average  Remaining Term Original Term Amortization
              Pool Principal   Loan    to Maturity    to Maturity      Term
Pool             Balance       Rate      (months)      (months)      (months)
----          -------------- -------- -------------- ------------- ------------
 1. ......... $ 9,191,655.66  13.991%      110            111          --
 2. .........  20,817,065.94  14.259       178            179          --
 3. .........  13,468,223.32  13.492       234            236          --
 4. .........  49,181,263.29  13.618       298            299          --
 5. .........     256,393.95  12.526       170            172          358
 6. .........   3,037,517.55  15.987       108            111          --
 7. .........   6,819,313.25  15.638       173            179          --
 8. .........  20,197,926.63  16.053       239            240          --
 9. .........   1,808,527.56  14.399       290            300          --
10. .........      81,509.66  14.286       360            360          --

    Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each class of securities, and outline the percentages of the original Principal Balance of each class that would be outstanding after each of the dates shown, at the indicated percentages of the prepayment assumption.

    The weighted average life of a class of securities is determined by:

  (1) multiplying the amount of cash distributions in reduction of the principal balance of such security by the number of years from the date of issuance of such security to the stated payment date;

  (2) adding the results; and

  (3) dividing the sum by the initial principal balance of the security.

         Percentage of the Original Principal Balance of the Class A-1
                   Notes at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                                    0%   75%   100%  125%  150%  175%  200%
----                                   ----  ----  ----  ----  ----  ----  ----
Initial Percentage....................  100%  100%  100%  100%  100%  100%  100%
November 15, 2000.....................   90    50    37    23    10     0     0
November 15, 2001.....................   80     0     0     0     0     0     0
November 15, 2002.....................   68     0     0     0     0     0     0
November 15, 2003.....................   54     0     0     0     0     0     0
November 15, 2004.....................   38     0     0     0     0     0     0
November 15, 2005.....................   19     0     0     0     0     0     0
November 15, 2006.....................    0     0     0     0     0     0     0
Weighted Average Life (years)......... 4.03  1.00  0.85  0.75  0.68  0.62  0.58

   Percentage of the Original Principal Balance of the Class A-2 Notes at the
      Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                                    0%   75%   100%  125%  150%  175%  200%
----                                   ----  ----  ----  ----  ----  ----  ----
Initial Percentage....................  100%  100%  100%  100%  100%  100%  100%
November 15, 2000.....................  100   100   100   100   100    96    83
November 15, 2001.....................  100    77    46    16     0     0     0
November 15, 2002.....................  100    14     0     0     0     0     0
November 15, 2003.....................  100     0     0     0     0     0     0
November 15, 2004.....................  100     0     0     0     0     0     0
November 15, 2005.....................  100     0     0     0     0     0     0
November 15, 2006.....................   98     0     0     0     0     0     0
November 15, 2007.....................   75     0     0     0     0     0     0
November 15, 2008.....................   48     0     0     0     0     0     0
November 15, 2009.....................   28     0     0     0     0     0     0
November 15, 2010.....................    6     0     0     0     0     0     0
November 15, 2011.....................    0     0     0     0     0     0     0
Weighted Average Life (years)......... 9.08  2.46  2.00  1.70  1.50  1.35  1.24


   Percentage of the Original Principal Balance of the Class A-3 Notes at the
      Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                                   0%    75%   100%  125%  150%  175%  200%
----                                  -----  ----  ----  ----  ----  ----  ----
Initial Percentage...................   100%  100%  100%  100%  100%  100%  100%
November 15, 2000....................   100   100   100   100   100   100   100
November 15, 2001....................   100   100   100   100    75    21     0
November 15, 2002....................   100   100    44     0     0     0     0
November 15, 2003....................   100    21     0     0     0     0     0
November 15, 2004....................   100     0     0     0     0     0     0
November 15, 2005....................   100     0     0     0     0     0     0
November 15, 2006....................   100     0     0     0     0     0     0
November 15, 2007....................   100     0     0     0     0     0     0
November 15, 2008....................   100     0     0     0     0     0     0
November 15, 2009....................   100     0     0     0     0     0     0
November 15, 2010....................   100     0     0     0     0     0     0
November 15, 2011....................    62     0     0     0     0     0     0
November 15, 2012....................     4     0     0     0     0     0     0
November 15, 2013....................     0     0     0     0     0     0     0
Weighted Average Life (years)........ 12.23  3.76  3.00  2.51  2.17  1.92  1.73

         Percentage of the Original Principal Balance of the Class A-4
                   Notes at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                                   0%    75%   100%  125%  150%  175%  200%
----                                  -----  ----  ----  ----  ----  ----  ----
Initial Percentage...................   100%  100%  100%  100%  100%  100%  100%
November 15, 2000....................   100   100   100   100   100   100   100
November 15, 2001....................   100   100   100   100   100   100    74
November 15, 2002....................   100   100   100    73    14     0     0
November 15, 2003....................   100   100    36     0     0     0     0
November 15, 2004....................   100    40     0     0     0     0     0
November 15, 2005....................   100     6     0     0     0     0     0
November 15, 2006....................   100     0     0     0     0     0     0
November 15, 2007....................   100     0     0     0     0     0     0
November 15, 2008....................   100     0     0     0     0     0     0
November 15, 2009....................   100     0     0     0     0     0     0
November 15, 2010....................   100     0     0     0     0     0     0
November 15, 2011....................   100     0     0     0     0     0     0
November 15, 2012....................   100     0     0     0     0     0     0
November 15, 2013....................    48     0     0     0     0     0     0
November 15, 2014....................    16     0     0     0     0     0     0
November 15, 2015....................     *     0     0     0     0     0     0
November 15, 2016....................     0     0     0     0     0     0     0
Weighted Average Life (years)........ 14.16  5.01  4.00  3.24  2.77  2.43  2.17

--------
*   Indicates a percentage greater than 0% but less than 0.5%.

   Percentage of the Original Principal Balance of the Class A-5 Notes at the
      Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                                   0%    75%   100%  125%  150%  175%  200%
----                                  -----  ----  ----  ----  ----  ----  ----
Initial Percentage...................   100%  100%  100%  100%  100%  100%  100%
November 15, 2000....................   100   100   100   100   100   100   100
November 15, 2001....................   100   100   100   100   100   100   100
November 15, 2002....................   100   100   100   100   100    65    22
November 15, 2003....................   100   100   100    70    15     0     0
November 15, 2004....................   100   100    99    45     1     0     0
November 15, 2005....................   100   100    73    25     0     0     0
November 15, 2006....................   100    82    50     0     0     0     0
November 15, 2007....................   100    62    32     0     0     0     0
November 15, 2008....................   100    44     0     0     0     0     0
November 15, 2009....................   100    30     0     0     0     0     0
November 15, 2010....................   100     0     0     0     0     0     0
November 15, 2011....................   100     0     0     0     0     0     0
November 15, 2012....................   100     0     0     0     0     0     0
November 15, 2013....................   100     0     0     0     0     0     0
November 15, 2014....................   100     0     0     0     0     0     0
November 15, 2015....................   100     0     0     0     0     0     0
November 15, 2016....................    85     0     0     0     0     0     0
November 15, 2017....................    67     0     0     0     0     0     0
November 15, 2018....................    46     0     0     0     0     0     0
November 15, 2019....................    27     0     0     0     0     0     0
November 15, 2020....................     0     0     0     0     0     0     0

Weighted Average Life (years)........ 18.67  8.66  7.00  5.06  3.72  3.18  2.82

         Percentage of the Original Principal Balance of the Class A-6
                   Notes at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                                  0%     75%   100%  125%  150%  175%  200%
----                                 -----  -----  ----  ----  ----  ----  ----
Initial Percentage..................   100%   100%  100%  100%  100%  100%  100%
November 15, 2000...................   100    100   100   100   100   100   100
November 15, 2001...................   100    100   100   100   100   100   100
November 15, 2002...................   100    100   100   100   100   100   100
November 15, 2003...................   100    100   100   100   100    14     0
November 15, 2004...................   100    100   100   100   100     9     0
November 15, 2005...................   100    100   100   100     0     0     0
November 15, 2006...................   100    100   100     0     0     0     0
November 15, 2007...................   100    100   100     0     0     0     0
November 15, 2008...................   100    100     0     0     0     0     0
November 15, 2009...................   100    100     0     0     0     0     0
November 15, 2010...................   100      0     0     0     0     0     0
November 15, 2011...................   100      0     0     0     0     0     0
November 15, 2012...................   100      0     0     0     0     0     0
November 15, 2013...................   100      0     0     0     0     0     0
November 15, 2014...................   100      0     0     0     0     0     0
November 15, 2015...................   100      0     0     0     0     0     0
November 15, 2016...................   100      0     0     0     0     0     0
November 15, 2017...................   100      0     0     0     0     0     0
November 15, 2018...................   100      0     0     0     0     0     0
November 15, 2019...................   100      0     0     0     0     0     0
November 15, 2020...................     0      0     0     0     0     0     0
Weighted Average Life (years)....... 20.08  10.33  8.33  6.91  5.82  3.99  3.42

         Percentage of the Original Principal Balance of the Class M-1
                   Notes at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                                   0%    75%   100%  125%  150%  175%  200%
----                                  -----  ----  ----  ----  ----  ----  ----
Initial Percentage...................   100%  100%  100%  100%  100%  100%  100%
November 15, 2000....................   100   100   100   100   100   100   100
November 15, 2001....................   100   100   100   100   100   100   100
November 15, 2002....................   100   100   100   100   100   100   100
November 15, 2003....................   100   100   100   100   100   100    43
November 15, 2004....................   100   100    81    77    73    68     0
November 15, 2005....................   100    86    65    59     0     0     0
November 15, 2006....................   100    72    52     0     0     0     0
November 15, 2007....................   100    60    41     0     0     0     0
November 15, 2008....................   100    49     0     0     0     0     0
November 15, 2009....................   100    40     0     0     0     0     0
November 15, 2010....................   100     0     0     0     0     0     0
November 15, 2011....................   100     0     0     0     0     0     0
November 15, 2012....................   100     0     0     0     0     0     0
November 15, 2013....................   100     0     0     0     0     0     0
November 15, 2014....................    92     0     0     0     0     0     0
November 15, 2015....................    83     0     0     0     0     0     0
November 15, 2016....................    74     0     0     0     0     0     0
November 15, 2017....................    63     0     0     0     0     0     0
November 15, 2018....................    51     0     0     0     0     0     0
November 15, 2019....................    39     0     0     0     0     0     0
November 15, 2020....................     0     0     0     0     0     0     0
Weighted Average Life (years)........ 18.39  8.52  6.83  6.05  5.45  4.90  4.09

   Percentage of the Original Principal Balance of the Class M-2 Notes at the
      Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                                   0%    75%   100%  125%  150%  175%  200%
----                                  -----  ----  ----  ----  ----  ----  ----
Initial Percentage...................   100%  100%  100%  100%  100%  100%  100%
November 15, 2000....................   100   100   100   100   100   100   100
November 15, 2001....................   100   100   100   100   100   100   100
November 15, 2002....................   100   100   100   100   100   100   100
November 15, 2003....................   100   100   100   100   100   100   100
November 15, 2004....................   100   100    81    77    73    68     0
November 15, 2005....................   100    86    65    59     0     0     0
November 15, 2006....................   100    72    52     0     0     0     0
November 15, 2007....................   100    60    41     0     0     0     0
November 15, 2008....................   100    49     0     0     0     0     0
November 15, 2009....................   100    40     0     0     0     0     0
November 15, 2010....................   100     0     0     0     0     0     0
November 15, 2011....................   100     0     0     0     0     0     0
November 15, 2012....................   100     0     0     0     0     0     0
November 15, 2013....................   100     0     0     0     0     0     0
November 15, 2014....................    92     0     0     0     0     0     0
November 15, 2015....................    83     0     0     0     0     0     0
November 15, 2016....................    74     0     0     0     0     0     0
November 15, 2017....................    63     0     0     0     0     0     0
November 15, 2018....................    51     0     0     0     0     0     0
November 15, 2019....................    39     0     0     0     0     0     0
November 15, 2020....................     0     0     0     0     0     0     0
Weighted Average Life (years)........ 18.39  8.52  6.83  6.05  5.45  4.90  4.45

         Percentage of the Original Principal Balance of the Class B-1
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                                   0%    75%   100%  125%  150%  175%  200%
----                                  -----  ----  ----  ----  ----  ----  ----
Initial Percentage...................   100%  100%  100%  100%  100%  100%  100%
November 15, 2000....................   100   100   100   100   100   100   100
November 15, 2001....................   100   100   100   100   100   100   100
November 15, 2002....................   100   100   100   100   100   100   100
November 15, 2003....................   100   100   100   100   100   100   100
November 15, 2004....................   100   100    81    77    73    68     0
November 15, 2005....................   100    86    65    59     0     0     0
November 15, 2006....................   100    72    52     0     0     0     0
November 15, 2007....................   100    60    41     0     0     0     0
November 15, 2008....................   100    49     0     0     0     0     0
November 15, 2009....................   100    40     0     0     0     0     0
November 15, 2010....................   100     0     0     0     0     0     0
November 15, 2011....................   100     0     0     0     0     0     0
November 15, 2012....................   100     0     0     0     0     0     0
November 15, 2013....................   100     0     0     0     0     0     0
November 15, 2014....................    92     0     0     0     0     0     0
November 15, 2015....................    83     0     0     0     0     0     0
November 15, 2016....................    74     0     0     0     0     0     0
November 15, 2017....................    63     0     0     0     0     0     0
November 15, 2018....................    51     0     0     0     0     0     0
November 15, 2019....................    39     0     0     0     0     0     0
November 15, 2020....................     0     0     0     0     0     0     0
Weighted Average Life (years)........ 18.39  8.52  6.83  6.05  5.45  4.90  4.45

 Percentage of the Original Principal Balance of the Class B-2 Certificates at the Respective Percentages of thePrepayment Assumption Set Forth Below:

Date                                   0%    75%   100%  125%  150%  175%  200%
----                                  -----  ----  ----  ----  ----  ----  ----
Initial Percentage...................   100%  100%  100%  100%  100%  100%  100%
November 15, 2000....................   100   100   100   100   100   100   100
November 15, 2001....................   100   100   100   100   100   100   100
November 15, 2002....................   100   100   100   100   100   100   100
November 15, 2003....................   100   100   100   100   100   100   100
November 15, 2004....................   100   100    81    77    73    68     0
November 15, 2005....................   100    86    65    59     0     0     0
November 15, 2006....................   100    72    52     0     0     0     0
November 15, 2007....................   100    60    41     0     0     0     0
November 15, 2008....................   100    49     0     0     0     0     0
November 15, 2009....................   100    40     0     0     0     0     0
November 15, 2010....................   100     0     0     0     0     0     0
November 15, 2011....................   100     0     0     0     0     0     0
November 15, 2012....................   100     0     0     0     0     0     0
November 15, 2013....................   100     0     0     0     0     0     0
November 15, 2014....................    92     0     0     0     0     0     0
November 15, 2015....................    83     0     0     0     0     0     0
November 15, 2016....................    74     0     0     0     0     0     0
November 15, 2017....................    63     0     0     0     0     0     0
November 15, 2018....................    51     0     0     0     0     0     0
November 15, 2019....................    39     0     0     0     0     0     0
November 15, 2020....................     0     0     0     0     0     0     0
Weighted Average Life (years)........ 18.39  8.52  6.83  6.05  5.45  4.90  4.45

                             CONSECO FINANCE CORP.

General

    The following information supplements, and if inconsistent, supersedes the information in the prospectus under the heading "Conseco Finance Corp." Conseco Finance Corp. was previously named Green Tree Financial Corporation.

    Conseco Finance is a Delaware corporation which, on December 31, 1998, had stockholders' equity of approximately $2.2 billion. Conseco Finance purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. Conseco Finance is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Conseco Finance Servicing Corp., a wholly owned subsidiary of Conseco Finance. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, Conseco Finance serves all 50 states. Conseco Finance began financing home equity loans in January 1996. Conseco Finance also purchases, pools and services installment sales contracts for various consumer products. Conseco Finance's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639 (telephone (651) 293-3400). Conseco Finance's quarterly and annual reports, which are incorporated by reference in this prospectus supplement and in the prospectus, are available from Conseco Finance upon written request.

Ratio of Earnings to Fixed Charges for Conseco Finance

    The table below shows our ratios of earnings (losses) to fixed charges for the past five years and the six months ended June 30, 1999. For the purposes of compiling these ratios, earnings (losses) consist of earnings (losses) before both income taxes and fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                                                                        Six
                                                                       Months
                                                                       Ended
                                             Year Ended December 31,  June 30,
                                             ------------------------ --------
                                             1994 1995 1996 1997 1998   1999
                                             ---- ---- ---- ---- ---- --------
Ratio of Earnings (Losses) to Fixed Charges  7.98 7.90 5.44 3.94 .62*   4.32

--------
* For 1998, adjusted earnings were $83.4 million less than fixed charges. Adjusted earnings for 1998 included an impairment charge of $549.4 million and nonrecurring charges of $108.0 million related to Green Tree Financial Corporation's merger with Conseco, Inc.

Recent Developments

    Conseco Finance has been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by a few of Conseco Finance's stockholders as purported class actions on behalf of persons or entities who purchased common stock or traded in options of Conseco Finance during the alleged class periods. These alleged class periods run from February 1995 to January 1998. One of these lawsuits did not include class action claims. In addition to Conseco Finance, some of Conseco Finance's current and former officers and directors are named as defendants in one or more of the lawsuits. The lawsuits have been consolidated into two complaints, one relating to an alleged class of purchasers of Conseco Finance's common stock and the other relating to an alleged class of traders in options for Conseco Finance's common stock. In addition to these two complaints, a separate non-class action lawsuit containing similar allegations was also filed. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that Conseco Finance and the other defendants violated federal securities laws by, among other things, making false and misleading statements about Conseco Finance's current state and Conseco Finance's future prospects, particularly about prepayment assumptions and performance of some of Conseco Finance's loan portfolios, which allegedly rendered Conseco Finance's financial statements false and misleading. Conseco Finance believes that the lawsuits are without merit and intends to defend the lawsuits vigorously. However, the ultimate outcome of these lawsuits cannot be predicted with certainty. Conseco Finance filed motions to dismiss these lawsuits. On August 24, 1999 Conseco Finance's motions to dismiss were granted with prejudice. On September 21, 22 and 23, the plaintiffs filed notices of appeal of these dismissals.

                         DESCRIPTION OF THE SECURITIES

    The following information supplements and, if inconsistent, supersedes the information contained in the prospectus under "The Notes," "The Certificates," "Information Regarding the Securities," and "Description of the Trust Documents."

General

    The notes will be issued pursuant to the terms of the indenture and the certificates will be issued pursuant to the terms of the trust agreement. Forms of the indenture and the trust agreement have been filed as exhibits to the registration statement. Copies of the indenture and the trust agreement, as executed, will be filed in a current report on Form 8-K with the SEC following the issuance of the securities. The following summary describes the terms of the securities, the indenture and the trust agreement. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the securities, the indenture and the trust agreement. The following summary supplements the description of the general terms and provisions of the securities of any given series and the related documents set forth in the accompanying prospectus, to which description reference is hereby made. U.S. Bank Trust National Association, a national banking association headquartered in St. Paul, Minnesota, will be the indenture trustee. Wilmington Trust Company, a Delaware banking corporation headquartered in Wilmington, Delaware, will be the owner trustee.

    The securities initially will be represented by certificates registered in the name of Cede as the nominee of DTC, and will only be available in the form of book-entries on the records of DTC and its participating members. See "Description of the Securities--Registration of the Securities." The property held by the indenture trustee under the indenture consists primarily of the loans and the rights, benefits, obligations and proceeds arising from the loans, including liens on the related real estate, amounts held in the collection account and note distribution account. The certificates will be payable from the amounts in respect of the trust property on deposit in the certificate distribution account.

    Payments on the securities will be made each month by the paying agent, which shall initially be the indenture trustee, on each payment date to persons in whose names the securities are registered as of the business day immediately preceding the payment date. See "Description of the Securities--Registration of the Securities." The first payment date for the securities will be in December 1999. Payments will be made by check mailed to the noteholder at the address appearing on the security register, except that a securityholder who holds an aggregate percentage interest of at least 5% of a class of securities may request payment for its percentage interest in the class by wire transfer. Final payments will be made only upon tender of the securities to the indenture trustee or the owner trustee, as applicable, for cancellation.

    To the extent not paid in full prior to that date, the outstanding principal balance of each class of securities will be payable on the following final scheduled payment date, as defined in the sale and servicing agreement, for that class:

                            Class A-1: October 15, 2006
                            Class A-2: February 15, 2011

                            Class A-3: December 15, 2012
                            Class A-4: December 15, 2015
                            Class A-5: February 15, 2022
                            Class A-6: June 15, 2024
                            Class M-1: June 15, 2024
                            Class M-2: June 15, 2024
                            Class B-1: June 15, 2024
                            Class B-2: December 15, 2029

Payments on Loans

    The servicer will establish and maintain in the name of the indenture trustee a collection account in an eligible account at a depository institution, initially U.S. Bank National Association, Minneapolis, Minnesota, with trust powers organized under the laws of the United States or any state, the deposits of which are insured by the FDIC to the full extent permitted by law, whose short-term deposits have been rated P-1 by Moody's and A-1+ by S&P if the deposits are to be held in the account for less than 30 days or whose unsecured long-term debt has been rated in one of the two highest rating categories by Moody's and S&P if the deposits are to be held in the account for 30 days or more, and which is subject to supervision and examination by federal or state authorities. Eligible account means, at any time, an account which is:

  (1) an account maintained with an eligible institution;
  (2) an account or accounts the deposits in which are fully insured by either the bank insurance fund or the savings association insurance fund of the FDIC;

  (3) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to federal regulations with trust powers and acting in its fiduciary capacity for the benefit of the indenture trustee, which depository institution or trust company has capital and surplus of not less than $50,000,000; or

  (4) an account that will not cause Moody's or S&P to downgrade or withdraw its then-current rating assigned to the securities as evidenced in writing by Moody's and S&P.

  The servicer may authorize the indenture trustee to invest the funds in the collection account in eligible investments (as defined in the sale and servicing agreement) that will mature not later than the business day preceding the applicable monthly payment date. The eligible investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States, federal funds, certificates of deposit, time deposits and bankers acceptances sold by eligible commercial banks; any other demand or time deposit or certificate of deposit fully insured by the FDIC; investments in certain money-market funds; certain repurchase agreements of United States government securities with eligible commercial banks; securities bearing interest or sold at a discount issued by a corporation which has a credit rating of at least Aa2 by Moody's and AA from S&P not in excess of 10% of amounts in the collection account at the time of the investment; and commercial paper assigned a rating of at least P-1 by Moody's and A-1+ by S&P. Any losses on those investments will be immediately deposited in the collection account by the servicer.

    All receipts by the servicer of payments with respect to the loans, including principal prepayments and advance payments by obligors not constituting principal prepayments, will be paid into the collection account no later than one business day following receipt thereof, except amounts received as extension fees or assumption fees not allocated to regular installments due on loans, which are retained by the servicer as part of its servicing compensation and are not paid into the collection account and except for certain proceeds from liquidated loans which are used to reimburse the servicer for customary out-of-pocket liquidation expenses. See "Description of the Securities--Servicing Compensation and Payment of Expenses." In addition, any advances by the servicer or the indenture trustee as described under "Description of the Securities--Advances," and amounts we paid for loans repurchased as a result of a breach of representations or warranties, as described under "Description of the Securities--Conveyance of Loans," will be paid into the collection account.

Distribution of Amount Available

    On a specified business day preceding each payment date, the servicer will determine the Amount Available and the amount of funds necessary to make all payments to be made on the next payment date from the collection account. Not later than one business day after the determination date, we will deposit in the collection account the repurchase price of any loans required to be repurchased on that payment date as a result of a breach of representations and warranties.

    The Amount Available will consist primarily of payments made on or in respect of the loans, including amounts payable to the servicer, so long as Conseco Finance or any of its wholly owned subsidiaries is the servicer, as the monthly servicing fee. Amounts to be paid on the notes will be deposited in the note distribution account and amounts to be paid on the certificates will be deposited in the certificate distribution account.

    On each payment date, the indenture trustee will withdraw the Amount Available from the collection account and make the following payments, in the following order of priority:

  (1) if neither Conseco Finance nor any of its wholly owned subsidiaries is the servicer, to pay the monthly servicing fee to the servicer;

  (2) to pay interest on the securities, in the following order of priority:

     (A) first, to Class A noteholders, interest on the principal balance of each Class A Note;

     (B) second, to Class M-1 noteholders, interest on the Class M-1 Adjusted Principal Balance;

     (C) third, to Class M-2 noteholders, interest on the Class M-2 Adjusted Principal Balance; and

     (D) fourth, to Class B-1 certificateholders, interest on the Class B-1 Adjusted Principal Balance;

  (3) to pay principal on the Class A notes, sequentially to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 noteholders, in the amount described below under "Distributions on the Securities-- Principal on the Class A Notes,";

  (4) to pay principal on the Class M-1 notes, in the amount described below under "Distributions on the Securities--Principal on the Class M-1 Notes";

  (5) to pay principal on the Class M-2 notes, in the amount described below under "Distributions on the Securities--Principal on the Class M-2 Notes";

  (6) to pay principal on the Class B-1 certificates, in the amount described below under "Distributions on the Securities--Principal on the Class B-1 Certificates";

  (7) to pay liquidation loss interest amounts on the Class M-1 and Class M-2 notes and the Class B-1 certificates as follows:

     (a) first, to Class M-1 noteholders, any unpaid Class M-1 liquidation loss interest amount;

     (b) second, to Class M-2 noteholders, any unpaid Class M-2 liquidation loss interest amount; and

     (c) third, to Class B-1 certificateholders, any unpaid Class B-1 liquidation loss interest amount;

  (8) to pay liquidation loss principal amounts on the Class M-1 and Class M-2 notes and the Class B-1 certificates as follows:

     (a) first, to Class M-1 noteholders, any unpaid Class M-1 liquidation loss principal amount;

     (b) second, to Class M-2 noteholders, any unpaid Class M-2 liquidation loss principal amount;

     (c) third, to Class B-1 certificateholders, any unpaid Class B-1 liquidation loss principal amount;

  (9) to pay interest and principal on the Class B-2 certificates, together with any unpaid liquidation loss interest amounts and any unpaid Class B-2 liquidation loss principal amounts, in the manner and order of priority described below under "Distributions on the Securities--Class B-2 Interest" and "--Principal on the Class B-2 Certificates;"

  (10) if Conseco Finance or any one of its wholly owned subsidiaries is the servicer, to pay the monthly servicing fee to the servicer;

  (11) to reimburse the servicer or the indenture trustee, as applicable, for any unreimbursed advances on the loans made for current or prior payment dates;

  (12) to pay any Additional Principal Distribution Amount to the securityholders, as described under "--Purchase Option; Auction Sale; Additional Principal Distributions;"

  (13) to pay the Class B-2 guarantee fee to Conseco Finance as compensation for providing the Class B-2 limited guaranty; and

  (14) to pay any remaining amounts to the holder of the Class C certificate.

Distributions on the Securities

    On each payment date, distributions on the securities will be made to the holders of the Class A and Class M notes and the Class B certificates in the manner and order of priority described below.

    Securityholders will be entitled to receive on each payment date commencing in December 1999, to the extent that the Amount Available in the collection account (together with, in the case of the Class B-2 certificates, any Class B-2 guaranty payment, as described below) is sufficient therefor, distributions allocable to interest and principal, as described herein. The rights of the Class M noteholders and Class B certificateholders to receive distributions in respect of the Amount Available are subordinated to the rights of the Class A noteholders; the rights of the Class M-2 noteholders and Class B certificateholders to receive such distributions are further subordinated to the rights of the Class M-1 noteholders; the rights of the Class B certificateholders to receive such distributions are further subordinated to the rights of the Class M-2 noteholders; and the rights of the Class B-2 certificateholders to receive such distributions are further subordinated to the rights of the Class B-1 certificateholders. Distributions will be made on each payment date commencing in December 1999 to holders of record on the related record date, except that the final distribution in respect of the notes will only be made upon presentation and surrender of the notes at the office or agency appointed by the indenture trustee for that purpose in Minneapolis or St. Paul, Minnesota and the final distribution in respect of the certificates will only be made upon presentation and surrender of the certificates at the office or agency appointed by the owner trustee in Minneapolis or St. Paul, Minnesota.

  Interest on the Class A, Class M-1 and Class M-2 Notes and the Class B-1 Certificates

    Interest will be distributable first to each class of Class A notes concurrently, then to the Class M-1 notes, then to the Class M-2 notes and then to the Class B-1 certificates. The interest rates for the Class A and Class M notes and the Class B-1 certificates are listed in "Summary of the Terms of the Securities." Interest will accrue on the outstanding Class A Principal Balance, Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance, as applicable, at the related interest rate from November 16, 1999, or from the most recent payment date on which interest has been paid, to but excluding the following payment date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Principal Balance of a class of securities as of any payment date is the original Principal Balance of that class less all amounts previously distributed on account of principal of such class. The Class A Principal Balance as of any payment date is the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, the Class A-5 Principal Balance and the Class A-6 Principal Balance. The Class M-1 Adjusted Principal Balance as of any payment date is the Class M-1 Principal Balance less any Class M-1 liquidation loss principal amount described below under "--Losses on Liquidated Loans." The Class M-2 Adjusted Principal Balance as of any payment date is the Class M-2 Principal Balance less any Class M-2 liquidation loss principal amount described below under "--Losses on Liquidated Loans." The Class B-1 Adjusted Principal Balance as of any payment date is the Class B-1 Principal Balance less any Class B-1 liquidation loss principal amount described below under "--Losses on Liquidated Loans."

    In the event that, on a particular payment date, the Amount Available is not sufficient to make a full distribution of interest to the holders of Class M-1 notes, Class M-2 notes or Class B-1 certificates, after payment of interest on each class of notes that is senior to that class of securities, the amount of interest to be distributed in respect of that class will be allocated among the outstanding holders of that class pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next payment date. Any such amount so carried forward will bear interest at the applicable interest rate, to the extent legally permissible.

  Principal on the Class A Notes.

    Holders of the Class A notes will be entitled to receive a payment of principal on each payment date, to the extent of the Amount Available after payment of all amounts with a higher priority as described in "--Distribution of Amount Available" above. Principal on the Class A notes will be paid sequentially to the Class A-1 notes, then the Class A-2 notes, and so on until the Class A-6 notes are retired.

    The Class A notes will be entitled to receive an amount equal to the Class A Percentage of the "Formula Principal Distribution Amount" for that payment date, which is the sum of:

  (1) all scheduled payments of principal due on each outstanding loan during the related due period;

  (2) the scheduled principal balance of each loan which, during such due period, was purchased by Conseco Finance on account of any breach of its representations and warranties;

  (3) all partial principal prepayments applied and all principal prepayments in full received during such due period in respect of the loans;

  (4) the scheduled principal balance of each loan that became a liquidated loan during such due period; and

  (5) any amount described in clauses (1) through (4) above that was not previously distributed because of an insufficient amount of funds available in the collection account.

    The "Class A Percentage" for any payment date will equal a fraction, expressed as a percentage, the numerator of which is the Class A Principal Balance and the denominator of which is the sum of:

  .   the Class A Principal Balance,

  . if the Class M-1 Distribution Test is satisfied on that payment date, the Class M-1 Adjusted Principal Balance, otherwise zero,

  . if the Class M-2 Distribution Test is satisfied on that payment date, the Class M-2 Adjusted Principal Balance, otherwise zero,

  . if the Class B-1 Distribution Test is satisfied on that payment date, the Class B-1 Adjusted Principal Balance, otherwise zero, and

  . if the Class B-2 Distribution Test is satisfied on that payment date, the Class B-2 Adjusted Principal Balance, otherwise zero.

    The scheduled principal balance of a loan with respect to any payment date is its principal balance as of the scheduled payment date in the due period, after giving effect to any previous partial principal prepayments applied and to the scheduled payment due on the due date, and after giving effect to any adjustments due to bankruptcy or similar proceedings. The pool scheduled principal balance, with respect to the loan pool as of any payment date, is the aggregate of the scheduled principal balances of loans comprising the loan pool that were outstanding during the preceding due period. A liquidated loan is a defaulted loan that is 180 days delinquent, or as to which all amounts that the servicer expects to recover on account of the loan have been received.

  Principal on the Class M-1 Notes.

    Holders of the Class M-1 Notes will be entitled to receive a payment of principal on each payment date on which the Class A Principal Balance has been reduced to zero or the Class M-1 Distribution Test is satisfied. The amount of principal paid on the Class M-1 notes on any payment date will be the Class M-1 Percentage of the Formula Principal Distribution Amount, subject to the limit of the Amount Available remaining after payment of all amounts with a higher priority as described in "--Distribution of Amount Available" above.

    The "Class M-1 Percentage" for any payment date will equal:

  (1) zero, if the Class A Principal Balance has not yet been reduced to zero and the Class M-1 Distribution Test is not satisfied, or

  (2) a fraction, expressed as a percentage, the numerator of which is the Class M-1 Adjusted Principal Balance and the denominator of which is the sum of:

     .   the Class A Principal Balance,

     .   the Class M-1 Adjusted Principal Balance,

     . if the Class M-2 Distribution Test is satisfied on that payment date, the Class M-2 Adjusted Principal Balance, otherwise zero,

     . if the Class B-1 Distribution Test is satisfied on that payment date, the Class B-1 Adjusted Principal Balance, otherwise zero, and

     . if the Class B-2 Distribution Test is satisfied on that payment date, the Class B-2 Adjusted Principal Balance, otherwise zero.

    The Class M-1 Distribution Test will be satisfied if each of the following tests is satisfied:

  (1) the payment date occurs in or after December 2003;

  (2) the average sixty-day delinquency ratio, as defined in the sale and servicing agreement, as of that payment date must not exceed 10% of the Senior Subordination Percentage as defined below;

  (3) cumulative realized losses, as defined in the sale and servicing agreement, as of that payment date must not exceed a specified percentage of the cut-off date pool principal balance, depending on the year in which the payment date occurs; and

  (4) the sum of the Class M-1 Adjusted Principal Balance, the Class M-2 Adjusted Principal Balance, the Class B-1 Adjusted Principal Balance, the Class B-2 Adjusted Principal Balance and the overcollateralization amount after giving effect to the distributions made on the preceding payment date, divided by the pool scheduled principal balance as of the preceding payment date, must be equal to or greater than 57.00%.

    The Senior Subordination Percentage for any payment date will equal:

  (1) on any payment date on which the Class A Principal Balance has not been reduced to zero, a fraction, expressed as a percentage, the numerator of which is the sum of

     . the Class M-1 Adjusted Principal Balance,

     . the Class M-2 Adjusted Principal Balance,

     . the Class B-1 Adjusted Principal Balance,

     . the Class B-2 Adjusted Principal Balance, and

     . the overcollateralization amount,

  after giving effect to the distributions made on the preceding payment date, and the denominator of which is the pool scheduled principal balance as of the end of the preceding Due Period; or

  (2) on any payment date on which the Class A Principal Balance has been reduced to zero and the Class M-1 Principal Balance has not been reduced to zero, a fraction, expressed as a percentage, the numerator of which is the sum of

     . the Class M-2 Adjusted Principal Balance,

     . the Class B-1 Adjusted Principal Balance,

     . the Class B-2 Adjusted Principal Balance, and

     . the overcollateralization amount,

  after giving effect to the distributions made on the preceding payment date, and the denominator of which is the pool scheduled principal balance as of the end of the preceding Due Period; or

  (3) on any payment date on which the Class M-1 Principal Balance has been reduced to zero and the Class M-2 Principal Balance has not been reduced to zero, a fraction, expressed as a percentage, the numerator of which is the sum of

     .   the Class B-1 Adjusted Principal Balance,

     .   the Class B-2 Adjusted Principal Balance, and

     . the overcollateralization amount,
  after giving effect to the distributions made on the preceding payment date, and the denominator of which is the pool scheduled principal balance as of the end of the preceding Due Period; or

  (4) on any payment date on which the Class M-2 Principal Balance has been reduced to zero and the Class B-1 Principal Balance has not been reduced to zero, a fraction, expressed as a percentage, the numerator of which is the sum of the Class B-2 Adjusted Principal Balance and the overcollateralization amount after giving effect to the distributions made on the preceding payment date, and the denominator of which is the pool scheduled principal balance as of the end of the preceding Due Period.

  Principal on the Class M-2 Notes.

    Holders of the Class M-2 Notes will be entitled to receive a payment of principal on each payment date on which the Class A Principal Balance and the Class M-1 Principal Balance have been reduced to zero or the Class M-2 Distribution Test is satisfied. The amount of principal paid on the Class M-2 notes on any payment date will be the Class M-2 Percentage of the Formula Principal Distribution Amount, subject to the limit of the Amount Available remaining after payment of all amounts with a higher priority as described in --"Distribution of Amount Available" above.

    The "Class M-2 Percentage" for any payment date will equal:

  (1) zero, if the Class A Principal Balance and Class M-1 Principal Balance have not yet been reduced to zero and the Class M-2 Distribution Test is not satisfied, or

  (2) a fraction, expressed as a percentage, the numerator of which is the Class M-2 Adjusted Principal Balance and the denominator of which is the sum of:

     .   the Class A Principal Balance,

     .   the Class M-1 Adjusted Principal Balance,

     .   the Class M-2 Adjusted Principal Balance,

     . if the Class B-1 Distribution Test is satisfied on that payment date, the Class B-1 Adjusted Principal Balance, otherwise zero, and

     . if the Class B-2 Distribution Test is satisfied on that payment date, the Class B-2 Adjusted Principal Balance, otherwise zero.

    The Class M-2 Distribution Test will be satisfied if each of the following tests is satisfied:

  (1) the payment date occurs in or after December 2003;

  (2) the average sixty-day delinquency ratio, as defined in the sale and servicing agreement, as of that payment date must not exceed 10% of the Senior Subordination Percentage as defined above;

  (3) cumulative realized losses, as defined in the sale and servicing agreement, as of that payment date must not exceed a specified percentage of the cut-off date pool principal balance, depending on the year in which the payment date occurs; and

  (4) the sum of the Class M-2 Adjusted Principal Balance, the Class B-1 Adjusted Principal Balance, the Class B-2 Adjusted Principal Balance and the overcollateralization amount after giving effect to the distributions made on the preceding payment date, divided by the pool scheduled principal balance as of the end of the preceding Due Period, must be equal to or greater than 41.00%.

  Principal on the Class B-1 Certificates.

    Holders of the Class B-1 certificates will be entitled to receive a payment of principal on each payment date on which the Class A Principal Balance, the Class M-1 Principal Balance and the Class M-2 Principal Balance have been reduced to zero or the Class B-1 Distribution Test is satisfied. The amount of principal paid on the Class B-1 certificates on any payment date will be the Class B-1 Percentage of the Formula Principal Distribution Amount, subject to the limit of the Amount Available remaining after payment of all amounts with a higher priority as described in --"Distribution of Amount Available" above.

    The "Class B-1 Percentage" for any payment date will equal:

  (1) zero, if the Class A Principal Balance, Class M-1 Principal Balance and Class M-2 Principal Balance have not yet been reduced to zero and the Class B-1 Distribution Test is not satisfied, or

  (2) a fraction, expressed as a percentage, the numerator of which is the Class B-1 Adjusted Principal Balance and the denominator of which is the sum of:

     .   the Class A Principal Balance,

     .   the Class M-1 Adjusted Principal Balance,

     .   the Class M-2 Adjusted Principal Balance,

     .   the Class B-1 Adjusted Principal Balance, and

     . if the Class B-2 Distribution Test is satisfied on that payment date, the Class B-2 Adjusted Principal Balance, otherwise zero.

    The Class B-1 Distribution Test will be satisfied if each of the following tests is satisfied:

  (1) the payment date occurs in or after December 2003;

  (2) the average sixty-day delinquency ratio, as defined in the sale and servicing agreement, as of that payment date must not exceed 10% of the Senior Subordination Percentage as defined above;

  (3) cumulative realized losses, as defined in the sale and servicing agreement, as of that payment date must not exceed a specified percentage of the cut-off date pool principal balance, depending on the year in which the payment date occurs; and

  (4) the sum of the Class B-1 Adjusted Principal Balance, the Class B-2 Adjusted Principal Balance and the overcollateralization amount after giving effect to the distributions made on the preceding payment date, divided by the pool scheduled principal balance as of the end of the preceding Due Period, must be equal to or greater than 28.00%.

  Class B-2 Interest.

    Interest will accrue on the outstanding Class B-2 Adjusted Principal Balance from November 16, 1999, or from the most recent payment date on which interest has been paid, to but excluding the following payment date, and will be computed on the basis of a 360-day year of twelve 30-day months.

    To the extent of the remaining Amount Available, if any, for a payment date after payment of all amounts with a higher priority as described in "-- Distribution of Amount Available" above, interest will be paid to the Class B-2 certificateholders on such payment date at the Class B-2 interest rate on the then outstanding Class B-2 Adjusted Principal Balance. The Class B-2 Principal Balance is the original Class B-2 Principal Balance less all amounts previously distributed to the Class B-2 certificateholders, including any Class B-2 limited guaranty payments on account of principal. The Class B-2 Adjusted Principal Balance is the Class B-2 Principal Balance less any prior amounts of principal due from Conseco Finance Corp. under the limited guaranty but not paid.

    If, on a particular payment date, the remaining Amount Available plus any amounts actually paid under the Class B-2 limited guaranty are not sufficient to make a full distribution of interest accrued on the Class B-2 Principal Balance, the amount of the deficiency will be carried forward as an amount that the Class B-2 certificateholders are entitled to receive on the next payment date. Any amount so carried forward will, to the extent legally permissible, bear interest at the Class B-2 interest rate.

  Principal on the Class B-2 Certificates.

    Holders of the Class B-2 certificates will be entitled to receive a payment of principal on each payment date on which the Class A Principal Balance, the Class M-1 Principal Balance, the Class M-2 Principal Balance and the Class B-1 Principal Balance have been reduced to zero or the Class B-2 Distribution Test is satisfied. The amount of principal paid on the Class B-2 certificates on any payment date will be the Class B-2 Percentage of the Formula Principal Distribution Amount, subject to the limit of the Amount Available remaining after payment of all amounts with a higher priority as described in "-- Distribution of Amount Available" above.

    The "Class B-2 Percentage" for any payment date will equal:

  (1) zero, if the Class A Principal Balance, Class M-1 Principal Balance, Class M-2 Principal Balance and Class B-1 Principal Balance have not yet been reduced to zero and the Class B-2 Distribution Test is not satisfied, or

  (2) a fraction, expressed as a percentage, the numerator of which is the Class B-2 Adjusted Principal Balance and the denominator of which is the sum of:

     .   the Class A Principal Balance,

     .   the Class M-1 Adjusted Principal Balance,

     .   the Class M-2 Adjusted Principal Balance,

     .   the Class B-1 Adjusted Principal Balance, and

     .   the Class B-2 Adjusted Principal Balance.

    The Class B-2 Distribution Test will be satisfied if each of the following tests is satisfied:

  (1) the payment date occurs in or after December 2003;

  (2) the average sixty-day delinquency ratio, as defined in the sale and servicing agreement, as of that payment date must not exceed 10% of the Senior Subordination Percentage as defined above;

  (3) cumulative realized losses, as defined in the sale and servicing agreement, as of that payment date must not exceed a specified percentage of the cut-off date pool principal balance, depending on the year in which the payment date occurs; and

  (4) the Class B-2 Adjusted Principal Balance and the current overcollateralization amount divided by the pool scheduled principal balance as of the end of the preceding Due Period, must be equal to or greater than 17.50%.

    On each payment date, the Class B-2 certificateholders will be entitled to receive, under the Class B-2 limited guaranty, any Class B-2 liquidation loss principal amount until the Class B-2 Principal Balance has been reduced to zero.

    After payment of interest accrued on the Class B-2 Adjusted Principal Balance and payment of the Class B-2 percentage of the Formula Principal Distribution Amount, Class B-2 certificateholders will be entitled to receive, to the extent of the remaining Amount Available, interest at the Class B-2 interest rate on any unpaid Class B-2 liquidation loss principal amounts, plus any such unpaid liquidation loss principal amount.

Subordination of Class M Notes and Class B Certificates

    The rights of the holders of the Class M notes and Class B certificates to receive distributions on the loans, as well as any other amounts constituting the Amount Available, will be subordinated to the rights of the holders of the Class A notes. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A notes of the full amount of their monthly payments of interest and principal and to afford holders protection against losses on Liquidated Loans.

    A portion of the protection afforded to the holders of the Class A notes by means of the subordination of the Class M notes and Class B certificates will be accomplished by the preferential right of the Class A noteholders to receive on any payment date the amount of interest due on the Class A notes, including any interest due on a prior payment date but not received, before any distribution being made on a payment date in respect of interest on the Class M notes and Class B certificates. Thereafter, any remaining Amount Available will be applied to the payment of interest due on the Class M-1 Adjusted Principal Balance, then interest due on the Class M-2 Adjusted Principal Balance and then interest due on the Class B-1 Adjusted Principal Balance.

    After payment of fees to the servicer (if Conseco Finance is no longer the servicer), all interest then accrued on the Class A Principal Balance, Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance, any remaining Amount Available will be distributed in the following order of priority: first, the applicable class percentage of the Formula Principal Distribution Amount will be distributed to the Class A, Class M-1 and Class M-2 noteholders and the Class B-1 certificateholders in the order of priority described above under "Distributions on the Securities--Principal on the Class A, Class M-1 and Class M-2 Notes and the Class B-1 Certificates." The remaining Amount Available will be distributed in the following order of priority:

  . any unpaid Class M-1 liquidation loss interest amount, as described below under "Losses on Liquidated Loans", will be distributed to the Class M-1 noteholders;

  . any unpaid Class M-2 liquidation loss interest amount, as described below under "Losses on Liquidated Loans", will be distributed to the Class M-2 noteholders; and

  . any unpaid Class B-1 liquidation loss interest amount, as described below under "Losses on Liquidated Loans", will be distributed to the Class B-1 certificateholders.

    The rights of the holders of the Class B-2 certificates to receive distributions will be subordinated to the rights of the holders of the Class A notes, Class M notes and Class B-1 certificates. Thus, the Class B-2 certificateholders will be entitled to distribution of interest and principal on the Class B-2 certificates only after distribution of all interest and principal then payable on the Class A notes, Class M notes and Class B-1 certificates.

    If a Class B-2 liquidation loss principal amount is realized for any payment date, Conseco Finance will be obligated to pay that amount as principal on the Class B-2 certificates under its Class B-2 limited guaranty. If Conseco Finance does not make this payment, the Class B-2 Adjusted Principal Balance would still be reduced by the liquidation loss principal amount, and interest on future payment dates would accrue on the lower Class B-2 Adjusted Principal Balance. Class B-2 certificateholders would, however, be entitled to receive any such unpaid liquidation loss principal amounts, together with interest thereon at the Class B-2 interest rate, on subsequent payment dates, to the extent of the Amount Available after payment of interest accrued on the Class B-2 Adjusted Principal Balance and payment of the Class B-2 Percentage of the Formula Principal Distribution Amount.

Overcollateralization

    With respect to any payment date, the overcollateralization amount will be the excess, if any, of (a) the sum of the aggregate principal balance of the loans immediately following such payment date and the amount on deposit in the pre-funding account, if any, over (b) the aggregate principal balance of the securities as of such payment date (after taking into account principal payments thereon). As of the closing date, the sum of the aggregate principal balance of the loans as of the Cut-off Date and the original pre-funded amount will exceed the aggregate original principal balance of the securities by approximately

$4,125,000, which represents approximately 1.5% of the Cut-off Date pool principal balance of the loans included in the trust as of the closing date plus the amount on deposit in the pre-funding account on the closing date.

    If on any payment date the Amount Available, after payment of all interest then due on the Class A notes, the Class M notes and the Class B-1 certificates, is insufficient to pay principal on the securities in an amount equal to the Formula Principal Distribution Amount for that payment date, then the aggregate scheduled principal balance of the loans will decline by an amount greater than the reduction in the principal balance of the securities, which will reduce the overcollateralization amount. The Formula Principal Distribution Amount for the following payment date will, however, include the amount by which the principal distributed on one or more preceding payment dates with respect to the Formula Principal Distribution Amount was less than that Formula Principal Distribution Amount. As a result, if and to the extent funds are available in the collection account on that following payment date or on subsequent payment dates, the overcollateralization amount will be restored to its initial level.

    As described below under "--Purchase Option; Auction Sale; Additional Principal Distributions," if the Class C certificateholder does not exercise its purchase option and the first auction of the trust property is not successful, then on each payment date thereafter the Class A and Class M notes and the Class B certificates will be entitled to receive the Additional Principal Distribution Amount for that payment date, in addition to the Formula Principal Distribution Amount for that payment date. Any such Additional Principal Distribution Amounts, if paid, would have the effect of further increasing the overcollateralization amount.

Losses on Liquidated Loans

    As described above, the distribution of principal to the Class A noteholders is intended to include the Class A Percentage of the scheduled principal balance of each loan that became a liquidated loan during the preceding due period. If the net liquidation proceeds from the liquidated loan are less than the scheduled principal balance of the liquidated loan plus accrued and unpaid interest, the deficiency will, in effect, be absorbed by the Class C certificateholders first, then by the Class B-2 guaranty fee payable to Conseco Finance, then by the monthly servicing fee otherwise payable to the servicer, so long as Conseco Finance or one of its wholly owned subsidiaries is the servicer on the loans, by then the Class B-2 certificateholders, then by the Class B-1 certificateholders, then by the Class M-2 noteholders and then by the Class M-1 noteholders. Likewise, to the extent the Class M-1 noteholders, the Class M-2 noteholders or the Class B-1 certificateholders are entitled to receive distributions of principal, similar deficiencies could result for each class of securities with a lower payment priority.

    If the Amount Available for any payment date is insufficient to distribute the full Formula Principal Distribution Amount for that payment date to the securityholders, the aggregate outstanding Principal Balance of the securities will decline less than the pool scheduled principal balance of the loans, thereby reducing the overcollateralization amount. If losses and delinquencies were so severe as to reduce the overcollateralization amount to zero, then further losses and delinquencies on the loans could cause the aggregate outstanding Principal Balance of the securities to be greater than the pool scheduled principal balance for that payment date. If this happens, the amount of such deficiency would be allocated first to the Class B-2 certificates, and Conseco Finance would be obligated to pay the amount of the Class B-2 liquidation loss principal amount to the Class B-2 certificateholders under the Class B-2 limited guaranty. If on any payment date the sum of the Class A Principal Balance, the Class M-1 Principal Balance, the Class M-2 Principal Balance and the Class B-1 Principal Balance was equal to the pool scheduled principal balance, no further liquidation loss principal amounts could be allocated to the Class B-2 certificates, and any further liquidation loss principal amounts realized would be allocated to reduce the Class B-1 Adjusted Principal Balance. If the Class B-1 Adjusted Principal Balance were reduced to zero, any further liquidation loss principal amounts realized would be allocated to reduce the Class M-2 Adjusted Principal Balance. If the Class M-2 Adjusted Principal Balance were reduced to zero, any further liquidation loss principal amounts realized would be allocated to reduce the Class M-1 Adjusted Principal Balance. Any liquidation loss principal amounts would be reduced on subsequent payment dates if the Amount Available on the subsequent payment dates is sufficient to permit the distribution of principal due, but not paid, on the securities on prior payment dates. If the Adjusted Principal Balance of the Class M-1 notes, Class M-2 notes or Class B-1 certificates was reduced by a liquidation loss principal amount, interest accruing on that class would be calculated on the reduced Adjusted Principal Balance of that class. The interest accruing on that class's liquidation loss principal amount each month, plus interest (to the extent legally permissible) at the applicable interest rate on any liquidation loss interest amount due on a prior payment date but not paid, would be paid to the securityholders of that class from the Amount Available, after distributions of principal on all Class A notes, Class M notes and Class B-1 certificates, in the order of priority described above under "Subordination of Class M Notes and Class B Certificates."

    But for the effect of the overcollateralization amount, the subordination of the Class M-2 notes and Class B certificates, the Class B-2 guaranty fee, the Class C certificates and the related monthly servicing fee otherwise payable to the servicer, so long as Conseco Finance or one of its wholly owned subsidiaries is the servicer, the Class M-1 noteholders will absorb all losses on each liquidated loan in the amount by which its net liquidation proceeds are less than its unpaid principal balance plus accrued and unpaid interest less the related monthly servicing fee.

    But for the effect of the overcollateralization amount, the subordination of the Class B certificates, the Class B-2 guaranty fee, the Class C certificates and the related monthly servicing fee otherwise payable to the servicer, so long as Conseco Finance or one of its wholly owned subsidiaries is the servicer, the Class M-2 noteholders will absorb all losses on each liquidated loan in the amount by which its net liquidation proceeds are less than its unpaid principal balance plus accrued and unpaid interest less the related monthly servicing fee.

    But for the effect of the overcollateralization amount, the subordination of the Class B-2 certificates, the Class B-2 guaranty fee, the Class C certificates and the related monthly servicing fee otherwise payable to the servicer, so long as Conseco Finance or one of its wholly owned subsidiaries is the servicer, the Class B-1 certificateholders will absorb all losses on each liquidated loan in the amount by which its net liquidation proceeds are less than its unpaid principal balance plus accrued and unpaid interest less the related monthly servicing fee.

    But for the overcollateralization amount, the payments under the Class B-2 limited guaranty described below and the subordination of the Class B-2 guaranty fee, the Class C certificates and the related monthly servicing fee otherwise payable to the servicer, so long as Conseco Finance or one of its wholly owned subsidiaries is the servicer on the loans, the Class B-2 certificateholders will absorb all losses on each liquidated loan in the amount by which its net liquidation proceeds are less than its unpaid principal balance plus accrued and unpaid interest less the related monthly servicing fee.

Advances

    If the amount collected on a loan during a due period is less than the scheduled amount due, the servicer will be obligated to make an advance of the uncollected amount. The servicer will be obligated to advance a delinquent payment on a loan only if the servicer expects to recover the advance from subsequent available funds. If the servicer fails to make an advance, the indenture trustee will be obligated to deposit the amount of the advance in the collection account on the related payment date. However, the indenture trustee will not be obligated to deposit any of this amount if the indenture trustee does not expect to recover the advance from subsequent available funds or if the indenture trustee determines that it is not legally able to make the advance.

Reports to Securityholders

    The servicer will furnish to the indenture trustee, and the indenture trustee will include with each distribution to a Class A noteholder, a statement in respect of the related payment date that shows:

  (1) the amount of the distribution to holders of each class of Class A notes allocable to interest;

  (2) the amount of the distribution to holders of each class of Class A notes allocable to principal, separately identifying the aggregate amount of any principal prepayments and any supplementary principal distribution amount included;

  (3) any amount by which the Class A formula distribution amount exceeds the Class A distribution amount for the payment date;

  (4) the Principal Balance of each class of Class A notes after giving effect to the distribution of principal on the payment date;

  (5) the Class A Percentage for the payment date;

  (6) the pool scheduled principal balance and the overcollateralization amount for the payment date;

  (7) the pool factor (a percentage derived from a fraction the numerator of which is the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance and the denominator of which is the cut-off date pool principal balance for the payment date;

  (8) the number and aggregate principal balance of loans delinquent (a) 30-59 days, (b) 60-89 days, and (c) 90 or more days; and

  (9) the number of defaulted loans in foreclosure or foreclosed upon and in the servicer's inventory.

    Information furnished under clauses (1) through (4) will be expressed as dollar amounts per $1,000 denomination of Class A note.

    In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class A noteholder of record at any time during that calendar year as to the aggregate of amounts reported under clauses (1) and (2) above for such calendar year.

    The servicer will furnish to the indenture trustee, and the indenture trustee will include with each distribution to a Class M-1 noteholder, a statement in respect of the related payment date that shows:

  (1) the amount of the distribution to holders of the Class M-1 notes allocable to interest, separately identifying any unpaid interest shortfall included;

  (2) the amount of such distribution to holders of the Class M-1 notes allocable to principal, separately identifying the aggregate amount of any principal prepayments included;

  (3) any amount by which the Class M-1 formula distribution amount exceeds the Class M-1 distribution amount for the payment date;

  (4) the Principal Balance of the Class M-1 note, after giving effect to the distribution of principal on the payment date;

  (5) any unpaid Class M-1 liquidation loss interest amount, after giving effect to payments of interest on the payment date;

  (6) the Class M-1 Percentage for the payment date;

  (7) the pool scheduled principal balance and the overcollateralization amount for the payment date;

  (8) the pool factor for the payment date;

  (9) the number and aggregate principal balance of loans delinquent (a) 30-59 days, (b) 60-89 days, and (c) 90 or more days; and

  (10) the number of defaulted loans in foreclosure or foreclosed upon and in the servicer's inventory.

    Information furnished under clauses (1) through (4) will be expressed as dollar amounts per $1,000 denomination of Class M-1 note.

    In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class M-1 noteholder of record at any time during that calendar year as to the aggregate of amounts reported under clauses (1) and (2) above for that calendar year.

    The servicer will furnish to the indenture trustee, and the indenture trustee will include with each distribution to a Class M-2 noteholder, a statement in respect of the related payment date showing:

  (1) the amount of the distribution to holders of the Class M-2 notes allocable to interest, separately identifying any unpaid interest shortfall included;

  (2) the amount of the distribution to holders of the Class M-2 notes allocable to principal, separately identifying the aggregate amount of any principal prepayments included;

  (3) any amount by which the Class M-2 formula distribution amount exceeds the Class M-2 distribution amount for the payment date;

  (4) the Principal Balance of the Class M-2 notes after giving effect to the distribution of principal on the payment date;

  (5) any unpaid Class M-2 liquidation loss interest amount, after giving effect to payments of interest on the payment date;

  (6) the Class M-2 Percentage for the payment date;

  (7) the pool scheduled principal balance and the overcollateralization amount for the payment date;

  (8) the pool factor for the payment date;

  (9) the number and aggregate principal balance of loans delinquent (a) 30-59 days, (b) 60-89 days, and (c) 90 or more days; and

  (10) the number of defaulted loans in foreclosure or foreclosed upon and in the servicer's inventory.

    Information furnished under clauses (1) through (4) will be expressed as dollar amounts per $1,000 denomination of Class M-2 note.

    In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class M-2 noteholder of record at any time during that calendar year as to the aggregate of amounts reported pursuant to clauses (1) and (2) above for that calendar year.

    The servicer will furnish to the owner trustee, and the owner trustee will include with each distribution to a Class B-1 certificateholder, a statement in respect of the related payment date that shows:

  (1) the amount of the distribution to holders of the Class B-1 certificates allocable to interest, separately identifying any unpaid interest shortfall included;

  (2) the amount of the distribution to holders of the Class B-1 certificates allocable to principal, separately identifying the aggregate amount of any principal prepayments included;

  (3) any amount by which the Class B-1 formula distribution amount exceeds the Class B-1 distribution amount for the payment date;

  (4) the Principal Balance of the Class B-1 certificates after giving effect to the distribution of principal on the payment date;

  (5) any unpaid Class B-1 liquidation loss interest amount, after giving effect to payments of interest on the payment date;

  (6) the Class B-1 Percentage for the payment date;

  (7) the pool scheduled principal balance and the overcollateralization amount for the payment date;

  (8) the pool factor for the payment date;

  (9) the number and aggregate principal balance of loans delinquent (a) 30-59 days, (b) 60-89 days, and (c) 90 or more days; and

  (10) the number of defaulted loans in foreclosure or foreclosed upon and in the servicer's inventory.

    Information furnished under clauses (1) through (4) will be expressed as dollar amounts per $1,000 denomination of Class B-1 certificate.

    In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class B-1 certificateholder of record at any time during that calendar year as to the aggregate of amounts reported under clauses (1) and (2) above for that calendar year.

    The servicer will furnish to the owner trustee, and the owner trustee will include with each distribution to a Class B-2 certificateholder, a statement in respect of the related payment date that shows:

  (1) the amount of the distribution to holders of Class B-2 certificates allocable to interest;

  (2) the amount of the distribution to holders of Class B-2 certificates allocable to principal (separately identifying the aggregate amount of any principal prepayments included);

  (3) any amount by which the sum of the Class B-2 formula distribution amount and the Class B-2 liquidation loss principal amount, if any, exceeds the Class B-2 distribution amount for the payment date;

  (4) the Class B-2 liquidation loss principal amount for the payment date;

  (5) the Class B-2 guaranty payment for the payment date;

  (6) any unpaid Class B-2 liquidation loss interest amount and any unpaid Class B-2 liquidation loss principal amount after giving effect to the distributions on the payment date;

  (7) the Class B-2 Principal Balance after giving effect to the distribution of principal on the payment date;

  (8) the Class B-2 Percentage for the payment date;

  (9) the pool scheduled principal balance and the overcollateralization amount for the payment date;

  (10) the pool factor for the payment date;

  (11) the number and aggregate principal balance of loans delinquent (a) 30-59 days, (b) 60-89 days, and (c) 90 or more days; and

  (12) the number of defaulted loans in foreclosure or foreclosed upon and in the servicer's inventory.

    Information furnished under clauses (1) through (7) will be expressed as dollar amounts per $1,000 denomination of Class B-2 certificate.

    In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class B-2 certificateholder of record at any time during that calendar year as to the aggregate amounts reported pursuant to clauses (1) and (2) above for that calendar year.

Conveyance of Loans

    On the closing date, Conseco Finance will transfer to Conseco Securitizations all its right, title and interest in the home improvement loans and the home equity loans, including all principal and interest received on or with respect to such loans, other than receipts of principal and interest due on such loans before the cut-off date. Conseco Securitizations will then establish the trust and transfer to the trust all of its right, title and interest in the initial and additional loans. The trust will pledge each loan to the indenture trustee for the benefit of the noteholders under the indenture. If Conseco Finance transfers subsequent loans to Conseco Securitizations, Conseco Securitizations will transfer them to the trust and the trust will pledge each subsequent loan to the indenture trustee for the benefit of the noteholders under the indenture.

    Concurrently with the conveyance on the closing date, the indenture trustee will execute and deliver the notes to or upon the order of Conseco Securitizations, and the owner trustee will execute and deliver the certificates to or upon the order of Conseco Securitizations. The loans are described on a list delivered to the indenture trustee and certified by a duly authorized officer of Conseco Finance. The list includes the amount of monthly payments due on each loan as of the date of issuance of the securities, the interest rate on each contract and the maturity date of each loan. The list will be available for inspection by any securityholder at the principal office of Conseco Finance. Before conveying the loans to Conseco Securitizations, Conseco Finance will have completed a review of all the loan files, confirming the accuracy of each item on the list of loans delivered to the indenture trustee. Conseco Finance will repurchase any loan discovered not to agree with the list in a manner that is materially adverse to the interests of the securityholders, or, if the discrepancy relates to the unpaid principal balance of a loan, Conseco Finance may deposit cash in the collection account in an amount sufficient to offset the discrepancy.

    The indenture trustee will maintain possession of the loans and any other documents contained in the loan files. Uniform Commercial Code financing statements will be filed in Minnesota, reflecting the assignment of the loans by Conseco Finance to Conseco Securitizations and the assignment of the loans by Conseco Securitizations to the trust, and Uniform Commercial Code financing statements will be filed in Minnesota and Delaware reflecting the pledge of the loans and the other trust property by the trust to the indenture trustee. Conseco Finance's accounting records and computer systems will also reflect such assignments and pledge.

    Dorsey & Whitney LLP, our counsel, will render an opinion that the transfer of the loans from Conseco Finance to Conseco Securitizations would, in the event Conseco Finance became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the loans from Conseco Finance to Conseco Securitizations were treated as a pledge to secure borrowings, the distribution of proceeds of the loans to the trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the loans if the proceeds of the sale could satisfy the amount of the debt deemed owed by Conseco Finance, or the bankruptcy trustee could substitute other collateral in lieu of the loans to secure the debt, or the debt could be subject to adjustment by the bankruptcy trustee if Conseco Finance were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

    Conseco Finance will make representations and warranties in the sale and servicing agreement with respect to each loan, including that:

  (1) for each loan as of the applicable cut-off date, the most recent scheduled payment was made or was not delinquent more than 59 days;

  (2) no provision of a loan has been waived, altered or modified in any respect, except by instruments or documents included in the loan file and reflected on the list of loans delivered to the trust;

  (3) each loan is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally;

  (4) no loan is subject to any right of rescission, set-off, counterclaim or defense;

  (5) each loan was originated by a home improvement contractor or home equity lender in the ordinary course of its business or was originated by us directly;

  (6) no loan was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the loan or an interest therein pursuant to the trust agreement, the indenture or the securities unlawful;

  (7)  each loan complies with all requirements of law;

  (8) no loan has been satisfied, subordinated to a lower lien ranking than its original position or rescinded;

  (9) each loan creates a valid and perfected lien on the related real estate;

  (10) all parties to each contract had full legal capacity to execute the loan;

  (11) no loan has been sold, conveyed and assigned or pledged to any other person and we have good and marketable title to each loan free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest, and are the sole owner and have full right to transfer the loan to the trust;

  (12) as of the applicable cut-off date there was no default, breach, violation or event permitting acceleration under any loan and, except for payment delinquencies permitted by clauses (1) and (2) above, no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under the loan, and we have not waived any of the above;

  (13) each loan is a fully-amortizing loan and provides for level monthly payments based on its applicable loan rate, for the final monthly payment, over the term of such loan;

  (14) each loan contains customary and enforceable provisions such as to render the rights and remedies of the holder adequate for realization against the collateral;

  (15) the description of each loan in the list delivered to the trust is true and correct;

  (16)  there is only one original of each loan; and

  (17) each loan was originated or purchased in accordance with our then-current underwriting guidelines.

    Each of the foregoing representations and warranties will also be made with respect to each additional and subsequent loan. In addition, the following criteria must be satisfied when the additional and subsequent loans are added:

  . no adverse selection procedures may be employed in selecting the additional and subsequent loans;

  . each additional and subsequent loan may not be more than 31 days delinquent;

  . no additional or subsequent loan may have an interest rate less than 7.75%;

  . as a result of the purchase of the additional and subsequent loans, the weighted average interest rate of the loans may not be less than the weighted average of the initial loans;

  . the weighted average combined loan-to-value ratio of the additional and subsequent loans may be no more than 1.00% higher than such ratio with respect to the initial loans;

  . no more than 1% of the aggregate principal balance of the loans may be secured by property located in an area with the same five-digit zip code;

  . as a result of the purchase of the additional and subsequent loans, which may not have weighted average FICO score less than that of the initial loans, the percentage of all loans, by aggregate principal balance, with a FICO score less than 620 will not increase by more than 2%;

  .   no additional or subsequent loan may be a Title I loan;

  . all additional and subsequent loans will be single family and owner-occupied;

  .   no additional or subsequent loans will be adjustable rate loans;

  . as a result of the purchase of the additional and subsequent loans, the weighted average debt-to-income ratio, by aggregate principal balance of all loans, will not be greater than such ratio with respect to the initial loans, and no additional or subsequent loan will have an individual debt-to-income ratio greater than 60%.

    In addition, each additional and subsequent loan which is a home improvement loan must satisfy the following criteria:

  . each additional and subsequent home improvement loan must be secured by a mortgage, deed of trust or security deed on the related real estate;

  . each additional and subsequent home improvement loan must have an original stated term to maturity not to exceed 360 months;

  . the weighted average loan interest rate of the additional and subsequent loans will not be more than 5 basis points below the initial weighted average loan interest rate of all loans;

  . the additional and subsequent loans cannot cause the percentages in the states representing more than 5% of the aggregate cut-off date principal balances of the home improvement loans to increase by more than 1%;

  . the initial home improvement loan lien status percentage of third and fourth liens is 7.22%. The additional and subsequent loans cannot cause this percentage to go up more than 1%; and

  . each additional and subsequent home improvement loan must be originated under the same underwriting guidelines as the initial home improvement loans.

    In addition, each additional and subsequent loan which is a home equity loan must meet the following criteria:

  . the additional and subsequent loans cannot cause the percentages in the states representing more than 5% of the aggregate cut-off date principal balances of the home equity loans to increase by more than 1%;

  . the percentage (by original scheduled principal balance) of the loans as of December 17, 1999 which are identified by Conseco under its standard underwriting criteria as "B", "C" and "D" credits will not be more than 300 basis points, 200 basis points and 100 basis points, respectively, more than the percentage of initial home equity loans identified as B, C and D credits;

  . the initial home equity loan lien status percentage of third liens is 14.55%. The additional and subsequent loans cannot cause the preceding percentage to go up more than 1%;

  . the percentage of home equity loans in the initial pool designated by the borrower as debt consolidation is 68.20%. The additional and subsequent home equity loans will not increase the debt consolidation percentage by more than 2%; and

  . each additional and subsequent loan has been originated under the same underwriting guidelines as the initial home equity loans.

    We will also make representations and warranties about the loans in the aggregate, including that:

  (1) the aggregate pool of loans have a weighted average rate of interest of at least 14.31%;

  (2) no loan had a remaining term to maturity at origination of more than 360 months;

  (3) no more than 1% of the loans, by principal balance as of the applicable cut-off date, were secured by properties located in an area with the same zip code;

  (4) no more than 5% of the loans, by principal balance as of the applicable cut-off date, were originated by any one contractor or lender; and

  (5) no adverse selection procedures were employed in selecting the loans from our portfolio.

    Conseco Finance will make certain additional representations and warranties with respect to the subsequent loans. See "--Conveyance of Subsequent Loans and Pre-Funding Account" below.

    Under the terms of the sale and servicing agreement, Conseco Finance has agreed to repurchase, at the repurchase price, any loan that is materially and adversely affected by a breach of a representation and warranty regarding the loan made in the sale and servicing agreement if the breach has not been cured within 90 days of the day it was or should have been discovered by the servicer or the indenture trustee. The repurchase price, with respect to any loan to be so repurchased or with respect to a liquidated loan, means the outstanding principal balance of the loan plus interest on the loan at an interest rate equal to the weighted average of the interest rates of the securities, from the end of the due period with respect to which the obligor last made a scheduled payment, without giving effect to any advances made by the servicer or the indenture trustee, through the date of the repurchase or liquidation. This repurchase obligation constitutes the sole remedy available to the trust and the securityholders for a breach of a representation or warranty under the sale and servicing agreement regarding the loans, but not for any other breach by us of our obligations under the sale and servicing agreement.

Pre-Funding Account

    Although we expect to deliver enough additional loans on the closing date to equal $275,000,000, if the aggregate principal balance of the loans transferred by us to the trust on the closing date is less than $275,000,000, that difference will be deposited in a pre-funding account. The pre-funding account will be used to purchase subsequent loans during the period from the closing date until the earliest of:

  (1) the date on which the amount on deposit in the pre-funding account is less than $10,000;

  (2) 31 days after the closing date; or

  (3) the date on which a servicer termination event occurs as described in the sale and servicing agreement.

    Any conveyance of subsequent loans on a subsequent transfer date is subject to certain conditions including:

  (1) each subsequent loan must satisfy the representations and warranties specified in the related subsequent transfer instrument and the sale and servicing agreement;

  (2) Conseco Finance may not select subsequent loans in a manner that it believes is adverse to the interests of the securityholders;

  (3) as of the respective subsequent cut-off date the subsequent loans must satisfy the following criteria:

     (a) no subsequent loan may be more than 31 days contractually delinquent as of the respective subsequent cut-off date;

     (b) the remaining stated term to maturity of each subsequent loan may not exceed 360 months;

     (c) no subsequent loan may have an interest rate less than 7.75%;

     (d) each subsequent loan must have been underwritten in accordance with Conseco Finance's standard underwriting criteria;

     (e) as a result of the purchase of the subsequent loans, the weighted average loan to value ratio of the loan pool will not be more than 200 basis points more than such ratio with respect to the initial loans;

     (f) as a result of the purchase of the subsequent loans, the securities will not receive from S&P or Moody's a lower credit rating than the rating assigned at the initial issuance of such securities;

     (g) an independent accountant will provide a letter stating whether or not the characteristics of the subsequent loans conform to the characteristics described in this prospectus supplement; and

     (h) as a result of the purchase of the subsequent loans, which subsequent loans will not have a weighted average FICO Score less than that of the initial loans, the percentage of loans in the loan pool, by aggregate principal balance, with a FICO Score less than 620 will not increase by more than 2%.

Collection and Other Servicing Procedures

    The servicer will manage, administer, service and make collections on the loans, exercising the degree of skill and care consistent with the highest degree of skill and care that the servicer exercises with respect to similar contracts (including manufactured housing contracts) serviced by the servicer. The servicer will not be required to cause to be maintained, or otherwise monitor the maintenance of, hazard insurance on the improved properties. Conseco Finance does, however, as a matter of its own policy, monitor proof of hazard insurance coverage, other than flood insurance and require that we be named as an additional loss payee on all first lien secured contracts and generally on junior lien secured loans with amounts financed of over $20,000.

Servicing Compensation and Payment of Expenses

    The servicer will receive a monthly servicing fee for each due period, paid on the next succeeding payment date for servicing the loans equal to one-twelfth of the product of .75% and the remaining pool scheduled principal balance of the loans.

    The monthly servicing fee provides compensation for customary third-party servicing activities to be performed by the servicer for the trust, for additional administrative services performed by the servicer on behalf of the trust and for expenses paid by the servicer on behalf of the trust. The servicer is also entitled to reimbursement out of the liquidation proceeds of a liquidated contract for customary out-of-pocket liquidation expenses it incurs.

    Customary servicing activities include collecting and recording payments, communicating with obligors, investigating payment delinquencies, providing billing and tax records to obligors and maintaining internal records on each loan. Administrative services performed by the servicer on behalf of the trust include selecting and packaging the loans, calculating distributions to securityholders and providing related data processing and reporting services for securityholders and on behalf of the indenture trustee or owner trustee, as applicable. Expenses incurred in connection with the servicing of the loans and paid by the servicer from its servicing fees include payment of fees and expenses of accountants, payments of all fees and expenses incurred in the enforcement of loans or foreclosure on related collateral, payment of trustees' fees, and payment of expenses incurred in distributions and reports to securityholders.

Evidence as to Compliance

    The sale and servicing agreement provides for delivery to the indenture trustee and the owner trustee of a monthly report by the servicer no later than one business day following the determination date, setting forth the information described under "Description of the Securities--Reports to the Securityholders." Each report will be accompanied by a statement from an appropriate officer of the servicer certifying the accuracy of such report and stating that the servicer has not defaulted in the performance of its obligations under the sale and servicing agreement. On or before May 1 of each year, beginning in 2000, the servicer will deliver to the indenture trustee and the owner trustee a report of a nationally recognized accounting firm, stating that the firm has examined documents and records relating to the servicing of loans serviced by the servicer and stating that, on the basis of the examination, the servicing has been conducted in compliance with the sale and servicing agreement, except for any exceptions listed in report.

    The sale and servicing agreement provides that the servicer shall furnish to the indenture trustee and the owner trustee such reasonably pertinent underlying data as can be generated by the servicer's existing data processing system without undue modification or expense.

    The sale and servicing agreement provides that a securityholder holding securities representing at least 5% of the aggregate Principal Balance of all the securities will have the same rights of inspection as the indenture trustee or the owner trustee, and may upon written request to the servicer receive copies of all reports provided to the indenture trustee and the owner trustee.

Certain Matters Relating to Conseco Finance

    The sale and servicing agreement provides that Conseco Finance may not resign from its obligations and duties as servicer, except upon a determination that its performance of its duties is no longer permissible under the sale and servicing agreement or applicable law, and prohibits Conseco Finance from extending credit to any securityholder for the purchase of a security, purchasing securities in any agency or trustee capacity or lending money to the trust. Conseco Finance can be removed as servicer only in an event of termination as discussed above.

Purchase Option; Auction Sale; Additional Principal Distributions

    Beginning on the payment date when the Scheduled Principal Balance of the loans is less than or equal to 20% of the principal balance of the loans as of their applicable cut-off date, the holder of the Class C certificate will have the right to purchase or arrange for the purchase of all outstanding loans (other than any loan as to which title to the underlying property has been assigned) at a price sufficient to pay

  (1) the aggregate principal balance of the securities,

  (2) the monthly interest due on all securities on the payment date occurring in the month following the date of repurchase, and

  (3) any accrued but unpaid interest thereon.

    This amount will be distributed on the payment date occurring in the month following the date of purchase.

    If the holder of the Class C certificate does not exercise this purchase option on or before the following payment date, then on the next payment date the indenture trustee will begin an auction process to sell the loans and the other trust assets at the highest possible price, but the indenture trustee cannot sell the trust assets and liquidate the trust unless at least two bids are received and the highest bid would be sufficient to pay the aggregate unpaid principal balance of the securities and all accrued and unpaid interest thereon. If the first auction of the trust property is not successful because the highest bid received was too low, then the indenture trustee will conduct an auction of the loans every third month thereafter, until an acceptable bid is received for the trust property. We cannot assure you that the first auction or any subsequent auction will be successful. The holder of the Class C certificate may exercise its purchase option on any payment date after the first payment date described above, unless the indenture trustee has accepted a qualifying bid for the trust property.

    If the first auction of the trust property is not successful because of the highest bid received was too low, then on each payment date thereafter the securityholders will be entitled to receive the Additional Principal Distribution Amount, in addition to the Formula Principal Distribution Amount for that payment date. The "Additional Principal Distribution Amount" for any such payment date will be equal to the remaining Amount Available after paying all interest and principal then due on the securities and paying the monthly servicing fee. The Additional Principal Distribution Amount will be allocated among the Class A notes, the Class M notes, the Class B-1 certificates and the Class B-2 certificates pro rata, based on the outstanding Principal Balance of each such class on that payment date.

Administrator

    Conseco Financial Servicing Corp. will provide the notices and perform other administrative obligations required by the indenture and the trust agreement. The administrator, a subsidiary of Conseco Finance, will enter into an administration agreement with the trust, the indenture trustee and the owner trustee relating to its duties and obligations as administrator.

Registration of the Securities

    The securities initially will be represented by certificates registered in the name of Cede & Co., the nominee of DTC. The interests of beneficial owners of the securities will be represented by book entries on the records of the participating members of DTC. Definitive securities will be available only under the limited circumstances described herein. Holders of the securities may hold through DTC in the United States, CEDEL or Euroclear in Europe if they are participants of these systems, or indirectly through organizations that are participants in these systems.

    CEDEL and Euroclear will hold omnibus positions in the securities on behalf of the CEDEL participants and the Euroclear participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations and facilitates the clearance and settlement of securities transactions between participants in the securities through electronic book-entry changes in accounts of participants, eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    The beneficial owners of securities who are not participants but desire to purchase, sell or otherwise transfer ownership of the securities may do so only through participants unless and until definitive securities, are issued. In addition, security owners will receive all distributions of principal of, and interest on, the securities from the indenture trustee or owner trustee, as applicable, through DTC and participants. Security owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described below.

    Unless and until definitive securities are issued, it is anticipated that the only securityholder of the securities will be Cede & Co., as nominee of DTC. Security owners will not be recognized by the indenture trustee as noteholders or by the owner trustee as certificateholders as those terms are used in the sale and servicing agreement. Security owners are only permitted to exercise the rights of securityholders indirectly through participants and DTC.

    While securities are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts for the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants with whom security owners have accounts for securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective security owners. Accordingly, although security owners will not possess certificates, the rules provide a mechanism by which security owners will receive distributions and will be able to transfer their interests.

    Securities will be issued in registered form to security owners, or their nominees, rather than to DTC, only if (1) DTC or Conseco Finance advises the indenture trustee or owner trustee, as applicable, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the securities and Conseco Finance, the owner trustee or the indenture trustee is unable to locate a qualified successor or (2) Conseco Finance at its sole option advises the indenture trustee or owner trustee, as applicable, in writing that it elects to terminate the book-entry system through DTC. Upon issuance of definitive securities to security owners, such securities will be transferable directly and registered holders will deal directly with the indenture trustee or owner trustee, as applicable, with respect to transfers, notices and distributions.

    DTC has advised us that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by a securityholder under the sale and servicing agreement only at the direction of one or more participants to whose DTC accounts the securities are credited. DTC has advised us that DTC will take action on any fractional interest of the securities only at the direction of and on behalf of the participants beneficially owning a corresponding fractional interest of the securities. DTC may take actions, at the direction of the participants, on some securities which conflict with actions taken on other securities.

    Issuance of securities in book-entry form rather than as physical certificates may adversely affect the liquidity of the securities in the secondary market and the ability of security owners to pledge them. In addition, since distributions on the securities will be made by the indenture trustee or owner trustee, as applicable, to DTC and DTC will credit distributions to the accounts of its participants, with the participants further crediting distributions to the accounts of indirect participants or security owners, security owners may experience delays in the receipt of distributions.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL participants and Euroclear participants may not deliver instructions directly to the depositaries.

    Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and credits of any transactions in the securities settled during the processing will be reported to the relevant CEDEL participant or Euroclear participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL participant or a Euroclear participant to a participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

    CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations, which are called CEDEL participants, and facilitates the clearance and settlement of securities transactions between CEDEL participants through electronic book-entry changes in accounts of CEDEL participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL participant, either directly or indirectly.

    The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I hereto. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriter. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments on securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

    Distributions on securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. The distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this prospectus supplement.

    Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

                 DESCRIPTION OF THE CLASS B-2 LIMITED GUARANTY

    To mitigate the effect of the subordination of the Class B-2 certificates and liquidation losses and delinquencies on the loans, Conseco Finance will provide a guaranty against losses that would otherwise be borne by the Class B-2 certificates. Each payment required to be made under the Class B-2 limited guaranty is referred to as a Class B-2 guaranty payment. On any payment date on which the Class B-2 Distribution Test is not satisfied, the Class B-2 guaranty payment will equal the amount by which:

  (1)  the sum of

     (a) accrued and unpaid interest on the Class B-2 certificates for that payment date and

     (b) the Class B-2 liquidation loss principal amount, if any, for that payment date exceeds

  (2) the remaining Amount Available for distribution to the Class B-2 certificateholders.

The Class B-2 liquidation loss principal amount for any payment date equals the amount, if any, by which the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance for such payment date exceeds the pool scheduled principal balance for such payment date, but in no event greater than the Class B-2 Principal Balance. The Class B-2 liquidation loss principal amount is, in substance, the amount of losses experienced on the loans during the related due period that was not absorbed by the overcollateralization amount, the Class B-2 guaranty fee, the Class C certificates and the monthly servicing fee otherwise payable to Conseco Finance, so long as Conseco Finance or one of its wholly owned subsidiaries is the servicer on the loans.

    On each payment date on which the Class B-2 Distribution Test is satisfied (or the Class A Principal Balance, the Class M Principal Balance and the Class B-1 Principal Balance have been reduced to zero), the Class B-2 guaranty payment will equal the amount, if any, by which

     (a)  the sum of

            (i) accrued interest and principal due on the Class B-2 certificates for that payment date and

            (ii) the Class B-2 liquidation loss principal amount for that payment date exceeds

     (b) the remaining Amount Available for distribution to the Class B-2 certificateholders.

    The Class B-2 limited guaranty will be Conseco Finance's, and only Conseco Finance's, unsecured general obligation and will not be supported by any letter of credit or other credit enhancement arrangement. The Class B-2 limited guaranty will not benefit in any way, or result in any payment to, the Class A noteholders, Class M noteholders or Class B-1 certificateholders.

    As compensation for providing the Class B-2 limited guaranty, Conseco Finance will be entitled to receive on each payment date a Class B-2 guaranty fee equal to the lesser of (i) one-twelfth of 3% of the pool scheduled principal balance, or (ii) the remaining Amount Available after payment of all interest and principal then due on the securities, payment of the monthly service fee, and payment of the Additional Principal Distribution Amount (if any).

                   FEDERAL AND STATE INCOME TAX CONSEQUENCES

    The following is a general discussion of federal and state income tax consequences relating to the purchase, ownership and disposition of the securities. The discussion is based upon the current provisions of the Internal Revenue Code, the treasury regulations promulgated under the Internal Revenue Code, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. See "Federal Income Tax Consequences" and "State Income Tax Consequences" in the prospectus.

    You should consult your own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the securities. You should note that no rulings have been or will be sought from the IRS about any of the federal income tax consequences discussed herein or in the accompanying prospectus, and no assurance can be given that the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on transactions similar to those we describe about the trust, involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates.

    In the opinion of Dorsey & Whitney LLP, for Federal and Minnesota income tax purposes, the notes will be characterized as debt and the trust will not be characterized as an association, or a publicly traded partnership taxable as a corporation and neither the trust nor any portion of the trust will constitute a taxable mortgage pool taxable as a corporation. The notes will not be issued with original issue discount.

    The trust, Conseco Securitizations and each certificateholder, by the acceptance of a certificate, will agree to treat the trust as a partnership in which the certificateholders are partners for Federal and Minnesota state income tax purposes. Alternative characterizations of the trust and the certificates are possible, but will not result in materially adverse tax consequences to certificateholders. Some types of certificateholders will, however, be subject to differing tax consequences from an investment in certificates, as further described in "Federal Income Tax Consequences--Tax Consequences to Certificateholders" in the prospectus.

    The securities will not be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and real estate assets under
Section 856(c)(4)(A) of the Internal Revenue Code. In addition, interest on the securities will not be treated as interest on obligations secured by mortgages on real property under Section 856(c)(3)(B) of the Internal Revenue Code. The securities also will not be treated as qualified mortgages under Section 860G(a)(3)(C) of the Internal Revenue Code.

                              ERISA CONSIDERATIONS

    The following information supplements, and if inconsistent supersedes, the information in the prospectus under "ERISA Considerations."

    Section 406 of the Employee Retirement Income Security Act of 1974 and
Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee Benefit Plan, as well as individual retirement accounts and some types of Keogh Plans from engaging in certain transactions with persons that are parties in interest under ERISA or disqualified persons under the Internal Revenue Code with respect to such Benefit Plan. A violation of these prohibited transaction rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for those persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

    Some transactions involving the purchase, holding or transfer of the notes might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code if assets of the trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Internal Revenue Code only if the Benefit Plan acquires an equity interest in the trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. We believe that, as of the date of this prospectus supplement, the notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the notes are treated as an equity interest for such purposes, the acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the owner trustee or the indenture trustee, the owner of collateral, the underwriters, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In this case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of asset invested and the position of the plan fiduciary making the decision to acquire a note. Included among these exemptions are: Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding transactions by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by qualified professional asset managers; and PTCE 96-23, regarding transactions effected by in-house asset managers.

    In addition, if the notes were treated as an equity interest in the future, the assets of the trust could be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Internal Revenue Code. In view of the investor-specific nature of the conditions on the exemptive relief available under ERISA and the Internal Revenue Code, each investor should determine whether it is investing plan assets in the notes and, if it is, should determine that appropriate exemptive relief from ERISA's prohibited transaction provisions is available. By acquiring notes, each purchaser will be deemed to represent that either (1) it is not acquiring the note with the assets of a Benefit Plan; or
(2) the acquisition and holding
of the note will not give rise to a nonexempt prohibited transaction under
Section 406(a) of ERISA or Section 4975 of the Internal Revenue Code.

    Under current law, the purchase and holding of certificates by or on behalf of any Benefit Plan may cause the assets of the Trust to constitute plan assets, and therefore may result in a non-exempt prohibited transaction under ERISA and the Internal Revenue Code. As a result, the certificates may not be purchased by or transferred to a Benefit Plan or a person or entity acting on behalf of or investing the assets of a Benefit Plan. Consequently, by its acceptance of a certificate, each certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan or a person or entity acting on behalf of or investing the assets of a Benefit Plan. For additional information regarding the treatment of the certificates under ERISA, see "ERISA Considerations" in the prospectus.

    Benefit Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. The plans may, however, be subject to the provisions of other applicable federal and state laws, including, for any such governmental or church plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code, the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

    A plan fiduciary considering the purchase of notes should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                      WHERE YOU CAN FIND MORE INFORMATION

    In addition to the documents described in the accompanying prospectus under "Conseco Finance Corp.--General," the financial statements included in, or as exhibits to, the following documents, which have been filed with the Securities and Exchange Commission, are incorporated by reference in this prospectus supplement:

  (a) Annual Report on Form 10-K for the year ended December 31, 1998, and

  (b) Quarterly Report on Form 10-Q for the period ended June 30, 1999.

    Conseco Finance will provide without charge to any person to whom this prospectus supplement is delivered, upon the oral or written request of that person, a copy of any or all of the foregoing financial statements incorporated in this prospectus supplement by reference. Requests for copies should be directed to 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639.

    Conseco Finance, on behalf of the trust, undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the trust's annual report under section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered by this prospectus supplement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  UNDERWRITING

    The underwriter has agreed, subject to the terms and conditions of the underwriting agreement, to purchase from Conseco Securitizations the respective principal amounts of the notes shown below. We refer to the notes being sold to the underwriter as the underwritten notes.

                           Principal   Principal   Principal   Principal   Principal   Principal   Principal
                           Amount of   Amount of   Amount of   Amount of   Amount of   Amount of   Amount of
                             Class       Class       Class       Class       Class       Class       Class
                           A-1 Notes   A-2 Notes   A-3 Notes   A-4 Notes   A-5 Notes   A-6 Notes   M-1 Notes
       Underwriter        ----------- ----------- ----------- ----------- ----------- ----------- -----------
Bear, Stearns & Co.
 Inc. ..................  $45,100,000 $48,400,000 $24,900,000 $30,200,000 $35,000,000 $13,025,000 $22,000,000
                          ----------- ----------- ----------- ----------- ----------- ----------- -----------
 Totals.................  $45,100,000 $48,400,000 $24,900,000 $30,200,000 $35,000,000 $13,025,000 $22,000,000
                          =========== =========== =========== =========== =========== =========== ===========

    In the underwriting agreement, the underwriter has agreed, subject to the terms and conditions in the underwriting agreement, to purchase all of the underwritten notes if any such notes are purchased. In the event of a default by the underwriter, the underwriting agreement provides that, in certain circumstances, the underwriting agreement may be terminated.

    Conseco Securitizations has been advised by the underwriter that it proposes initially to offer the underwritten notes to the public at the respective offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the Principal Balance). The underwriter may allow and such dealers may reallow a discount not in excess of the respective amounts listed in the table below to other dealers.

                                                           Selling   Reallowance
        Class                                             Concession  Discount
        -----                                             ---------- -----------
        A-1..............................................   0.130%      0.097%
        A-2..............................................   0.165%      0.123%
        A-3..............................................   0.180%      0.135%
        A-4..............................................   0.240%      0.180%
        A-5..............................................   0.300%      0.225%
        A-6..............................................   0.390%      0.290%
        M-1..............................................   0.510%      0.380%

    Until the distribution of the offered securities is completed, rules of the SEC may limit the ability of the underwriter and certain selling group members to bid for and purchase the offered securities. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the price of the underwritten notes. These transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the underwritten notes. In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might without these purchases.

    Neither Conseco Finance, Conseco Securitizations nor the underwriter makes any representations or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the underwritten notes. In addition, neither Conseco Finance, Conseco Securitizations nor the underwriter makes any representation that the underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    The underwriting agreement provides that Conseco Finance and Conseco Securitizations will indemnify the underwriter against liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the underwriter may be required to make.

    The Class M-2 notes and Class B-1 and Class B-2 certificates may be offered by Conseco Securitizations from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. However, there is currently no underwriting arrangement in effect for these securities. Proceeds to Conseco Securitizations from any sale of the Class M-2 notes or Class B-1 or Class B-2 certificates will equal the purchase price paid by the purchaser, net of any expenses payable by Conseco Securitizations and any compensation payable to any underwriter or agent.

    Conseco Finance and Conseco Securitizations estimate that we will incur expenses of $500,000 in connection with this offering.

    Conseco Finance and Conseco Securitizations have agreed that for a period of 30 days from the date of this prospectus supplement we will not offer or sell publicly any other home improvement loan or home equity loan backed notes or certificates without the consent of the underwriter.

    The underwriter or one of its affiliates has from time to time provided or may in the future provide warehouse and other financing to us.

                                 LEGAL MATTERS

    Certain legal matters relating to the issuance of the securities will be passed upon for Conseco Finance and the trust by Dorsey & Whitney, LLP, Minneapolis, Minnesota, and for the underwriter by Brown & Wood llp, New York, New York. The material federal income tax consequences of the securities will be passed upon for Conseco Finance by Dorsey & Whitney LLP.

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the securities will be available only in book-entry form (the "Global Securities"). Investors in the global securities may hold such global securities through any of DTC, CEDEL or Euroclear. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding global securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective depositaries of CEDEL and Euroclear (in such capacity) and DTC participants.

  Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

  All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

  Investors electing to hold their global securities through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their global securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

Secondary Market Trading

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to book-entry securities in same-day funds.

  Trading between CEDEL or Euroclear Participants. Secondary market trading between CEDEL participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and CEDEL or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a CEDEL participant or a Euroclear participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL participant or Euroclear participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its depositary to receive the global certificates against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC participant's account against delivery of the global certificates. After settlement has been completed, the global securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL participant's or Euroclear participant's account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the global securities are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL participants or Euroclear participants purchasing global certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global certificates would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL participant's or Euroclear participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Certificates to the respective depositary for the benefit of CEDEL participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

  Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing systems, through their respective depositaries, to a DTC participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL participant or Euroclear participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective depositaries, as appropriate, to deliver the securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL participant or Euroclear participant the following day, and receipt of the cash proceeds in the CEDEL participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL participant or Euroclear participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipts of the sale proceeds in its account, the bank-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase global securities from DTC participants for delivery to CEDEL participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

  (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

  (b) borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the CEDEL participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

  A beneficial owner of global securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless: (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and (2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption of non-U.S. Persons (Form W-8). Beneficial owners of securities that are non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) and a certificate under penalties of perjury (the "Tax Certificate") that such beneficial owner is (i) not a controlled foreign corporation (within the meaning of Section 957(a) of the Internal Revenue Code) that is related (within the meaning of Section 846(d)(4) of the Internal Revenue Code) to the trust or the transferor and
  (ii) not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the trust or the transferor. If the information shown on Form W-8 or the tax certificate changes, a new Form W-8 or tax certificate, as the case may be, must be filed within 30 days of such change.

    Exemption for non-U.S. Persons with effectively connected income (Form
  4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (exemption from withholding of tax on income effectively connected with the conduct of a trade or business in the United States).

    Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (ownership, exemption or reduced rate certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of securities or such owner's agent.

    Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (payer's request for taxpayer identification number and certification).

      U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means:

  (1) a citizen or resident of the United States;

  (2) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia;

  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source; or

  (4) a trust other than a foreign trust within the meaning of Section 7701(a)(31) of the Internal Revenue Code.

To the extent prescribed in regulations by the secretary of the treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under Subpart E of Part 1 of Subchapter J of Chapter 1 of the Internal Revenue Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

PROSPECTUS
                                                                  [Conseco Logo]

                        Conseco Finance Corp., Servicer
                 Conseco Finance Securitizations Corp., Seller
                                Home Loan Trusts

  We are offering loan-backed notes and loan-backed certificates under this prospectus and a prospectus supplement. We will form a trust for each series, and the trust will issue the securities of that series. The securities of any series may comprise several different classes. A trust may also issue one or more other interests in the trust that will not be offered under this prospectus.

  The right of each class of securities within a series to receive payments may be senior or subordinate to the rights of one or more of the other classes of securities. In addition, a series of securities may include one or more classes which on the one hand are subordinated to one or more classes of securities, while on the other hand are senior to one or more classes of securities. The rate of principal and interest payment on the securities of any class will depend on the priority of payment of that class and the rate and timing of payments of the related home equity loans.

                               ----------------

  The securities will represent obligations of the related trust and will not represent any interest in or obligation of Conseco Finance Corp., Conseco Finance Securitizations Corp. or any of their affiliates.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

  This prospectus may not be used to consummate sales of any securities unless accompanied by the prospectus supplement relating to that series.

                       Prospectus dated November 1, 1999.

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

  We tell you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which many not apply to a particular series of securities, including your series; and (2) the prospectus supplement for the particular terms of your series of securities.

  You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

                                   THE TRUSTS

  For each series of securities, we will establish a trust under the related trust documents. Before the sale and assignment of the related loans under the related trust documents, the trust will have no assets or obligations. The trust will not engage in any business activity other than acquiring and holding the trust property, issuing the notes and the certificates, if any, of such series and distributing payments.

  Each note will represent an obligation of, and each certificate, if any, will represent a fractional undivided interest in, the related trust. The trust property of each trust will include:

  (1)  a loan pool,

  (2) amounts as from time to time may be held in the collection account, including all investments in the collection account and all income from the investment of funds and all proceeds and certain other accounts, including the proceeds,

  (3) proceeds from FHA insurance, with respect to any FHA-insured home improvement loan included in the loan pool,

  (4) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a series of securities,

  (5)  other rights under the trust documents and

  (6) other property as may be specified in the related prospectus supplement. See "The Loans" and "Description of the Trust Documents-- Collections."

  The trust property will also include, if so specified in the related prospectus supplement, monies on deposit in a pre-funding account to be established with the indenture trustee or the trustee, which will be used to purchase subsequent loans from us, and as frequently as daily, during the pre-funding period specified in the related prospectus supplement. Any subsequent loans purchased will be included in the related loan pool forming part of the trust property, subject to the prior rights of the related indenture trustee and the noteholders. In addition, to the extent specified in the related prospectus supplement, a form of credit enhancement may be issued or held by the trustee or the indenture trustee for the benefit of holders of one or more classes of securities. Holders of securities of a series will have interests only in the loan pool and will have no interest in the loan pool created with respect to any other series of securities, except with respect to FHA insurance reserves.

  Except as otherwise specified in the related prospectus supplement, we will have originated all of the loans in the ordinary course of our business. Specific information respecting the loans included in each trust will be provided in the related prospectus supplement and, if not contained in the related prospectus supplement, in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities. A copy of the sale and servicing agreement for each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to that series will be attached to the sale and servicing agreement delivered to the trustee upon delivery of the securities.

  When we use terms in this prospectus such as loan pool, trust, sale and servicing agreement, interest rate or pass-through rate, those terms apply, unless the context otherwise indicates, to one specific loan pool and trust, each sale and servicing agreement, each interest rate applicable to the related class of notes and each pass-through rate applicable to the related class of certificates.

The Loan Pools

  Except as otherwise specified in the related prospectus supplement, the loan pool will consist of home improvement contracts and promissory notes, and closed-end home equity loans we originated on an individual basis in the ordinary course of business. The home improvement loans may be conventional home improvement contracts or contracts insured by FHA. The home improvement loans will not be secured by any lien on the related real estate, and the home equity loans may have a loan-to-value ratio substantially in excess of 100%. Except as otherwise specified in the related prospectus supplement, the loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

  For each series of securities, we will assign the loans constituting the loan pool to the trustee named in the related prospectus supplement. We, as servicer, will service the loans under the sale and servicing agreement. See "Description of the Trust Documents--Servicing." Unless we specify otherwise in the related prospectus supplement, the loan documents will be held by the trustee or a custodian.

  The related prospectus supplement will specify for the loans contained in the related loan pool, the range of the dates of origination of the loans; the range of the loan rates and the weighted average loan rate; the minimum and maximum outstanding Principal Balances and the average outstanding Principal Balance as of the cut-off date; the aggregate Principal Balance of the loans included in the loan pool as of the cut-off date; the weighted average and range of scheduled terms to maturity as of origination and as of the cut-off date; the range of original maturities of the loans and the last maturity date of any loan; and the geographic location of improved real estate securing the loans. If the trust includes a pre-funding account, the related prospectus supplement will specify the conditions that must be satisfied before any transfer of subsequent loans, including the requisite characteristics of the subsequent loans.

  We will make representations and warranties as to the types and geographical distribution of the loans included in a loan pool and as to the accuracy in all material respects of information furnished to the trustee for each such loan. Upon a breach of any representation or warranty that materially and adversely affects the interests of the securityholders in a loan, we will be obligated to cure the breach in all material respects, or to repurchase or substitute for the loan as described below. This repurchase obligation constitutes the sole remedy available to the securityholders or the trustee for a breach of representation or warranty by us. See "Description of the Trust Documents--Sale and Assignment of the Loans."

The Trustee

  The trustee for each trust will be specified in the related prospectus supplement. The trustee's liability in connection with the issuance and sale of the securities of such series will be limited solely to the express obligations of such trustee described in the related trust documents. A trustee may resign at any time, in which event the general partner will be obligated to appoint a successor trustee. The general partner may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the related trust documents or if the trustee becomes insolvent. In such circumstances, the general partner will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related prospectus supplement and will not become effective until acceptance of the appointment by the successor trustee.

                             CONSECO FINANCE CORP.

General

  Conseco Finance Corp. was formerly known as Green Tree Financial Corporation. We are a Delaware corporation that, as of December 31, 1998, had stockholders' equity of approximately $2.2 billion. Through our various divisions, we purchase, pool, sell and service retail conditional sales contracts for manufactured housing and retail installment sales contracts for home improvements, a variety of consumer products and equipment finance, and home equity loans. We are the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Conseco Finance Servicing Corp., our wholly owned subsidiary. Through our principal offices in St. Paul, Minnesota, and service centers throughout the United States, we serve all 50 states. We began financing FHA-insured home improvement loans in April 1989 and conventional home improvement loans in September 1992. We also purchase, pool and service installment sales contracts for various consumer products. Our principal executive offices are located at 1100 Landmark Towers, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). Our annual report on Form 10-K for the year ended December 31, 1998 and, when available, subsequent quarterly and annual reports are available from us upon written request.

  The SEC allows us to incorporate by reference some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We are incorporating by reference the following documents into this prospectus and the prospectus supplement:

  . Conseco Finance Corp.'s annual report on Form 10-K for the year ended December 31, 1998.

  . Conseco Finance Corp.'s quarterly report on Form 10Q for the quarter ended June 30, 1999.

  We will provide you, upon your written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, exhibits to those documents. Please direct your requests for copies to John Dolphin, Director of Investor Relations, 11825 Pennsylvania Street, Carmel, Indiana 46032, telephone number (317) 817-6100.

  All documents filed by the servicer, on behalf of any trust, under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and before the termination of the offering of the securities issued by that trust, will be incorporated by reference into this prospectus.

  Federal securities law requires the filing of information with the Securities and Exchange Commission, including annual, quarterly and special reports and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy such reports, proxy statements and other information at the following regional offices of the SEC:

  New York Regional Office                  Chicago Regional Office
  Seven World Trade Center                  Citicorp Center
  Suite 1300                                500 West Madison Street, Suite
  New York, NY 10048                     1400
                                            Chicago, IL 60661

  Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms or visit the SEC's web site at http://www.sec.gov to access available filings.

Loan Origination

  Home Improvement Loans. Through our centralized loan processing operations in St. Paul, Minnesota, we arrange to purchase contracts from home improvement contractors located throughout the United States. Our regional sales managers contact home improvement contractors and explain our available financing plans, terms, prevailing rates and credit and financing policies. If the contractor wishes to use our available customer financing, the contractor must make an application for contractor approval. We have a contractor approval process under to which the financial condition, business experience and qualifications of the contractor are reviewed prior to his or her approval to sell contracts to us. In addition, we have a centralized compliance group which reviews and updates contractor financial condition and reviews contractors on an annual basis to determine whether the contractor's approval will be continued. We also review monthly contractor trend reports which show the default and delinquency trends of the particular contractor on contracts sold to us. We occasionally will originate directly a home improvement promissory note involving a home improvement transaction.

  All contracts that we originate are written on forms provided or approved by us and are purchased on an individually approved basis in accordance with our guidelines. The contractor submits the customer's credit application and construction contract to our office where an analysis of the creditworthiness of the customer is made using a proprietary credit scoring system that was implemented by us in June 1993. If we determine that the application meets our underwriting guidelines and applicable FHA regulations, for FHA-insured contracts, and the credit is approved, we purchase the contract from the contractor when the customer verifies satisfactory completion of the work, or, in the case of staged funding, we follow up with the customer for the completion certificate 90 days after funding.

  The types of home improvements we finance include:

  (1)  exterior renovations, including windows, siding and roofing;

  (2)  pools and spas;

  (3)  kitchen and bath remodeling; and

  (4) room additions and garages. We may also, under some limited conditions, extend additional credit beyond the purchase price of the home improvement for the purpose of debt consolidation.

  The original principal amount of an unsecured FHA-insured home improvement contract currently may not exceed $7,500 without specific FHA approval, with a maximum term of 20 years. Some other criteria for home improvement contracts eligible for FHA insurance are described under the caption "Description of FHA Insurance."

  We began financing conventional home improvement loans in September 1992. Conventional home improvement loans are not insured by FHA. The unsecured conventional program allows for an amount financed from $2,500 to $15,000, except in Massachusetts where the loan limit may be $20,000. The allowable term of unsecured contracts is 24 to 120 months. Our underwriting standards for unsecured home improvement contracts are, in general, more stringent than its underwriting standards for secured home improvement contracts with similar terms. Eligible property includes an owner-occupied single family home, up to four unit multiple-family dwelling, owner-occupied condominium or town house, or an owner-occupied manufactured home located in a Conseco Finance-approved park or attached to the real estate.

  Home Equity Loans. We have originated closed-end home equity loans since January 1996. As of December 31, 1998, we had approximately $7,302,696,406 aggregate principal amount of outstanding closed-end home equity loans.

  Through a system of regional offices, we market our home equity lending directly to consumers using a variety of marketing techniques. We also review and re-underwrite loan applications forwarded by correspondent lenders.

  Our credit approval process analyzes both the equity position of the requested loan, including both the priority of the lien and the combined loan-to-value ratio, and the applicant's creditworthiness; to the extent the requested loan would have a less favorable equity position, the creditworthiness of the borrower must be stronger, or may be weaker. The loan-to-value ratio of the requested loan, combined with any existing loans with a senior lien position, may not exceed 95% without senior management approval. In most circumstances, an appraisal of the property is required. Currently, loans secured by a first mortgage with an obligor having a superior credit rating may not exceed $300,000 without senior management approval, and loans secured by a second mortgage with an obligor having a superior credit rating may not exceed $250,000 without senior management approval.

Loss and Delinquency Information

  Each prospectus supplement will include our loss and delinquency experience for our entire servicing portfolio of home improvement contracts and home equity loans. We cannot assure you that this experience will be an indicator of the performance of the loans included in a particular loan pool.

                     CONSECO FINANCE SECURITIZATIONS CORP.

  Conseco Securitizations is a wholly owned subsidiary of Conseco Finance. It was formed on September 10, 1999. Conseco Securitizations may only engage in the business of acquiring pools of loans from Conseco Finance and transferring those loans to trusts such as the trusts described in this prospectus, and activities incidental or related thereto. The principal executive offices of Conseco Securitizations are located at 300 Landmark Towers, St. Paul, Minnesota 55102-1639 and its telephone number is (651) 293-3400.

  Conseco Securitizations has taken and will take steps in conducting its business that are intended to make it unlikely that a bankruptcy of Conseco Finance would result in the consolidation of the assets and liabilities of Conseco Finance and Conseco Securitizations. These steps include the creation of Conseco Securitizations as a separate, limited-purpose corporation pursuant to a certification of incorporation containing restrictions on the permissible business activities of Conseco Securitizations, requiring that Conseco Securitizations have on its board of directors at least two directors who are independent of Conseco Finance, and requiring that all business transactions or corporate actions outside of the ordinary course of business be approved by the independent directors.

                              YIELD CONSIDERATIONS

  The interest rates, pass-through rates and the weighted average loan rate of the loans, as of the related cut-off date relating to each series of securities will be described in the related prospectus supplement.

  The prospectus supplement for each series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any class of securities that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any class of securities that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of securities which may be offered, such as stripped notes, interest only certificates, principal only certificates and fast pay/slow pay certificates, may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying loans. If stated in the related prospectus supplement, the yield on some types of securities which may be offered could change and may be negative under some prepayment rate scenarios. Accordingly, some types of securities may not be legal or appropriate investments for some financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations." In addition, the timing of changes in the rate of prepayment on the loans included in a loan pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on loans occur, the greater the effect on the investor's yield to maturity.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

Maturity

  Unless otherwise described in an applicable prospectus supplement, all of the loans will have maturities at origination of not more than 25 years.

Prepayment Considerations

  Loans generally may be prepaid in full or in part without penalty. FHA-insured loans may be prepaid at any time without penalty. We have no significant experience with respect to the rate of principal prepayments on home improvement contracts and home equity loans. Because the loans have scheduled due dates throughout the calendar month, and because, unless otherwise specified in the related prospectus supplement, all principal prepayments will be passed through to securityholders of the related series on the payment date following the due period in which the principal prepayment occurred, prepayments on the loans would affect the amount of funds available to make distributions on the securities on any payment date only if a substantial portion of the loans prepaid prior to their respective due dates in a particular month, thus paying less than 30 days' interest for that due period while very few loans prepaid after their respective due dates in that month. In addition, liquidations of defaulted loans or the servicer's or Conseco Finance's exercise of its option to repurchase the entire remaining pool of loans, see "Description of the Trust Documents--Termination," will affect the timing of principal distributions on the securities of a series.

  Information regarding the prepayment standard or model or any other rate of assumed prepayment will be described in the prospectus supplement for a series of securities. Although the related prospectus supplement will specify the prepayment assumptions used to price any series of securities, we cannot assure you that the loans will prepay at that rate, and it is unlikely that prepayments or liquidations of the loans will occur at any constant rate.

  See "Description of the Trust Documents--Termination" for a description of Conseco Finance's or the servicer's option to repurchase the loans comprising part of a trust when the aggregate Principal Balance of the loans as of the related cut-off date is less than a specified percentage of the cut-off date Principal Balance of the loans. See also "The Trusts--The Loan Pools" for a description of our obligations to repurchase a loan in case of a breach of a representation or warranty relative to the loan.

                                  POOL FACTOR

  The certificate pool factor for each class of certificates will be an eight-digit decimal which the servicer will compute indicating the outstanding balance with respect to the certificates as of each distribution date, after giving effect to all distributions of principal made on such distribution date, as a fraction of the original certificate balance of the certificates. The note pool factor for each class of notes will be an eight-digit decimal which the servicer will compute indicating the remaining outstanding Principal Balance for such notes as of each distribution date, after giving effect to all distributions of principal on the distribution date as a fraction of the initial outstanding Principal Balance of the class of notes. Each certificate pool factor and each note pool factor will initially be 1.00000000; thereafter, the certificate pool factor and the note pool factor will decline to reflect reductions in the certificate balance of the applicable class of certificates or reductions in the outstanding Principal Balance of the applicable class of notes, as the case may be. The amount of a certificateholder's pro rata share of the certificate balance for the related class of certificates can be determined by multiplying the original denomination of the certificateholder's certificate by the then applicable certificate pool factor. The amount of a noteholder's pro rata share of the aggregate outstanding Principal Balance of the applicable class of notes can be determined by multiplying the original denomination of the noteholder's note by the then applicable note pool factor.

  For each trust and under the related trust documents, on each distribution date or payment date, as the case may be, the related certificateholders and noteholders will receive periodic reports from the trustee stating the certificate pool factor or the note pool factor, as the case may be, and containing various other items of information. Unless and until definitive certificates or definitive notes are issued, the reports will be sent on behalf of the trust to the trustee and the indenture trustee and Cede & Co., as registered holder of the certificates and the notes and the nominee of DTC. Certificate owners and note owners may receive such reports, upon written request, together with a certification that they are certificate owners or note owners and payment of any expenses associated with the distribution of the reports, from the trustee and the indenture trustee at the addresses specified in the related prospectus supplement. See "Certain Information Regarding the Securities--Statements to Securityholders."

                                USE OF PROCEEDS

  Unless we specify otherwise in the related prospectus supplement, the net proceeds to be received by the trust from the sale of each series of securities will be paid by Conseco Securitizations to Conseco Finance as payment for the loans, and those proceeds will be used to pay to Conseco Finance the purchase price for the loans and to make the deposit of the pre-funded amount into the pre-funding account, if any, to repay warehouse lenders and/or to provide for other forms of credit enhancement specified in the related prospectus supplement. The net proceeds we will receive will be used for our general corporate purposes, including the origination or acquisition of additional home improvement loan contracts and home equity loans, costs of carrying such contracts until sale of the related certificates and to pay other expenses connected with pooling the loans and issuing the securities.

                                   THE NOTES

General

  For each series of securities, one or more classes of notes will be issued under the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Unless we specify otherwise in the related prospectus supplement, no notes will be issued as a part of any series. The following summary does not claim to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the notes and the indenture, and the following summary will be supplemented in whole or in part by the related prospectus supplement. Where particular provisions of or terms used in the indenture are referred to, the actual provisions are incorporated by reference as part of this summary.

  Unless we specify otherwise in the related prospectus supplement, each class of notes will initially be represented by a single note registered in the name of the nominee of the depository. See "Certain Information Regarding the Securities--Book-Entry Registration." Unless otherwise specified in the related prospectus supplement, notes will be available for purchase in denominations of $1,000 and in integral multiples of $1,000. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with the transfer or exchange. Unless otherwise provided in the related prospectus supplement, the indenture trustee will initially be designated as the registrar for the notes.

Principal and Interest on the Notes

  The timing and priority of payment, seniority, allocations of loss, interest rate and amount of or method of determining payments of principal and interest on the notes will be described in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any class or classes of notes of such series, or any class of certificates, as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, payments of interest on the notes will be made before payments of principal. A series may include one or more classes of stripped notes entitled to: (1) principal payments with disproportionate, nominal or no interest payment, or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of stripped notes, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes, or the initial interest rate and the method for determining the interest rate. One or more classes of notes of a series may be redeemable under the circumstances specified in the related prospectus supplement.

  Unless we specify otherwise in the related prospectus supplement, payments for interest to noteholders of all classes within a series will have the same priority. Under some circumstances, the Amount Available for the payments could be less than the amount of interest payable on the notes on any of the dates specified for payments in the related prospectus supplement in which case each class of noteholders will receive their ratable share, based upon the aggregate amount of interest due to that class of noteholders, of the aggregate Amount Available to be distributed for interest on the notes.

  In the case of a series of securities which includes two or more classes of notes, the timing, sequential order and priority of payment for principal and interest, and any schedule or formula or other provisions applicable to the determination, of each class will be set forth in the related prospectus supplement. Unless we specify otherwise in the related prospectus supplement, payments for principal and interest of any class of notes will be made on a pro rata basis among all of the notes of that class.

The Indenture

  A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. We will provide a copy of the applicable indenture, without exhibits, upon request to a holder of notes issued.

  Modification of Indenture Without Noteholder Consent. Each trust and related indenture trustee, on behalf of the trust may, without consent of the related noteholders, enter into one or more supplemental indentures for any of the following purposes:

  (1) to correct or amplify the description of the collateral or add additional collateral;

  (2) to provide for the assumption of the note and the indenture obligations by a permitted successor to the trust;

  (3) to add additional covenants for the benefit of the related noteholders;

  (4) to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

  (5) to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture;

  (6) to provide for the acceptance of the appointment of a successor indenture trustee or to add to or change any of the provisions of the indenture or any supplemental indenture which may be inconsistent with any other provision of the indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

  (7) to modify, eliminate or add to the provisions of the indenture in order to comply with the Trust Indenture Act of 1939, as amended; and

  (8) to add any provisions to, change in any manner, or eliminate any of the provisions of, the indenture or modify in any manner the rights of noteholders under the indenture; provided that any action specified in this clause shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related noteholder unless noteholder consent is otherwise obtained as described below.

  Modifications of Indenture With Noteholder Consent. For each trust, with the consent of the holders representing a majority of the Principal Balance of the outstanding related notes, the owner trustee and the indenture trustee may execute a supplemental indenture to add provisions, to change in any manner or eliminate any provisions of, the related indenture, or modify in any manner the rights of the related noteholders.

  Without the consent of the holder of each outstanding related note affected, however, no supplemental indenture may:

  (1) change the due date of any installment of principal of or interest on any note or reduce the principal amount, the interest rate specified or the redemption price or change the manner of calculating any payment, any place of payment where, or the coin or currency in which any note or any interest is payable;

  (2) impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;

  (3) reduce the percentage of the aggregate amount of the outstanding notes unless under certain circumstances the consent of the holders is obtained.

  (4) modify or alter the provisions of the indenture regarding the voting of notes held by the related trust, any other obligor on the notes, Conseco Finance or an affiliate of any of them;

  (5) reduce the percentage of the aggregate outstanding amount of the notes the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

  (6) decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or other related agreements; or

  (7) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

  Events of Default; Rights Upon Event of Default. With respect to each trust, unless otherwise specified in the related prospectus supplement, events of default under the indenture will consist of:

  (1) a default for five days or more in the payment of interest on any note;

  (2) a default in the payment of the principal or any installment of the principal of any note when the same becomes due and payable;

  (3) a default in the observance or performance in any material respect of any covenant or agreement of the trust made in the indenture, or any representation or warranty made by the trust in the indenture or in any certificate delivered or in connection with having been incorrect as of the time made, and the continuation of any default or the failure to cure the breach of a representation or warranty for a period of 30 days after notice is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the notes outstanding; or

  (4) some events of bankruptcy, insolvency, receivership or liquidation of the trust.

However, the amount of principal due and payable on any class of notes on any payment date, before the final scheduled payment date, if any, for that class will generally be determined by amounts available to be deposited in the note distribution account for the payment date. As a result, unless otherwise specified in the related prospectus supplement, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default unless that class of notes has a final scheduled payment date, and then not until that final scheduled payment date for that class of notes.

  Unless we specify otherwise in the related prospectus supplement, if an event of default should occur and be continuing for the notes of any series, the related indenture trustee or a note majority may declare the principal of the notes to be immediately due and payable. This declaration may, under some circumstances, be rescinded by a note majority.

  Unless we specify otherwise in the related prospectus supplement, if the notes of any series have been declared due and payable following an event of default, the related indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party, sell the related loans or elect to have the trust maintain possession of the loans and continue to apply collections on the loans as if there had been no declaration of acceleration. Unless we specify otherwise in the related prospectus supplement, the indenture trustee, however, will be prohibited from selling the related loans following an event of default, unless:

  (1) the holders of all outstanding related notes consent to such sale;

  (2) the proceeds of the sale are sufficient to pay in full the principal and the accrued interest on the outstanding notes at the date of the sale; or

  (3) the indenture trustee determines the proceeds of the loans would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the notes.

Unless we specify otherwise in the related prospectus supplement, following a declaration upon an event of default that the notes are immediately due and payable, (1) note owners will be entitled to ratable repayment of principal on the basis of their respective unpaid Principal Balances and (2) repayment in full of the accrued interest on and unpaid Principal Balances of the notes will be made before any further payment of interest or principal on the certificates.

  Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing for a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the indenture, a note majority in a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and a note majority may, in certain cases, waive any default, except a default in the payment of principal or interest or a default for a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

  No holder of a note of any series will have the right to institute any proceeding with respect to the related indenture, unless:

  (1) such holder previously has given to the indenture trustee written notice of a continuing event of default;

  (2) the holders of not less than 25% in principal amount of the outstanding notes of such series have made written request of the indenture trustee to institute such proceeding in its own name as indenture trustee;

  (3) the holder or holders have offered the indenture trustee reasonable indemnity;

  (4) the indenture trustee has for 60 days failed to institute the proceeding; and

  (5) no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding notes.

  If an event of default occurs and is continuing and if it is known to the indenture trustee, the indenture trustee will mail to each noteholder notice of the event of default within 90 days after it occurs. Except in the case of a failure to pay principal or interest on any note, the indenture trustee may withhold the notice if it determines in good faith that withholding the notice is in the interests of the noteholders.

  In addition, each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the seller or the related trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

  Neither the indenture trustee nor the trustee in its individual capacity, nor any holder of a certificate including, without limitation, Conseco Finance, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the related notes or for any agreement or covenant of the related trust contained in the indenture.

  Certain Covenants. Each indenture will provide that the related trust may not consolidate with or merge into any other entity, unless:

  (1) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state;

  (2) the entity expressly assumes the trust's obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the trust under the indenture;

  (3) no event of default shall have occurred and be continuing immediately after the merger or consolidation;

  (4) the trustee has been advised that the current rating of the related notes or certificates in effect would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation;

  (5) the trustee has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any related note owner or certificate owner.

  Each trust will not:

  (1) except as expressly permitted by the indenture, the trust documents or certain related documents for the trust, sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

  (2) claim any credit or make any deduction from the principal and interest payable for the related notes, other than amounts withheld under the Internal Revenue Code or applicable state law or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust,

  (3)  dissolve or liquidate in whole or in part,

  (4) permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under such indenture except as may be expressly permitted, or

  (5) except as expressly permitted by the related documents, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest or proceeds.

  No trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled "The Trust." No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and the related indenture or otherwise in accordance with the related documents.

  Annual Compliance Statement. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

  Indenture Trustee's Annual Report. The indenture trustee will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported. Note owners may receive these reports upon written request, together with a certification that they are note owners and payment of reproduction and postage expenses associated with the distribution of the reports, from the indenture trustee at the address specified in the related prospectus supplement.

  Satisfaction and Discharge of Indenture. The indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related Indenture trustee for cancellation of all notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

The Indenture Trustee

  The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee may resign at any time, in which event the seller will be obligated to appoint a successor trustee. We may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes insolvent. In such circumstances, We will be obligated to appoint a successor trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee will be subject to any conditions or approvals, if any, specified in the related prospectus supplement and will not become effective until acceptance of the appointment by a successor trustee.

                                THE CERTIFICATES

General

  A series of securities may include one or more classes of certificates issued under trust documents to be entered into between Conseco Finance, as seller and as servicer, and the trustee, forms of which have been filed as exhibits to the registration statement of which this prospectus forms a part. The following summary does not claim to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of the trust documents. Where particular provisions or terms used in the trust documents are referred to, the actual provisions are incorporated by reference as part of this summary.

  If the certificates of a series are issued in more than one class, the certificates of all or less than all of those classes may be sold under this prospectus, and there may be separate prospectus supplements relating to one or more of the classes sold. Any reference in this prospectus to the prospectus supplement relating to a series comprised of more than one class should be understood as a reference to each of the prospectus supplements relating to the classes sold under this prospectus. Any reference in this prospectus to the certificates of a class should be understood to refer to the certificates of a class within a series or all of the certificates of a single-class series, as the context may require. For convenience of description, any reference in this prospectus to a "class" of certificates includes a reference to any subclasses of that class.

  Unless we specify otherwise in the related prospectus supplement, each class of certificates will initially be represented by a single certificate registered in the name of the nominee of DTC. See "Certain Information Regarding the Securities--Book-Entry Registration." Unless otherwise specified in the related prospectus supplement, the certificates evidencing interests in a trust will be available for purchase in denominations of $1,000 initial principal amount and integral multiples thereof, except that one certificate evidencing an interest in the trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise specified in the related prospectus supplement, the trustee will initially be designated as the registrar for the certificates.

Distributions of Interest and Principal

  The timing and priority of distributions, seniority, allocations of loss, pass-through rate and amount of or method of determining distributions with respect to principal and interest, or, where applicable, for principal only or interest only, on the certificates of any series will be described in the related prospectus supplement. Distributions of interest on the certificates will be made on the dates specified in the related prospectus supplement and, unless otherwise specified in the related prospectus supplement, will be made prior to distributions with respect to principal. A series may include one or more classes of certificates which are subordinated in right of distribution to one or more other classes of certificates, as provided in the related prospectus supplement. Certificates of a series which includes senior and subordinated certificates are referred to herein collectively as senior/subordinated certificates. A series of senior/subordinated certificates may include one or more classes referred to as mezzanine certificates which are subordinated to one or more classes of certificates and are senior to one or more classes of certificates. The prospectus supplement with respect to a series of senior/subordinated certificates will describe, among other things:

  . the extent to which the subordinated certificates are subordinated, which may include a formula for determining the subordinated amount or for determining the allocation of the Amount Available among senior certificates and subordinated certificates;

  . the allocation of losses among the classes of subordinated certificates;

  . the period or periods of such subordination, the minimum subordinated amount, if any; and

  . any distributions or payments which will not be affected by such subordination.

The protection afforded to the senior certificateholders from the subordination feature described above will be effected by the preferential right of those certificateholders to receive current distributions from the loan pool. If a series of certificates contains more than one class of subordinated certificates, losses will be allocated among those classes in the manner described in the prospectus supplement. If specified in the applicable prospectus supplement, mezzanine certificates or other classes of subordinated certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered under this prospectus and the prospectus supplement.

  If specified in a prospectus supplement, a series may include one or more classes of certificates which:

  (1) are entitled to receive distributions only in respect of principal, interest or any combination thereof, or in specified proportions for such payments; and/or

  (2) are entitled to receive distributions for principal before or after specified principal distributions have been made on one or more other classes within such series, or on a planned amortization schedule or targeted amortization schedule or upon the occurrence of other specified events.

The prospectus supplement will describe the rate at which interest will be paid to certificateholders of each class of a given series. Such pass-through rate may be fixed, variable or adjustable, as specified in the related prospectus supplement.

  The related prospectus supplement will specify the pass-through rate for each class of certificate, or the initial pass-through rate and the method for determining the pass-through rate. Unless we specify otherwise in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless we specify otherwise in the related prospectus supplement, distributions for the certificates will be subordinate to payments for the notes, if any, as more fully described in the related prospectus supplement. Distributions in respect of principal of any class of certificates will be made on a pro rata basis among all of the certificateholders of that class.

  In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions for principal, and any schedule or formula or other provisions applicable to the determination, of each class shall be as described in the related prospectus supplement.

                      INFORMATION REGARDING THE SECURITIES

Book-Entry Registration

  Unless otherwise provided in the related prospectus supplement, the securities of each series will be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations and facilitates the clearance and settlement of securities transactions between participants in those securities through electronic book-entry changes in accounts of participants, eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  Certificate owners and note owners who are not participants but desire to purchase, sell or otherwise transfer ownership of securities may do so only through participants unless and until definitive certificates or definitive notes, are issued. In addition, certificate owners and note owners will receive all distributions of principal of, and interest on, the securities from the trustee or the indenture trustee, through DTC and participants. Certificate owners and note owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described below and other circumstances as may be specified in the related prospectus supplement.

  Unless and until definitive securities are issued, it is anticipated that the only certificateholder of the certificates and the only noteholder of the notes, if any, will be Cede & Co., as nominee of DTC. Certificate owners and note owners will not be recognized by the trustee as certificateholders or by the indenture trustee as noteholders as those terms are used in the related trust documents or indenture. Certificate owners and note owners will be permitted to exercise the rights of certificateholders or noteholders only indirectly through participants and DTC.

  With respect to any series of securities, while the securities are outstanding under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants with whom certificate owners or note owners have accounts for securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective certificate owners and note owners. Accordingly, although certificate owners and note owners will not possess securities, the rules provide a mechanism by which certificate owners and note owners will receive distributions and will be able to transfer their interests.

  With respect to any series of securities, unless otherwise specified in the related prospectus supplement, certificates, if any, and notes will be issued in registered form to certificate owners and note owners, or their nominees, rather than to DTC, only if:

  (1) DTC, Conseco Finance or the servicer advises the trustee or the indenture trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository for the certificates or the notes, and Conseco Finance, the servicer, the trustee or the indenture trustee, as the case may be, is unable to locate a qualified successor;

  (2) Conseco Finance or the administrator, if any, at its sole option has advised the trustee or the indenture trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC; and

  (3) after the occurrence of a servicer termination event, the holders representing a majority of the certificate balance or a note majority advises the trustee or the indenture trustee through DTC, that continuation of a book-entry system is no longer in their best interests.

Upon issuance of definitive certificates or definitive notes to certificate owners or note owners, such certificates or notes will be transferable directly, and not exclusively on a book-entry basis and registered holders will deal directly with the trustee or the indenture trustee with respect to transfers, notices and distributions.

  DTC has advised Conseco Finance that, unless and until definitive certificates or definitive notes are issued, DTC will take any action permitted to be taken by a certificateholder or a noteholder under the related trust documents or indenture only at the direction of one or more participants to whose DTC accounts the certificates or notes are credited. DTC has advised us that DTC will take action with respect to any fractional interest of the certificates or the notes only at the direction of and on behalf of those participants beneficially owning a corresponding fractional interest of the certificates or the notes. DTC may take actions, at the direction of the related participants, for some certificates or notes which conflict with actions taken for other certificates or notes.

  Issuance of certificates and notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of certificates or notes in the secondary market and the ability of the certificate owners or note owners to pledge them. In addition, since distributions on the certificates and the notes will be made by the trustee or the indenture trustee to DTC and DTC will credit such distributions to the accounts of its participants, with the participants further crediting such distributions to the accounts of indirect participants or certificate owners or note owners, certificate owners and note owners may experience delays in the receipt of distributions.

Statements to Securityholders

  On or before each distribution date, the servicer will prepare and provide to the trustee a statement to be delivered to the related certificateholders on that distribution date. On or prior to each distribution date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the related noteholders on such distribution date. Such statements will be based on the information in the related servicer's certificate listing some information required under the trust documents. Unless we specify otherwise in the related prospectus supplement, each statement to be delivered to certificateholders will include the following information as to the certificates for such distribution date or the period since the previous distribution date, as applicable, and each such statement to be delivered to noteholders will include the following information as to the notes for such distribution date or the period since the previous distribution date:

  (1) the amount of the distribution allocable to interest on or for each class of securities;

  (2) the amount of the distribution allocable to principal on or for each class of securities;

  (3) the certificate balance and the certificate pool factor for each class of certificates and the aggregate outstanding Principal Balance and the note pool factor for each class of notes, after giving effect to all payments reported under (2) above on that date;

  (4) the amount of the monthly servicing fee paid to the servicer for the related due period or periods;

  (5) the pass-through rate or interest rate for the next period for any class of certificates or notes with variable or adjustable rates;

  (6) the amount of advances made by the servicer for such distribution date, and the amount paid to the servicer on that distribution date as reimbursement of advances made on previous distribution dates;

  (7) the amount distributed to certificateholders and noteholders applicable to payments under the related form of credit enhancement, if any;

  (8) our FHA insurance reserve amount;

  (9) the number and aggregate Principal Balance of loans delinquent (i) 31-59 days, (ii) 60-89 and (iii) 90 or more days;

  (10) the number of loans liquidated during the due period ending immediately before the payment date;

  (11) such customary factual information as is necessary to enable securityholders to prepare their tax returns; and

  (12) such other information as may be specified in the prospectus supplement.

  Each amount described in subclauses (1), (2), (4) and (6) with respect to certificates or notes will be expressed as a dollar amount per $1,000 of the initial certificate balance or the initial Principal Balance of the notes.

  Unless and until definitive certificates or definitive notes are issued, the reports with respect to a series of securities will be sent on behalf of the related trust to the trustee, the indenture trustee and Cede & Co., as registered holder of the certificates and the notes and the nominee of DTC. Certificate owners and note owners may receive copies of the reports upon written request, together with a certification that they are certificate owners or note owners, as the case may be, and payment of reproduction and postage expenses associated with the distribution of the reports, from the trustee or the indenture trustee. See "Reports to Securityholders" and "--Book-Entry Registration" above.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a trust, the trustee and the indenture trustee will mail to each holder of a class of securities who at any time during that calendar year has been a securityholder, and received any payment, a statement containing information for the purposes of that securityholder's preparation of federal income tax returns. DTC will convey that information to its participants, who in turn will convey that information to their related indirect participants in accordance with arrangements among DTC and those participants. Certificate owners and note owners may receive the reports upon written request, together with a certification that they are certificate owners or note owners and payment of reproduction and postage expenses associated with the distribution of that information, from the trustee, for certificate owners, or from the indenture trustee, for note owners, at the addresses specified in the related prospectus supplement. See "Certain Federal Income Tax Consequences."

Lists of Securityholders

  Unless we state otherwise in the prospectus supplement, for each series of certificates, at such time, if any, as definitive certificates have been issued, the trustee will, upon written request by three or more certificateholders or one or more holders of certificates evidencing not less than 25% of the certificate balance, within five business days after provision to the trustee of a statement of the applicants' desire to communicate with other certificateholders about their rights under the regarding trust documents or the certificates and a copy of the communication that the applicants propose to transmit, afford the certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders with respect to their rights under the trust documents. Unless otherwise specified in the prospectus supplement, the trust documents will not provide for holding any annual or other meetings of certificateholders.

  Unless otherwise provided in the prospectus supplement, for each series of notes, at such time as definitive notes have been issued, the indenture trustee will, upon written request by three or more noteholders or one or more holders of notes evidencing not less than 25% of the aggregate Principal Balance of the related notes, within five business days after provision to the indenture trustee of a statement of the applicants' desire to communicate with other noteholders about their rights under the related indenture or the notes and a copy of the communication that the applicants propose to transmit, afford such noteholders access during business hours to the current list of noteholders for purposes of communicating with other noteholders with respect to their rights under the indenture. Unless we specify otherwise in the prospectus supplement, the indenture will not provide for holding any annual or other meetings of noteholders.

                       DESCRIPTION OF THE TRUST DOCUMENTS

  Except as otherwise specified in the prospectus supplement, the following summary describes terms of the sale and servicing agreements and the trust agreements under which we will sell and assign the loans to a trust and the servicer will agree to service the loans on behalf of the trust, and pursuant to which the trust will be created and certificates will be issued. Forms of the trust documents have been filed as exhibits to the registration statement of which this prospectus forms a part. We will provide a copy of those agreements upon request to a holder of securities. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the trust documents. Where particular provisions or terms used in the trust documents are referred to, the actual provisions are incorporated by reference as part of that summary.

Sale and Assignment of the Loans

  On the closing date, we will sell and assign to the trust, without recourse, our entire interest in the related loans, including all principal and interest received on or for the loans other than receipts of principal and interest due on the loans before the cut-off date. Each loan transferred by us to the trust will be identified in a schedule appearing as an exhibit to the trust documents. Concurrently with the sale and assignment, the trustee will execute and the indenture trustee will authenticate and deliver the notes to or upon our order and the trustee will execute and deliver the related certificates representing the certificates, if any, to or upon our order.

  The schedule of loans will include the amount of monthly payments due on each loan as of the date of issuance of the securities, the loan rate on each loan and the maturity date of each loan. The list will be available for inspection by any securityholder at the principal executive office of the servicer. Before the conveyance of the loans to the trustee, our internal audit department will complete a review of all of the loan files confirming the accuracy of the list of loans delivered to the trustee. Any loan discovered not to agree with that list in a manner that is materially adverse to the interests of the securityholders will be repurchased or substituted for by us, or, if the discrepancy relates to the unpaid Principal Balance of a loan, we may deposit cash in the separate account maintained at an eligible institution in the name of the trustee in an amount sufficient to offset the discrepancy. If the trust includes a pre-funding account, the prospectus supplement will specify the conditions that must be satisfied any transfer of subsequent loans, including the requisite characteristics of the subsequent loans.

  Unless we specify otherwise in the prospectus supplement, the trustee or its custodian will maintain possession of the loans and any other documents contained in the loan files. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the loans by Conseco Finance to Conseco Securitizations, and by Conseco Securitizations to the trustee, and our accounting records and computer systems will also reflect the sale and assignment.

  Our counsel identified in the prospectus supplement will render an opinion to the trustee that the transfer of the loans from Conseco Finance to Conseco Securitizations would, in the event Conseco Finance became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If the transfer of the loans from Conseco Finance to Conseco Securitizations were treated as a pledge to secure our borrowings, the distribution of proceeds of the loans to the trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of the proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the loans if the proceeds of the sale could satisfy the amount of the debt deemed owed by us, or the bankruptcy trustee could substitute other collateral in lieu of the loans to secure that debt, or that debt could be subject to adjustment by the bankruptcy trustee if Conseco Finance were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Our counsel will also render an opinion that, if Conseco Finance became a debtor under the United States Bankruptcy Code, the assets and liabilities of Conseco Securitizations would not be consolidated with those of Conseco Finance. If, however, a bankruptcy court did order such a consolidation, then delays or reductions in distribution of proceeds of the loans to the trust could result.

  Unless we specify otherwise in the prospectus supplement, we will make representations and warranties in the sale and servicing agreement for each loan as of the related closing date, including that:

  (1) as of the cut-off date the most recent scheduled payment was made or was not delinquent more than 59 days;

  (2) no provision of a loan has been waived, altered or modified in any respect, except by instruments or documents included in the loan file and reflected on the list of loans delivered to the trustee;

  (3) each loan is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors rights generally;

  (4) no loan is subject to any right of rescission, set-off, counterclaim or defense;

  (5) each FHA-insured home improvement loan was originated in accordance with applicable FHA regulations and is insured, without set off, surcharge or defense, by FHA insurance;

  (6) each loan was either (a) entered into by a home improvement contractor in the ordinary course of such contractor's business and, immediately upon funding, assigned to us or (b) was originated by a home equity lender in the ordinary course of such lender's business and assigned to us or (c) was originated by us directly;

  (7) no loan was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the loan or an interest therein pursuant to the sale and servicing agreement or the securities unlawful;

  (8) each loan complies with all requirements of law;

  (9) no loan has been satisfied, subordinated to a lower lien ranking than its original position, if any, or rescinded;

  (10) all parties to each loan had full legal capacity to execute such loan;

  (11) no loan has been sold, conveyed and assigned or pledged to any other person and Conseco Finance has good and marketable title to each loan free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer the loan to Conseco Securitizations;

  (12) as of the cut-off date there was no default, breach, violation or event permitting acceleration under any loan, except for payment delinquencies permitted by clause (1) above, no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under loan, and we have not waived any of the foregoing;

  (13) each loan is a fully-amortizing loan with a fixed rate of interest and provides for level payments over the term of the loan;

  (14) the description of each loan described in the list delivered to the trustee is true and correct;

  (15) there is only one original of each loan; and

  (16) each loan was originated or purchased in accordance with our then-current underwriting guidelines.

  Our warranties will be made as of the execution and delivery of the trust documents and will survive the sale, transfer and assignment of the related loans and other trust property to the trust but will speak only as of the date made.

  Under the terms of the sale and servicing agreement, if we become aware of a breach of any representation or warranty that materially adversely affects the interests of the note owners, the certificate owners, or the related trust in any loan, or receive written notice of such a breach from the trustee or the servicer, then we will be obligated either to cure that breach or to repurchase or, if so provided in the related prospectus supplement, substitute for the affected loan, in each case under the conditions further described and in the prospectus supplement. This repurchase obligation will constitute the sole remedy available to the trust and the securityholders for a breach of a representation or warranty under the sale and servicing agreement for the loans, but not for any other breach by us of our obligations under the sale and servicing agreement.

  The purchase amount of a loan at any time means the outstanding principal amount of that loan, without giving effect to any advances made by the servicer or the trustee, plus interest at the applicable loan rate on that loan from the end of the due period for which the obligor last made a payment, without giving effect to any advances made by the servicer or the trustee through the end of the immediately preceding due period.

  Upon the purchase by us of a loan due to a breach of a representation or warranty, the trustee will convey that loan and the related trust property to us.

Collections

  With respect to each trust, the servicer will establish one or more collection accounts in the name of the indenture trustee for the benefit of the related securityholders. If specified in the prospectus supplement, the indenture trustee will establish and maintain for each series an account, in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the collection account and any pre-funding account and any amounts received from any source of credit enhancement for payment to those noteholders will be deposited and from which all distributions to those noteholders will be made. For any series including one or more classes of certificates, the trustee will establish and maintain for each series an account, in the name of the trustee on behalf of the related certificateholders, in which amounts released from the collection account and any pre-funding account and any amounts received from any source of credit enhancement for distribution to certificateholders will be deposited and from which all distributions to certificateholders will be made. The collection account, the certificate distribution account, and the note distribution account, are referred to herein collectively as the "Designated Accounts." Any other accounts to be established with respect to a trust will be described in the prospectus supplement.

  Each designated account will be an eligible account maintained with the trustee, the indenture trustee and/or other depository institutions. Eligible account means any account which is:

  (1) an account maintained with an eligible institution;

  (2) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC;

  (3) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the trustee, which depository institution or trust company has capital and surplus, or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company, of not less than $50,000,000 and the securities of such depository institution, or, if such depository institution is a subsidiary of a bank holding company system and such depository institution's securities are not rated, the securities of the bank holding company, has a credit rating from each rating agency rating such series of notes and/or certificates in one of its generic credit rating categories which signifies investment grade; or

  (4) an account that will not cause any rating agency to downgrade or withdraw its then-current rating assigned to the securities, as confirmed in writing by each rating agency.

Eligible institution means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund, currently administered by the Federal Deposit Insurance Corporation, whose short-term deposits have been rated in one of the two highest rating categories or such other rating category as will not adversely affect the ratings assigned to the securities of the series. On the closing date specified in the prospectus supplement, the servicer will cause to be deposited in the collection account all payments on the loans received by the servicer after the cut-off date and on or before the second business day preceding the closing date.

  Unless we specify otherwise in the prospectus supplement, the servicer will deposit in the collection account on a daily basis all proceeds and collections received or made by it for the related loans subsequent to the cut-off date, including scheduled payments of principal and interest due after the cut-off date but received by the servicer on or before the cut-off date, including:

  (1) all obligor payments on account of principal, including principal prepayments, on the loans;

  (2) all obligor payments on account of interest on the loans;

  (3) all FHA insurance payments received by the servicer;

  (4) all amounts received and retained in connection with the liquidation of defaulted loans;

  (5) any advances made as described under "Advances" below and other amounts required under the sale and servicing agreement to be deposited in the collection account;

  (6) all amounts received from any credit enhancement provided a series of securities; and

  (7) all proceeds of any loan or property acquired in respect thereof repurchased by the servicer or Conseco Finance, as described under "Sale and Assignment of the Loans" above or under "Repurchase Option" below.

  Notwithstanding the foregoing and unless we provide otherwise in the prospectus supplement, the servicer may utilize an alternative remittance schedule, if the servicer provides to the trustee and the indenture trustee written confirmation from each rating agency that such alternative remittance schedule will not result in the downgrading or withdrawal by such rating agency of the rating(s) then assigned to the securities. Conseco Finance will also deposit into the collection account on or before the deposit date the purchase amount of each loan to be purchased by it for breach of a representation or warranty.

  For any series of securities, funds in the designated accounts and any other accounts identified in the prospectus supplement will be invested, as provided in the trust documents, at the direction of the servicer in United States government securities and certain other high-quality investments meeting the criteria specified in the trust documents ("Eligible Investments"). Eligible investments shall mature no later than the business day preceding the applicable distribution date for the due period to which the amounts relate. Investments in eligible investments will be made in the name of the trustee or the indenture trustee and such investments will not be sold or disposed of prior to their maturity.

  Unless otherwise specified in the prospectus supplement, collections or recoveries on a loan, other than late fees or other similar fees or charges received during a due period and purchase amounts deposited with the trustee before a distribution date will be applied first to any outstanding advances made by the servicer for the loan, and then to interest and principal on the loan in accordance with the terms of the loan.

Servicing

  Under the sale and servicing agreement, the servicer will service and administer the loans assigned to the trustee as more fully described below. The servicer will perform diligently all services and duties specified in each sale and servicing agreement, in the same manner as prudent lending institutions of home improvement contracts of the same type as the loans in those jurisdictions where the related real properties are located or as otherwise specified in the sale and servicing agreement. The duties to be performed by the servicer will include collection and remittance of principal and interest payments, as well as submission of FHA insurance claims where applicable.

  The servicer will make reasonable efforts to collect all payments called for under the loans and, consistent with the sale and servicing agreement and any FHA insurance, will follow the collection procedures for the loans as it follows with respect to loans or contracts serviced that are comparable to the loans.

  Evidence as to Compliance. Unless we specify otherwise in the prospectus supplement, each sale and servicing agreement will require the servicer to deliver to the trustee a monthly report before each payment date, describing information regarding the loan pool and the securities of the series as is specified in the prospectus supplement. Each report to the trustee will be accompanied by a statement from an appropriate officer of the servicer certifying the accuracy of the report and stating that the servicer has not defaulted in the performance of its obligations under the sale and servicing agreement. On or before May 1 of each year, the servicer will deliver to the trustee a report of a nationally recognized accounting firm stating that the firm has examined documents and records for the servicing of home improvement contracts serviced by the servicer under agreements similar to the sale and servicing agreement and stating that the servicing has been conducted in compliance with the sale and servicing agreement, except for any exceptions described in the report.

  Certain Matters Regarding the Servicer. The servicer may not resign from its obligations and duties under a sale and servicing agreement except upon a determination that its duties are no longer permissible under applicable law. No such resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the sale and servicing agreement. The servicer can only be removed as servicer upon the occurrence of an event of termination as discussed below.

  The servicer shall keep in force throughout the term of the sale and servicing agreement:

  . a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the sale and servicing agreement, and

  .   a fidelity bond.

The policy or policies and the fidelity bond shall be in the form and amount as is generally customary among persons which service a portfolio of home improvement contracts having an aggregate principal amount of $10 million or more and which are generally regarded as servicers acceptable to institutional investors.

  Servicing Compensation and Payment of Expenses. For its servicing of the loans, the servicer will receive servicing fees which include a monthly servicing fee, which we may assign for each due period, paid on the next succeeding payment date equal to 1/12th of the product of the annual servicing fee rate described in the applicable prospectus supplement and the aggregate Principal Balance for the payment date. As long as we are the servicer, the trustee will pay us its monthly servicing fee from any monies remaining after the securityholders have received all payments of principal and interest for the payment date.

  The monthly servicing fee provides compensation for customary third-party servicing activities to be performed by the servicer for the trust, for additional administrative services performed by the servicer on behalf of the trust and for expenses paid by the servicer on behalf of the trust.

  Customary servicing activities include:

  .   collecting and recording payments,

  .   communicating with obligors,

  .   investigating payment delinquencies,

  .   providing billing and tax records to obligors, and

  .   maintaining internal records with respect to each loan.

Administrative services performed by the servicer on behalf of the trust include:

  .   selecting and packaging the loans,

  .   calculating distributions to securityholders, and

  . providing related data processing and reporting services for securityholders and on behalf of the trustee.

Expenses incurred in connection with servicing of the loans and paid by Conseco Finance from its monthly servicing fees include:

  .   payment of FHA Insurance premiums,

  .   payment of fees and expenses of accountants,

  . payments of all fees and expenses incurred in connection with the enforcement of loans, including submission of FHA Insurance claims, if applicable or payment of trustee's fees, and

  . payment of expenses incurred in connection with distributions and reports to securityholders, except that the servicer shall be reimbursed out of the liquidation proceeds of a Liquidated Loan, including FHA Insurance proceeds for customary out-of-pocket liquidation expenses incurred.

  Events of Termination. Unless we specify otherwise in the prospectus supplement, events of termination under each sale and servicing agreement will occur if:

  (1) any failure by the servicer to deliver to the indenture trustee for distribution to the noteholders or to the trustee for distribution to the certificateholders any required payment which continues unremedied for 5 days, or such other period specified in the prospectus supplement, after the giving of written notice;

  (2) any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the trust documents that materially and adversely affects the interests of securityholders, which, in either case, continues unremedied for 30 days after the giving of written notice of the failure or breach;

  (3) any assignment or delegation by the servicer of its duties or rights under the trust documents, except as specifically permitted under the trust documents, or any attempt to make such an assignment or delegation;

  (4) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer;

  (5) the servicer is no longer an eligible servicer, as defined in the trust documents; or

  (6) if Conseco Finance is the servicer, Conseco Finance's receiving rights under its master seller-servicer contract with GNMA are terminated. Notice means notice to the servicer by the trustee, the indenture trustee, or Conseco Finance, or to Conseco Finance, the servicer, the indenture trustee, and the trustee by the holders of securities representing interests aggregating not less than 25% of the outstanding Principal Balance of the securities issued by the trust.

  Unless otherwise specified in the prospectus supplement, if a servicer termination event occurs and is continuing, the trustee, the indenture trustee or the holders of at least 25% in aggregate Principal Balance of the outstanding securities issued by the trust, by notice given in writing to the servicer, and to the trustee and the indenture trustee if given by the securityholders, may terminate all of the rights and obligations of the servicer under the trust documents. Immediately upon the giving of such notice, and, in the case of a successor servicer other than the trustee, the acceptance by such successor servicer of its appointment, all authority of the servicer will pass to the trustee or other successor servicer. The trustee, the indenture trustee and the successor servicer may set off and deduct any amounts owed by the servicer from any amounts payable to the outgoing servicer.

  On and after the time the servicer receives a notice of termination, the trustee or other successor servicer specified in the prospectus supplement will be the successor in all respects to the servicer and will be subject to all the responsibilities, restrictions, duties and liabilities of the servicer under the trust documents; provided, however, that the successor servicer shall have no liability with respect to any obligation which was required to be performed by the prior servicer before the date that the successor servicer becomes the servicer or any claim of a third party, including a securityholder based on any alleged action or inaction of the prior servicer.

  In addition, the trustee will notify FHA of Conseco Finance's termination as servicer of the loans and will request that the portion of Conseco Finance's FHA insurance reserves allocable to the FHA-insured loans be transferred to the trustee or a successor servicer. See "Description of FHA Insurance." Notwithstanding such termination, the servicer will be entitled to payment of amounts payable to it before such termination, for services rendered before such termination. No such termination will affect Conseco Finance's obligation to repurchase loans for breaches of representations or warranties under the trust documents. In the event that the trustee would be obligated to succeed the servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a servicer. Pending appointment, the trustee is obligated to act in that capacity. The trustee and successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the servicer under the trust documents without the consent of all of the securityholders.

  The trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the sale and servicing agreement at the request, order or direction of any of the holders of securities, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which the trustee may incur.

  Conseco Finance, as servicer, will be required to pay all expenses incurred by it in connection with its servicing activities, including fees, expenses and disbursements of the trustee, the indenture trustee, the custodian and independent accountants, taxes imposed on the servicer and expenses incurred in connection with distributions and reports to certificateholders and noteholders, except some expenses incurred in connection with realizing upon the loans.

  Upon any termination of, or appointment of a successor to, the servicer, the trustee and the indenture trustee will each give prompt written notice to certificateholders and noteholders at their respective addresses appearing in the certificate register or the note register and to each rating agency.

Distributions

  For each trust, beginning on the distribution date specified in the prospectus supplement, distributions of principal and interest, or of principal or interest only, on each class of securities entitled under this prospectus will be made by the trustee or the indenture trustee, as applicable, to the certificateholders and the noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each class of certificateholders and all payments to each class of noteholders will be described in the prospectus supplement.

  Unless we specify otherwise in the prospectus supplement, on the third business day before each distribution date, the servicer will determine the Amount Available and the amounts to be distributed on the notes and certificates for that distribution date. Unless we specify otherwise in the prospectus supplement, the Amount Available for any distribution date will be equal to:

  (1) the funds on deposit in the collection account at the close of business on the last day of the related due period; plus

  (2) any advances to be made by the servicer for delinquent payments; plus

  (3) any purchase amounts to be deposited by Conseco Finance for loans to be repurchased due to a breach of a representation or warranty; minus

  (4) any amounts paid by obligors in the related due period, but to be applied in respect of a regular monthly payment due in a subsequent due period; minus

  (5) any amounts incorrectly deposited in the collection account.

  Unless we specify otherwise in the prospectus supplement, on each distribution date, before making distributions for the notes and certificates, the Amount Available will be applied, first, if Conseco Finance is no longer the servicer, to pay the monthly servicing fee to the successor servicer, and second, to reimburse the servicer, including Conseco Finance for any advances made for a prior due period and subsequently recovered and for any advances previously made that the servicer has determined are uncollectible advances.

Enhancement

  The amounts and types of enhancement arrangements and the provider, if applicable, with respect to each class of securities, will be described in the prospectus supplement. If and to the extent provided in the prospectus supplement, enhancement may be in the form of a financial guaranty insurance policy, letter of credit, Conseco Finance guaranty, cash reserve fund, derivative product, or other form of enhancement, or any combination, as may be described in the prospectus supplement. If specified in the applicable prospectus supplement, enhancement for a class of securities of a series may cover one or more other classes of securities in that series, and accordingly may be exhausted for the benefit of a particular class and be unavailable to other classes. Further information regarding any provider of enhancement, including financial information when material, will be included in the prospectus supplement.

  The presence of enhancement may be intended to enhance the likelihood of receipt by the certificateholders and the noteholders of the full amount of principal and interest due and to decrease the likelihood that the certificateholders and the noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the prospectus supplement. Unless we specify otherwise in the prospectus supplement, the enhancement for a class of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest. If losses occur which exceed the amount covered by any enhancement or which are not covered by any enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of enhancement covers more than one class of securities of a series, securityholders of any class will be subject to the risk that the enhancement will be exhausted by the claims of securityholders of other classes.

Advances

  Unless we specify otherwise in the prospectus supplement, the servicer will be obligated to make advances each month of any scheduled payments on the loans included in a trust that were due but not received during the prior due period. The servicer will be entitled to reimbursement of an advance from the Amount Available in the collection account for the related trust when:

  (1)  the delinquent payment is recovered by the trust; or

  (2) the servicer has determined that the advance has become an uncollectible advance.

The servicer will be obligated to make an advance only to the extent that it determines that the advance will be recoverable from subsequent funds available in the collection account for the trust. The servicer will be entitled to recoup its advances on a loan from subsequent payments by or on behalf of the obligor and from liquidation proceeds, including FHA insurance payments, if any, of the loan, and will release its right to reimbursements in conjunction with the purchase of the loan by Conseco Finance for breach of representations and warranties. If the servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the obligor or from net liquidation proceeds, including FHA insurance payments, if any, of the loan, the servicer will be entitled to reimbursement from payments on other loans or from other funds available.

  Unless we specify otherwise in the prospectus supplement, if the servicer fails to make an advance required under the sale and servicing agreement, the trustee will be obligated to deposit the amount of that advance in the collection account on the payment date. The trustee will not be obligated to deposit any amount if:

  (1) the trustee does not expect to recoup the advance from subsequent collections on the loan or from liquidation proceeds; or

  (2) the trustee determines that it is not legally able to make the advance.

Evidence as to Compliance

  On or before March 31 of each year the servicer will deliver to each trustee and each indenture trustee a report of a nationally recognized accounting firm stating that the firm has examined certain documents and records for the servicing of loans serviced by the servicer under sale and servicing agreements similar to the trust documents and stating that, on the basis of those procedures, the servicing has been conducted in compliance with the applicable trust documents, except for any exceptions described in the report. A copy of the statement may be obtained by any certificate owner or note owner upon compliance with the requirements described above. See "Certain Information Regarding the Securities--Statements to Securityholders" above.

Indemnification and Limits on Liability

  Unless we specify otherwise in the prospectus supplement, the trust documents will provide that the servicer will be liable only to the extent of the obligations specifically undertaken by it under the trust documents and will have no other obligations or liabilities. The trust documents will further provide that neither the servicer nor any of its directors, officers, employees and agents will have any liability to the trust, the certificateholders or the noteholders, except as provided in the trust documents, for any action taken or for refraining from taking any action under the trust documents, other than liability that would otherwise be imposed by reason of the servicer's breach of the trust documents or willful misfeasance, bad faith or negligence, or by reason of reckless disregard of obligations and duties under the trust documents or any violation of law.

  The servicer may, with the prior consent of the trustee and the indenture trustee, delegate duties under the trust documents to any of its affiliates. In addition, the servicer may at any time perform the specific duty of repossessing products through subcontractors who are in the business of servicing consumer receivables. The servicer may also perform other specific duties through subcontractors; provided, however, that no delegation of duties by the servicer shall relieve the servicer of its responsibility.

Repurchase Option

  Unless otherwise specified in the related prospectus supplement, Conseco Finance, the holder of the residual interest, or the servicer may at its option regarding any series of certificates, repurchase all certificates or loans remaining outstanding at that time as the aggregate unpaid principal balance of the loans is less than the percentage of the aggregate unpaid principal balance of the loans on the cut-off date specified for that series in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the repurchase price will equal the principal amount of the loans plus accrued interest from the first day of the month of repurchase to the first day of the next succeeding month at the loan rates born by the loans. In addition, if so specified in the related prospectus supplement, the sale and servicing agreement may provide for one or more auctions of the trust property if such a purchase option is not exercised.

Amendment

  Unless we specify otherwise in the prospectus supplement, the trust documents may be amended by Conseco Finance, the servicer, the trustee and the indenture trustee, but without the consent of any of the securityholders, to cure any ambiguity or to correct or supplement any provision, provided that such action will not, in the opinion of counsel, which may be internal counsel to Conseco Finance or the servicer reasonably satisfactory to the trustee and the indenture trustee, materially and adversely affect the interests of the securityholders. The trust documents may also be amended by Conseco Finance, the servicer and the trustee and the indenture trustee, and a certificate majority and a note majority, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust documents or of modifying, in any manner, the rights of the certificateholders or the noteholders. No such amendment may:

  (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related loans or distributions that are required to be made on any related certificate or note or the related pass-through rate or interest rate; or

  (2) reduce the percentage of the certificate balance evidenced by certificates or of the aggregate principal amount of notes then outstanding required to consent to any amendment, without the consent of the holders of all certificates or all notes, as the case may be.

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

Termination

  The obligations created by the trust documents will terminate upon the date calculated as specified in the trust documents, generally upon:

  (1) the later of the final payment or other liquidation of the last loan subject thereto and the disposition of all property acquired upon repossession of any product; and

  (2) the payment to the securityholders of all amounts held by the servicer or the trustee and required to be paid to the securityholders under the trust documents.

  Unless otherwise specified in the related prospectus supplement, Conseco Finance or the servicer may at its option regarding any series of securities, repurchase all securities or loans remaining outstanding at that time as the aggregate unpaid principal balance of the loans is less than the percentage of the aggregate unpaid principal balance of the loans on the cut-off date specified for that series in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the repurchase price will equal the principal amount of the loans plus accrued interest from the first day of the month of repurchase to the first day of the next succeeding month at the loan rates born by the loans.

  If a general partner is named in the prospectus supplement, unless otherwise specified in the prospectus supplement, the trust pooling and servicing agreement will provide that, in the event that the general partner becomes insolvent, withdraws or is expelled as a general partner or is terminated or dissolved, the trust will terminate in 90 days and effect redemption of the notes and prepayment of the certificates following the winding-up of the affairs of the trust, unless within such 90 days the remaining general partner, and holders of a majority of the certificates of such series agree in writing to the continuation of the business of the trust and to the appointment of a successor to the former general partner, and the owner trustee is able to obtain an opinion of counsel to the effect that the trust will not thereafter be an association, or publicly traded partnership taxable as a corporation for federal income tax purposes.

  Unless otherwise specified in the prospectus supplement, for each series of securities, the trustee will give written notice of the final distribution for the certificates, to each certificateholder of record and the indenture trustee will give written notice of the final payment for the notes to each noteholder of record. The final distribution to any certificateholder and the final payment to any noteholder will be made only upon surrender and cancellation of the holder's certificate or note at the office or agency of the trustee, for certificates, or of the indenture trustee, for notes, specified in the notice of termination. Any funds remaining in the trust, after the trustee or the indenture trustee has taken measures to locate a certificateholder or noteholder, as the case may be, and such measures have failed, will be distributed to The United Way, and the certificateholders and noteholders, by acceptance of their certificates and notes, will waive any rights with respect to such funds.

The Trustee

  The trustee or owner trustee, as applicable, for each trust will be specified in the prospectus supplement. The trustee, in its individual capacity or otherwise, and any of its

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

affiliates may hold certificates or notes in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of some jurisdictions, the trustee, with the consent of the servicer, will have the power to appoint co-trustees or separate trustees of all or any part of the related trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the trust documents will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction where the trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who shall exercise and perform the rights, powers, duties and obligations solely at the direction of the trustee.

  The trustee of any trust may resign at any time, in which event the general partner, specified in the prospectus supplement or, if no general partner is specified, the servicer or its successor will be obligated to appoint a successor trustee. The general partner specified in the prospectus supplement, or, if no general partner is specified, the servicer, may also remove the trustee, if:

  .   trustee ceases to be eligible to serve;

  .   becomes legally unable to act;

  .   is adjudged insolvent; or

  .   is placed in receivership or similar proceedings.

In such circumstances, the general partner specified in the prospectus supplement or, if no general partner is specified, the servicer will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Duties of the Trustee

  The trustee will make no representation as to the validity or sufficiency of any trust document, the certificates or the notes, other than its execution of the certificates and the notes, the loans or any related documents, and will not be accountable for the use or application by the servicer of any funds paid to the servicer for the certificates, the notes or the loans before deposit in the collection account.

  The trustee will be required to perform only those duties specifically required of it under the trust documents. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished by the servicer to the trustee under the trust documents, in which case it will only be required to examine such certificates, reports or instruments to determine whether they conform substantially to the requirements of the trust documents.

  The trustee will be under no obligation to exercise any of the rights or powers vested in it by the trust documents or to institute, conduct, or defend any litigation or relation at the request, order or direction of any of the certificateholders or noteholders, unless such certificateholders or noteholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred. No certificateholder nor any noteholder will have any right under the trust documents to institute any proceeding with respect to the trust documents, unless the holder has given the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the certificate balance or the holders of notes evidencing not less than 25% of the aggregate Principal Balance of the notes then outstanding have made written request to the trustee to institute proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 30 days after the receipt of the notice, request and offer to indemnify has neglected or refused to institute any proceedings.

Administrator

  If an administrator is specified in the prospectus supplement, such administrator will enter into an agreement under which such administrator will agree, to the extent provided in such administration agreement, to provide the notices and to perform other administrative obligations required by the indenture and the trust agreement.

                          DESCRIPTION OF FHA INSURANCE

  Certain of the home improvement loans may be FHA-insured, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act.

  The insurance available to any trust will be subject to the limit of a reserve amount equal to 10% of the Principal Balance of all Title I insured loans originated or purchased and reported for FHA insurance by Conseco Finance, which amount will be increased by an amount equal to 10% of the lesser of the Principal Balance or the purchase price of insured loans subsequently originated or purchased of record by Conseco Finance. Conseco Finance's reserve amount may be reduced by 10% of the Principal Balance of any loans reported to FHA as sold without recourse by Conseco Finance. In the sale and servicing agreement, Conseco Finance will agree to pay all FHA insurance premiums required by FHA regulations. If Conseco Finance fails to pay any premium, the trustee or the successor servicer with respect to each series is obligated to pay the premium and is entitled to be reimbursed by Conseco Finance and from collections on the related home improvement loans.

  As of December 31, 1998, Conseco Finance's FHA insurance reserve amount was equal to approximately $85,874,000. These insurance reserves were available to cover losses on approximately $688,627,000 of FHA-insured manufactured housing contracts and approximately $158,943,000 of FHA-insured home improvement loans, including the FHA-insured loans that may be owned by a trust. If an event of termination occurs, each trustee will notify FHA of Conseco Finance's termination as servicer of the related FHA-insured loans and will request that the portion of Conseco Finance's FHA insurance reserves allocable to the FHA-insured loans be transferred to the trustee or a successor servicer. Although each trustee will request a transfer of reserves, FHA is not obligated to comply

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

with a request, and may determine that it is not in FHA's interest to permit the transfer of reserves. In addition, FHA has not specified how insurance reserves might be allocated in that event, and there can be no assurance that any reserve amount, if transferred to the trustee or a successor servicer, would not be substantially less than 10% of the outstanding principal amount of the FHA-insured loans. It is likely that the trustee or any successor servicer would be the lender of record on other FHA Title I loans, so that any reserves that are so permitted to be transferred would become commingled with reserves available for other FHA Title I loans. FHA also reserves the right to transfer reserves with "earmarking," segregating the reserves so that they will not be commingled with the reserves of the transferee, if it is in FHA's interest to do so.

  In general, FHA will insure unsecured property improvement loans up to $7,500, with a maximum term of 20 years. The loan proceeds must be used for the purposes described in the loan application, and those improvements must substantially protect or improve the basic livability or utility of the property. The Secretary of HUD from time to time publishes a list of ineligible items and activities which may not be financed with the proceeds of an FHA-insured home improvement loan.

  Following a default on an FHA-insured home improvement loan the servicer may, subject to certain conditions, submit a claim to FHA. The availability of FHA insurance following a default on an FHA-insured loan is subject to a number of conditions, including strict compliance by Conseco Finance with FHA regulations in originating and servicing the loan. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA insurance claim. Before declaring an FHA-insured home improvement loan in default and submitting a claim to FHA, the servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice before declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In that event, Conseco Finance will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment. As described under "Conseco Finance Corp.--Loan Origination," Conseco Finance does not purchase a loan until the customer verifies satisfactory completion of the work.

  Upon submission of a claim to FHA, the trust must assign its entire interest in the loan to the United States. In general, the claim payment will equal 90% of the sum of:

  (1) the unpaid principal amount of the home improvement loan at the date of default and uncollected interest computed at the loan rate earned to the date of default;

  (2) accrued and unpaid interest on the unpaid amount of the loan from the date of default to the date of submission of the claim plus 15 calendar days, but in no event more than nine months, computed at a rate of 7% per year;

  (3) uncollected court costs; and

  (4) legal fees, not to exceed $500.

               LEGAL ASPECTS OF THE LOANS; REPURCHASE OBLIGATIONS

  As a result of Conseco Finance's conveyance and assignment of a pool of loans to Conseco Securitizations, and Conseco Securitizations' conveyance and assignment of that pool a trust, the securityholders of the series, as the beneficial owners of the trust, will succeed collectively to all of the rights, including the right to receive payment on the loans. The following discussion contains summaries of certain legal aspects of home improvement contracts which are general in nature. These legal aspects are in addition to the requirements of FHA regulations described in "Description of FHA Insurance" with respect to the FHA-insured home improvement loans. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the improved real estate is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

Mortgages and Deeds of Trust

  The home equity loans, but not the home improvement loans, will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the prevailing practice in the state in which the underlying property is located, and may have first, second or third priority. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage or deed of trust. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, such as, the payment of the indebtedness secured. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or retail installment contract evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, or trustor, the lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure repayment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases for deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to the instrument in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

Subordinate Mortgages; Rights of Senior Mortgagees or Beneficiaries

  A substantial number of the mortgages, security deeds, deeds to secure debt and deeds of trust securing the home equity loans in any loan pool are expected to be second or third mortgages or deeds of trust which are junior to mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust, as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor or trustor under the senior mortgage or deed of trust, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the servicer on behalf of the trust asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. As discussed more fully below, a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or in some states may cure the default and bring the senior loan current, in either event usually adding the amounts expended to the balance due on the junior loan. Although we generally do not cure defaults under a senior mortgage or deed of trust, it is our standard practice to protect its interest by attending any foreclosure sale and bidding for property only if it is in our best interests to do so.

  The standard form of the mortgage or deed of trust used by most institutional lenders, like that of Conseco Finance, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or deed of trust.

  The form of mortgage or deed of trust used by institutional lenders may contain a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the senior mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

  Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. If the mortgagor or trustor fails to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums expended by a senior mortgagee or beneficiary generally become part of the indebtedness secured by the senior mortgage or deed of trust.

Subordinate Financing

  Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.

  . First, the borrower may have difficulty servicing and repaying multiple loans.

  . Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.

  . Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Foreclosure

  Foreclosure is a legal procedure that allows the mortgagor to recover its mortgage debt by enforcing its rights and available remedies under the mortgage, deed of trust, deed to secure debt or security deed. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action establishes a waiver, or fraud, bad faith, oppressive or unconscionable conduct and warrants a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a referee or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, security deed or deed to secure debt that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note, deed of trust, security deed or deed to secure debt. In some states, the foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, before a sale, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, before the sale, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. Some states require that a notice of sale be posted in a public place and, in most states, published for a specified period of time in one or more newspapers in a specified manner before the date of the trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Some state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer, or by the trustee, is generally a public sale. However, because of the difficulty a potential third party buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. In some states, there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss resulting from such sale may be reduced by the receipt of mortgage insurance proceeds.

  A second or third mortgagee, junior mortgagee, may not foreclose on the property securing a second or first mortgage, senior mortgages, unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages before or at the time of the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, for those loans which are second or third mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens.

  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees, and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeding.

  Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders."

  In certain jurisdictions, real property transfer or recording taxes or fees may be imposed on the related trust for its acquisition, by foreclosure or otherwise, and disposition of real property securing a loan, and any taxes or fees imposed may reduce liquidation proceeds with respect to the property, as well as distributions payable to the securityholders.

Second or Third Mortgages

  The home equity loans may be secured by second or third mortgages or deeds of trust, which are junior to first or second mortgages or deeds of trust held by other lenders. The rights of the securityholders as the holders of a junior deed of trust, junior mortgage, or junior security deed are subordinate in lien and in payment to those of the holder of the senior mortgage, deed of trust, or security deed including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor under the senior mortgage or deed of trust, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale under the senior deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. Such extinguishment will eliminate access to the collateral for the loan. See "-- Foreclosure."

  Furthermore, the terms of the junior mortgage, deed of trust, deed to secure debt or security deed are subordinate to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed. In the event of a conflict between the terms of the senior mortgage, deed of trust, deed to secure debt or security deed and the junior mortgage, deed of trust, deed to secure debt or security deed, the terms of the senior mortgage, deed of trust, deed to secure debt or security deed will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage, deed of trust, deed to secure debt or security deed. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under a junior mortgage, deed of trust, deed to secure debt or security deed.

Rights of Redemption

  The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their equity of redemption. The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay some costs of such action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some other states, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised before foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

  Some states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding, the holder may not be able to obtain a lift of the automatic stay to foreclose if the borrower has equity and the home is necessary to the bankruptcy reorganization. Generally, with respect to the federal bankruptcy law, the filing of a petition acts as a stay against virtually all actions against the debtor, including the enforcement of remedies of collection of a debt and, often, no interest or principal payments are made during bankruptcy proceedings. A bankruptcy court may also grant the debtor a reasonable time to cure a payment default for a mortgage loan on a debtor's residence by paying arrearages and reinstate the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the property had yet occurred, before the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In the case of a mortgage loan not secured by the debtor's principal residence, courts with federal bankruptcy jurisdiction may also reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.

  The Internal Revenue Code provides priority to certain federal tax liens over the lien of the mortgage or deed of trust. The Bankruptcy code also provides priority to some tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to some state tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the Federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, state licensing requirements, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Consumer Protection Laws with respect to Loans

  Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. The Home Ownership and Equity Protection Act of 1994, which became effective on October 1, 1995, adds provisions to Regulation Z which impose additional disclosure and other requirements on creditors involved in non-purchase money mortgage loans with high interest rates or high up-front fees and charges. It is possible that some loans included in a loan pool may be subject to these provisions. The

Home Protection Act applies to mortgage loans originated on or after the effective date of these regulations. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

  Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

  In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

  The holder-in-due-course rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction, and certain related lenders and assignees to transfer such contract free of notice of claims by the debtor. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods, such as a home improvement contractor. Liability under this rule is limited to amounts paid under a loan. However, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trust against such obligor. The Home Protection Act provides that assignees of certain high-interest, non-purchase money mortgage loans, which may include some loans, are subject to all claims and defenses that the debtor could assert against the original creditor, unless the assignee demonstrates that a reasonable person in the exercise of ordinary due diligence could not have determined that the mortgage loan was subject to the provisions of the Home Protection Act.

Enforceability of Certain Provisions

  The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made. In addition to limitations imposed by FHA regulations with respect to FHA insured home improvement loans, in some states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the sale and servicing agreement, late charges, to the extent permitted by law and not waived by us, will be retained by us as additional servicing compensation.

  The standard forms of note, mortgage and deed of trust also include a debt acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

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

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages or the deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

  It is our practice with some of the home improvement loans to defer the first payment for up to 90 days, and to charge the home improvement contractor points to cover the lost interest due to collecting only 30 days' interest on the first payment on these deferred payment contracts.

Due-on-Sale Clauses

  All of the loan documents will contain due-on-sale clauses unless the prospectus supplement indicates otherwise. These clauses permit the servicer to accelerate the maturity of the loan on notice, which is usually 30 days, if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982, which, after a three-year grace period, preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans, including the loans made after the effective date of the Garn-St. Germain Act are enforceable within some limitations as described in the Garn-St. Germain Act and the regulations promulgated thereunder.

  By virtue of the Garn-St. Germain Act, the servicer generally may be permitted to accelerate any loan which contains a due-on-sale clause upon transfer of an interest in the mortgaged property. This ability to accelerate will not apply to certain types of transfers, including:

  (1) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase;

  (2) a transfer to a relative resulting from the death of a mortgagor or trustor, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property;

  (3) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property;

  (4) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property, provided that the lien or encumbrance is not created pursuant to a contract for deed;

  (5) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety; and

  (6) other transfers as described in the Garn-St. Germain Act and the regulations thereunder. As a result, a lesser number of loans which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans.

We cannot predict the extent of the effect of the Garn-St. Germain Act on the average lives and delinquency rates of the loans.

  The inability to enforce a due-on-sale clause may result in loans bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the loans and the number of loans which may be outstanding until maturity.

  Although Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, provides that, subject to specific conditions, state usury limitations shall not apply to FHA-insured loans and to first mortgage secured conventional contracts if the contract is defined as a federally related mortgage loan, a number of states have adopted legislation overriding Title V's exemptions, as permitted by Title V. We will represent and warrant in each sale and servicing agreement that all loans comply with any applicable usury limitations.

Environmental Legislation

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and under state law in individual states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Liability under CERCLA is not limited to the original or unamortized Principal Balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and become owners of collateral property, courts are inconsistent as to whether that ownership renders the secured creditor exemption unavailable. Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities in some circumstances if the cleanup costs were incurred. Moreover, some states by statute impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to an environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an environmental lien could be adversely affected.

  Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property before the origination of the mortgage loan or before foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, we have not made and will not make the evaluations before origination of the loans. Neither we nor any replacement servicer will be required by any sale and servicing agreement to undertake any evaluations before foreclosure or accepting a deed-in-lieu of foreclosure. We do not make any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, we will not foreclose on related real property or accept a deed-in-lieu of foreclosure if we knows or reasonably believe that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

Soldiers' and Sailors' Civil Relief Act

  Application of the Soldiers' and Sailors' Civil Relief Act of 1940, would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related loans, would result in a reduction of the amounts distributable to the securityholders. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage, deed of trust, deed to secured debt or security deed during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period. Thus, in the event that the Relief Act or similar legislation applies to any loan which goes into default, there may be delays in payment on the securities. Any other interest shortfalls, deferrals or forgiveness of payments on the loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders.

Repurchase Obligations

  Under the sale and servicing agreement, we will represent and warrant that each FHA insured home improvement loan was originated in compliance with FHA regulations and is covered by FHA insurance. In the event FHA were to deny insurance coverage on an FHA insured home improvement loan due to a violation of FHA regulations in originating or servicing the home improvement loans, that violation would constitute a breach of a representation and warranty under the sale and servicing agreement and we would be obligated to repurchase the home improvement loan unless the breach is cured. See "Description of the Trust Documents--Sale and Assignment of the Loans."

  In addition, we will also represent and warrant under each sale and servicing agreement that each loan complies with all requirements of law. Accordingly, if any obligor has a claim against the related trust for violation of any law and such claim materially adversely affects the trust's interest in a loan, that violation would constitute a breach of a representation and warranty under the sale and servicing agreement and would create an obligation to repurchase that loan unless the breach is cured. See "Description of the Trust Documents--Sale and Assignment of the Loans."

                        FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of the material federal income tax consequences relating to the purchase, ownership, and disposition of the securities. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, the Treasury regulations and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The discussion does not deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. You are encouraged to consult your own tax advisor in determining the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the securities.

  Our counsel, Dorsey & Whitney LLP, has delivered an opinion regarding certain federal income tax matters discussed below. Our counsel identified in the prospectus supplement, will deliver an opinion regarding tax matters applicable to each series of securities. Such an opinion, however, is not binding on the IRS or the courts. The opinion of counsel will specifically address only those issues specifically identified below as being covered by such opinion; however, the opinion of counsel also will state that the additional discussion below accurately sets forth counsel's advice with respect to material tax issues. No ruling on any of the issues discussed below will be sought from the IRS.

Tax Status of the Trust

  For each series of securities which includes both notes and certificates, counsel will deliver its opinion that the trust will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, in the opinion of counsel, the trust itself will not be subject to federal income tax but, instead, each certificateholder will be required to take into account its distributive share of items of income and deduction, including deductions for distributions of interest to the noteholders of the trust as though such items had been realized directly by the certificateholder. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations. There are, however, no cases or IRS rulings on transactions involving a trust issuing both debt and equity interests with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of this discussion.

  If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the loans, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates.

Tax Consequences to Noteholders

  Treatment of the Notes as Indebtedness. The owner trustee, on behalf of the trust, will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Counsel will deliver its opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

  Interest Income on the Notes. Interest on the notes will be taxable as ordinary interest income when received by noteholders utilizing the cash-basis method of accounting and when accrued by noteholders utilizing the accrual method of accounting. Under the applicable regulations, the notes would be considered issued with original issue discount ("OID") if the stated redemption price at maturity of a note, generally equal to its principal amount as of the date of issuance plus all interest other than qualified stated interest payable prior to or at maturity exceeds the original issue price. Any OID would be considered de minimis under the OID regulations if it does not exceed 1/4% of the stated redemption price at maturity of a note multiplied by the number of full years until its maturity date. It is anticipated that the notes will not be considered issued with more than de minimis OID. Under the OID regulations, an owner of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note.

  While it is not anticipated that the notes will be issued with more than de minimis OID, it is possible that they will be so issued or will be deemed to be issued with OID. This deemed OID could arise, for example, if interest payments on the notes are not deemed to be qualified stated interest because the notes do not provide for default remedies ordinarily available to holders of debt instruments or do not contain terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. Based upon existing authority, however, the trust will treat interest payments on the notes as qualified stated interest under the OID regulations. If the notes are issued or are deemed to be issued with OID, all or a portion of the taxable income to be recognized with respect to the notes would be includible in the income of noteholders as OID. Any amount treated as OID would not, however, be includible again when the amount is actually received. If the yield on a class of notes were not materially different from its coupon, this treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income with respect to the notes in advance of the receipt of cash attributable to such income.

  A noteholder must include OID in income as interest over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Each noteholder is encouraged to consult its own tax advisor regarding the impact of the OID rules if the notes are issued with OID.

  Market Discount. The notes, whether or not issued with original issue discount, will be subject to the market discount rules of Section 1276 of the Internal Revenue Code. In general, these rules provide that if a noteholder purchases the note at a market discount, such as a discount from its original issue price plus any accrued original issue discount, that exceeds a de minimis amount specified in the Internal Revenue Code, and thereafter recognizes gain upon a disposition, the lesser of (1) such gain; or (2) the accrued market discount will be taxed as ordinary interest income. Market discount also will be recognized and taxable as ordinary interest income as payments of principal are received on the notes to the extent that the amount of the payments does not exceed the accrued market discount. Generally, the accrued market discount will be the total market discount on the note multiplied by a fraction, the numerator of which is the number of days the noteholder held the note and the denominator of which is the number of days after the date the noteholder acquired the note until and including its maturity date. The noteholder may elect, however, to determine accrued market discount under the constant-yield method, which election shall not be revoked without the consent of the IRS.

  Limitations imposed by the Internal Revenue Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A noteholder may elect to include market discount in gross income as it accrues and, if such noteholder makes such an election, is exempt from this rule. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition. Any election to include market discount in gross income as it accrues shall apply to all debt instruments held by the noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the IRS.

  Amortizable Bond Premium. In general, if a noteholder purchases a note at a premium, such as an amount in excess of the amount payable upon the maturity thereof, the noteholder will be considered to have purchased the note with amortizable bond premium equal to the amount of the excess. The noteholder may elect to deduct the amortizable bond premium as it accrues under a constant-yield method over the remaining term of the note. The noteholder's tax basis in the note will be reduced by the amount of the amortizable bond premium deducted. Amortizable bond premium with respect to a note will be treated as an offset to interest income on the note, and a noteholder's deduction for amortizable bond premium for a note will be limited in each year to the amount of interest income derived for the note for the year. Any election to deduct amortizable bond premium shall apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by the noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a noteholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

  Disposition of Notes. If a noteholder sells a note, the noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the noteholder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder generally will equal the noteholder's cost for the note, increased by any market discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by principal payments previously received by the noteholder and the amount of bond premium previously amortized for the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income, and will be short-term, mid-term or long-term capital gain or loss depending upon whether the note was held for more or less than one year or for more than eighteen months. Capital losses generally may be used only to offset capital gains.

  Foreign Holders. Generally, interest paid to a noteholder who is a nonresident alien individual or a foreign corporation and who does not hold the note in connection with a United States trade or business will be treated as portfolio interest and will be exempt from the 30% withholding tax. Such a noteholder will be entitled to receive interest payments on the notes free of United States federal income tax provided that such noteholder periodically provides the indenture trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that the noteholder is not a United States person and providing the name and address of such noteholder and will not be subject to federal income tax on gain from the disposition of a note unless the noteholder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and some other requirements are met.

  Tax Administration and Reporting. The Indenture trustee will furnish to each noteholder with each distribution a statement describing the amount of such distribution allocable to principal and to interest. Reports will be made annually to the IRS and to holders of record that are not excepted from the reporting requirements regarding information as may be required for interest and original issue discount, if any, with respect to the notes.

  Backup Withholding. Under specific circumstances, a noteholder may be subject to backup withholding at a 31% rate. Backup withholding may apply to a noteholder who is a United States person if the holder, among other circumstances, fails to furnish his social security number or other taxpayer identification number to the indenture trustee. Backup withholding may apply, under certain circumstances, to a noteholder who is a foreign person if the noteholder fails to provide the indenture trustee or the noteholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the note. Backup withholding, however, does not apply to payments on a note made to certain exempt recipients, such as corporations and tax-exempt organizations, and to some foreign persons. Noteholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them on a note.

  Possible Alternative Treatment of the Notes. If, contrary to the opinion of counsel, the IRS successfully asserted that the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to federal tax and federal tax return filing and withholding requirements, income to certain tax-exempt entities, including pension funds, would be unrelated business taxable income, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

Tax Consequences to Certificateholders

  Treatment of the Trust as a Partnership. We, the general partner and the owner trustee will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders and the general partner, and the notes being debt of the partnership. The proper characterization of the arrangement involving the trust, the certificates, the notes, the General Partner, we and the servicer, however, is not certain because there is no authority on transactions closely comparable to that contemplated herein.

  A variety of alternative characterizations are possible. For example, because the certificates have specific features characteristic of debt, the certificates might be considered debt of the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership. The following discussion assumes that the certificates represent equity interests in a partnership.

  Partnership Taxation. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium and any gain upon collection or disposition of the loans. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of the loans.

  The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of:

  (1) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

  (2) any trust income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

  (3)  prepayment premium payable to the certificateholders for that month;
       and

  (4) any other amounts of income payable to the certificateholders for that month.

Although it is not anticipated that the certificates will be issued at a price which exceeds their principal amount, the allocations of trust income to the certificateholders will be reduced by any amortization by the trust of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the general partner. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis, and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

  All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee Benefit Plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to such a holder under the Internal Revenue Code.

  A certificateholder's share of expenses of the trust, including fees to the servicer but not interest expense will be miscellaneous itemized deductions. An individual, an estate, or a trust that holds a certificate either directly or through a pass-through entity will be allowed to deduct such expenses under
Section 212 of the IRS code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the certificateholder. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions, including those provided for in Section 212 of the Internal Revenue Code, otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount determined under the Internal Revenue Code ($126,600 in 1999, in the case of a joint return) will be reduced by the lesser of: (1) 3% of the excess of adjusted gross income over the specified threshold amount; or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. To the extent that a certificateholder is not permitted to deduct servicing fees allocable to a certificate, the taxable income of the certificateholder attributable to that certificate will exceed the net cash distributions related to the income. Certificateholders may deduct any loss on disposition of the loans to the extent permitted under the Internal Revenue Code.

  Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust should not have OID income. The purchase price paid by the trust for the loans may exceed the remaining Principal Balance of the loans at the time of purchase. If the trust is deemed to acquire the loans at a premium or at a market discount, the trust will elect to offset any premium against interest income on the loans or to include any discount in income currently as it accrues over the life of the loans. The trust will make this premium or market discount calculation on an aggregate basis but may be required to recompute it on a loan-by-loan basis. As indicated above, a portion of the premium deduction or market discount income may be allocated to certificateholders.

  Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the trust. A certificateholder will recognize gain, however, to the extent that any money distributed exceeds the certificateholder's adjusted basis in its certificates, as described below under "Disposition of Certificates" immediately before the distribution. A certificateholder will recognize loss upon termination of the trust or termination of the certificateholder's interest in the trust if the trust only distributes money to the certificateholder and the amount distributed is less than the certificateholder's adjusted basis in the certificates. Any gain or loss generally will be capital gain or loss if the

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

certificates are held as capital assets and will be long-term gain or loss if the holding period of the certificates is more than one year.

  Section 708 Termination. Under Section 708 of the Internal Revenue Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under Treasury regulations, if such a termination occurs, the trust will be considered to have contributed the assets of the trust, the old partnership, to a new partnership in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange for United States federal income tax purposes.

  Disposition of Certificates. If a certificateholder sells a certificate, the certificateholder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale and the seller's tax basis in the certificate. A certificateholder's tax basis in a certificate generally will equal the certificateholder's cost increased by the certificateholder's share of trust income and decreased by any distributions received on the certificate. In addition, both the tax basis in the certificate and the amount realized on a sale of a certificate would include the certificateholder's share of the notes and other liabilities of the trust. A certificateholder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold, rather than maintain a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

  Any gain on the sale of a certificate attributable to the certificateholder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the certificateholder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. To avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

  If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions, the excess generally will give rise to a capital loss upon the retirement of the certificates.

  Allocations Between Transferors and Transferees. In general, the trust's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the related record date. As a result, a certificateholder purchasing a certificate may be allocated tax items, which will affect the certificateholder's tax liability and tax basis, attributable to periods before the certificateholder actually owns the certificate. The use of such a convention may not be permitted by existing regulations. If a monthly convention is not permitted, or only applies to transfers of less than all of the certificateholder's interest, taxable income or losses of the trust may be reallocated among the certificateholders. The general partner is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

  Section 754 Election. In the event that a certificateholder sells a certificate at a profit or loss, the purchasing certificateholder will have a higher or lower basis in the certificate than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such election. Because of this, certificateholders may be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

  Administrative Matters. Under the administration agreement, the trustee will monitor the performance of the following responsibilities of the trust by other service providers. The trust is required to keep or have kept complete and accurate books of the trust. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trust will file a partnership information return with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to certificateholders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with required information statements relating to identification of beneficial owners of certificates and the nominees will be required to forward the information to the beneficial owners. Generally, certificateholders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the certificateholder notifies the IRS of all such inconsistencies.

  We or a subsidiary identified in the prospectus supplement will be designated as the tax matters partner in the trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under specific circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

  Tax Consequences to Foreign Certificateholders. It is not clear whether the trust will be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes for non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust will be engaged in a trade or business in the United

States for those purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. It is expected that the trust will withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to
Section 1446 of the Internal Revenue Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a certificateholder's nonforeign status, the trust may rely on Form W-8, Form W-9 or the certificateholder's certification of nonforeign status signed under penalties of perjury.

  Each foreign certificateholder might be required to file a U.S. individual or corporate income tax return including, in the case of a corporation, the branch profits tax on its share of the trust's income. Each foreign certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign certificateholder generally will be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes are due because the trust is not engaged in a U.S. trade or business. However, the IRS may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

  Backup Withholding. Under certain circumstances, a certificateholder may be subject to backup withholding at a 31% rate. See the discussion above under "-- Tax Consequences to Noteholders--Backup Withholding."

                         STATE INCOME TAX CONSEQUENCES

  The activities to be undertaken by the IRS in servicing and collecting the loans will take place in Minnesota. The State of Minnesota imposes an income tax on individuals, trusts and estates and a franchise tax measured by net income on corporations. This discussion of Minnesota taxation is based upon current statutory provisions and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which may be retroactive. No ruling on any of the issues discussed below will be sought from the Minnesota Department of Revenue.

  If the notes are treated as debt for federal income tax purposes, in the opinion of counsel this treatment will also apply for Minnesota tax purposes. Noteholders not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their ownership of the notes. Noteholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income generated from ownership of the notes.

  If the trust is treated as a partnership, not taxable as a corporation for federal income tax purposes, in the opinion of counsel the trust would also be treated as a partnership for Minnesota income tax purposes. The partnership therefore would not be subject to

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

Minnesota taxation. Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the partnership. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the partnership.

  If the certificates are treated as ownership interests in an association or publicly traded partnership taxable as a corporation for federal income tax purposes, in the opinion of counsel this treatment would also apply for Minnesota income and franchise tax purposes. Under this treatment, the trust would be subject to the Minnesota franchise tax measured by net income, which could result in reduced distributions to certificateholders. Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the constructive corporation. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the constructive corporation.

                              ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974 ("ERISA"), and Section 4975 of the Internal Revenue Code prohibit a pension, profit sharing or other employee Benefit Plan from engaging in certain transactions involving plan assets with persons that are parties in interest under ERISA or disqualified persons under the Internal Revenue Code with respect to the plan. ERISA also imposes certain duties and certain prohibitions on persons who are fiduciaries of plans subject to ERISA. Under ERISA, generally any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of such plan. A violation of these prohibited transaction rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code for such persons.

  Some transactions involving the related trust might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a Benefit Plan that purchased securities if assets of the related trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor, the assets of a trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Internal Revenue Code only if the Benefit Plan acquired an equity interest in the trust and none of the exceptions contained in the plan assets regulation was applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of notes and certificates will be discussed in the related prospectus supplement.

  Employee Benefit Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

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

  A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                        LEGAL INVESTMENT CONSIDERATIONS

  Unless we indicate otherwise in the prospectus supplement, any securities offered under this prospectus are not expected to constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 because there will be a substantial number of loans that are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the securities.

  The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, some state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of some investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. You should consult your own legal advisors in determining whether and to what extent the securities constitute legal investments for you.

                                    RATINGS

  Before to the issuance of any class of securities sold under this prospectus they must be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories, within which there may be sub-categories or gradations indicating relative standing. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any series of securities should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                  UNDERWRITING

  Conseco Securitizations may sell securities of each series to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell and place securities directly to other purchasers or through agents. Conseco Securitizations intend that securities will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of such methods.

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

  The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If specified in the prospectus supplement relating to a series of securities, we or our affiliates may purchase some or all of one or more classes of securities of the series from the underwriter or underwriters at a price specified in the prospectus supplement. The purchaser may then offer and sell, some or all of such securities so purchased directly, through one or more underwriters to be designated at the time of the offering of such securities or through broker-dealers acting as agent or principal or both. This kind of offering may be restricted in the manner specified in the prospectus supplement. These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the securities, underwriters may receive compensation from Conseco Securitizations or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities of a series to or through dealers and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities of a series may be deemed to be underwriters, and any discounts or commissions received by them from Conseco Securitizations and any profit on the resale of the securities by them may be deemed to be underwriting discounts and SEC, under the Securities Act. Any underwriters or agents will be identified, and any compensation received from Conseco Securitizations will be described, in the prospectus supplement.

  We may agree to indemnify the underwriters and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act.

  If indicated in the prospectus supplement, Conseco Securitizations will authorize underwriters or other persons acting as our agents to solicit offers by some institutions to purchase the securities from Conseco Securitizations under contracts providing for payment and delivery on a future date. Institutions with which their contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases these institutions must be approved by Conseco Securitizations. The obligation of any purchaser under any contract will be subject to the condition that the purchaser of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject from purchasing the securities. The underwriters and the other agents will not have responsibility for the validity or performance of the contracts.

  The underwriters may buy and sell securities, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.


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

  Some persons participating in this offering may engage in transactions that stabilize, maintain or in some way affect the price of the securities. These types of transactions may include stabilizing, the purchase of securities to cover syndicate short positions and the imposition of penalty bids. For a more complete description of these activities, please read the section entitled "Underwriting" in the prospectus supplement.

  Some of the underwriters and their associates may engage in transactions with and perform services for us in the ordinary course of business.

  The indenture trustee may invest the funds in the designated accounts in eligible investments acquired from the underwriters.

  Under each underwriting agreement, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other such classes.

  The place and time of delivery for the securities under which this prospectus is delivered will be described in the prospectus supplement.

                                 LEGAL MATTERS

  Various matters relating to the validity of the certificates and the notes will be passed upon by our counsel identified in the prospectus supplement. The validity of the certificates and the notes will be passed upon for the underwriters named in the prospectus supplement by the counsel for the underwriters identified in the prospectus supplement.

                                    EXPERTS

  The consolidated financial statements of Conseco Finance as of December 31, 1998 and for the year ended December 31, 1998 are incorporated by reference in this prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of Conseco Finance as of December 31, 1997 and for each of the years in the two-year period ended December 31, 1997 incorporated by reference in this prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus, and upon the authority of KPMG LLP as experts in accounting and auditing.

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

                                    GLOSSARY

  For the purposes of this prospectus and the prospectus supplement, the following terms will have the following meanings:

  "Amount Available" with respect to any distribution date, means generally the sum of payments on the loans due and received during the preceding month, prepayments and other unscheduled collections received during the preceding month, any amounts deposited in respect of Purchased Loans, any interest rate cap payment, any guaranty payment, and all earnings from the investment of funds in the collection account.

  "Benefit Plan" includes pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and some types of Keogh plans, subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

  "Determination Date" means, unless otherwise specified in the related prospectus supplement, the third business day immediately preceding the related payment date.

  "Due Period" means, unless otherwise provided in a related prospectus supplement, with respect to any payment date, the period from and including the 1st day of the month preceding the month in which the payment date occurs, to and including the last day of the month preceding the month in which the payment date occurs.

  "Eligible Investments" means one or more of the investments specified in the pooling and servicing agreement in which moneys in the certificate account and certain other accounts are permitted to be invested.

  "FICO Score" means a credit score derived on the basis of a methodology developed by Fair Isaac and Company, a consulting firm specializing in creating default predictive models through scoring mechanisms. The credit scores, which are based on information obtained from national credit reporting organizations, are numerical representations of borrowers' estimated default probability, and can range from a low 250 to a high of 900.

  The "Formula Principal Distribution Amount" means the scheduled amounts of principal due and prepayments and other amounts received for principal on the loans, as described in the related prospectus supplement.

  "Liquidated Loan" means any defaulted loan as to which the servicer has determined that all amounts which it expects to recover from or on account of such loan through the date of disposition of the real property have been recovered; provided that any defaulted loan in respect of which the real property has been realized upon and disposed of and proceeds of such disposition have been received shall be deemed to be a Liquidated Loan.

  "Purchased Loan" means a loan that:

  . We have become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach by us of a representation or warranty made by us for such loan or

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

  . the servicer has become obligated to repurchase, or, under certain circumstances, has elected to repurchase, as a result of an uncured breach of the covenants made by it for that such loan.

  "Principal Liquidation Loss" means, for any distribution date and any class of notes, the amount by which the aggregate Principal Balance of the class and each junior class and the Certificate Principal Balance, after giving effect to any Principal Liquidation Losses imposed on such junior classes and certificates, exceeds the pool scheduled Principal Balance, after giving effect to all distributions of principal on such distribution date.

  "Principal Balance" means, with respect to any determination date and any class of notes, the original Principal Balance of a class minus all amounts previously distributed in respect of principal of the class and minus any unreimbursed Principal Liquidation Losses of such class.

  "Noteholders' Interest Carryover Shortfall" means, for any distribution date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding distribution date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding distribution date, over the amount in respect of interest that is actually deposited in the note distribution account on the preceding distribution date, plus interest on the amount of interest due but not paid to noteholders on the preceding distribution date, to the extent permitted by law, at the respective interest rate for each class of notes for the applicable monthly interest period.

  "Noteholder's Principal Distributable Amount" means, for any distribution date, the sum of the Noteholders' Monthly Principal Distributable Amount for the distribution date and the Noteholders' Unpaid Principal Shortfall as of the close of the preceding distribution date; provided, however, that the noteholders' principal distributable amount shall not exceed the outstanding Principal Balance of the notes, and provided further, that the noteholders' principal distributable amount on the final scheduled distribution date shall not be less than the amount that is necessary, after giving effect to other amounts to be deposited in the note distribution account on such distribution date and allocable to principal, to reduce the outstanding Principal Balances, including all unreimbursed Principal Liquidation Losses, of all classes of notes to zero.

  "Noteholders' Monthly Principal Distributable Amount" means, for any distribution date, the Noteholders' Percentage of the Formula Principal Distribution Amount plus the aggregate unreimbursed Principal Liquidation Losses of each class of notes.

  "Noteholders' Percentage" means, 100% until and including the distribution date on which the aggregate Principal Balance of the notes are paid in full and 0% thereafter.

  "Noteholders' Unpaid Principal Shortfall" means, as of the close of any distribution date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Unpaid Principal Shortfall from the preceding distribution date over the amount in respect of principal that is actually deposited in the note distribution account on such distribution date.


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

[CONSECO LEGO]

                                  $270,875,000

                                 (Approximate)

         Conseco Finance Home Loan Trust 1999-G Loan-Backed Securities

                  Conseco Finance Securitizations Corp. Seller

                         Conseco Finance Corp. Servicer

                           -------------------------

                             Prospectus Supplement

                           -------------------------

                            Bear, Stearns & Co. Inc.

                                November 1, 1999

    For 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a copy of this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.